EXHIBIT 10.01



       ANTI-CONTRABAND AND ANTI-COUNTERFEIT AGREEMENT AND GENERAL RELEASE

                                   dated as of

                                  July 9, 2004

                                      among


                        PHILIP MORRIS INTERNATIONAL INC.,
                          PHILIP MORRIS PRODUCTS INC.,
                        PHILIP MORRIS DUTY FREE INC., and
                         PHILIP MORRIS WORLD TRADE SARL



                             THE EUROPEAN COMMUNITY
                     REPRESENTED BY THE EUROPEAN COMMISSION

                                       AND

                           EACH MEMBER STATE LISTED ON
                           THE SIGNATURE PAGES HERETO




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                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions..................................................3


                                    ARTICLE 2
         PHILIP MORRIS INTERNATIONAL'S SALES AND DISTRIBUTION PRACTICES

Section 2.01.  EC Compliance Procedures....................................11
Section 2.02.  Certification of Compliance with EC
                 Compliance Protocols......................................11


                                    ARTICLE 3
                ANTI-CONTRABAND AND ANTI-COUNTERFEIT INITIATIVES

Section 3.01.  Anti-Contraband and Anti-Counterfeit Initiatives............13
Section 3.02.  Support for Anti-Contraband and
                 Anti-Counterfeit Initiatives..............................13


                                    ARTICLE 4
                ANTI-CONTRABAND AND ANTI-COUNTERFEIT COOPERATION

Section 4.01.  Contraband and Counterfeit Seizures.........................14


                                    ARTICLE 5
                              TRACKING AND TRACING

Section 5.01.  Tracking and Tracing Protocols..............................22
Section 5.02.  Certification of Compliance with Tracking
                 and Tracing Protocols.....................................23


                                    ARTICLE 6
                               REVIEW OF AGREEMENT

Section 6.01.  Annual Meetings.............................................23


                                    ARTICLE 7
                    FULFILLMENT OF OBLIGATIONS AND OBJECTIVES

Section 7.01.  Promotion of Public Policy..................................23
Section 7.02.  Respect for Obligations.....................................23
Section 7.03.  Agreement Consistent with EC and Applicable National Laws...24
Section 7.04.  The Parties' Intentions.....................................24


                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

Section 8.01.  Mutual Representations......................................24


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                                    ARTICLE 9
                         RELEASE AND DISMISSAL OF CLAIMS

Section 9.01.  Release.....................................................25
Section 9.02.  Dismissal Of Claims.........................................26


                                   ARTICLE 10
                                     SETOFF

Section 10.01.  Right of Setoff............................................26
Section 10.02.  No Other Effect............................................29


                                   ARTICLE 11
                                   TERMINATION

Section 11.01.  Termination................................................30
Section 11.02.  Subsequent Agreement.......................................31


                                   ARTICLE 12
                               DISPUTE RESOLUTION

Section 12.01.  The Role of the European Court of First Instance
                  and the European Court of Justice........................31
Section 12.02.  Dispute Resolution for Claims Brought
                  Under the Terms of the Agreement.........................34


                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01 .  Notices...................................................35
Section 13.02 .  Waivers...................................................35
Section 13.03 .  Expenses..................................................35
Section 13.04 .  Nature of Payments........................................35
Section 13.05 .  Successors and Assigns....................................35
Section 13.06 .  Legality and Severability.................................36
Section 13.07 .  Counterparts; Effectiveness; Third Party
                   Beneficiaries...........................................36
Section 13.08 .  Entire Agreement..........................................36
Section 13.09 .  Captions..................................................37
Section 13.10 .  Designated EC Representative..............................37
Section 13.11 .  Amendments................................................37
Section 13.12 .  Authorship................................................37
Section 13.13 .  Use of Information Provided by Philip Morris
                   International...........................................37
Section 13.14 .  Equal Treatment Provision.................................37
Section 13.15 .  Additional Participating Member States....................38
Section 13.16 .  Use of the Agreement......................................38


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                        Attachments, Exhibits & Schedules

Appendix A        Fiscal Compliance Policy
Appendix B        EC Compliance Protocols
Appendix C        Philip Morris International's Monetary Contributions
Appendix D        Tracking and Tracing Protocols
Appendix E        Schedule of Applicable Taxes and Duties
Appendix F        Factors for Establishing Counterfeit Philip Morris Cigarettes
Appendix G        List of Designated States
Appendix H        Form of Dismissals
Appendix I        List of Philip Morris Trademarks
Appendix J        List of Arbitrators
Appendix K        Amendments to the Baseline Amount and Article 4


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                      ANTI-CONTRABAND AND ANTI-COUNTERFEIT
                          AGREEMENT AND GENERAL RELEASE

     This Anti-Contraband and Anti-Counterfeit Agreement and General Release dated as of July 9, 2004, (this "Agreement") is made by and among the European Community (the "EC") represented by the European Commission, the Member States of the EC that have executed a copy of this Agreement and become parties hereto (the "Participating Member States", and together with the EC, "the Relevant Administrations") and Philip Morris International Inc., Philip Morris Products Inc., Philip Morris Duty Free Inc. and Philip Morris World Trade SARL (collectively with the Relevant Administrations, "the Parties").


                              W I T N E S S E T H :

     (1) WHEREAS, the smuggling of Cigarettes, both authentic and counterfeit, results in great economic loss and causes other various harms to the Relevant Administrations;

     (2) WHEREAS, the Relevant Administrations are fully committed to combat the illegal introduction of both authentic and counterfeit Cigarettes into the Territory of the Member States;

     (3) WHEREAS, Philip Morris International is committed to take commercially reasonable steps as a manufacturer of Cigarettes to promote the Parties' joint objective that Philip Morris Cigarettes be sold, distributed, stored, and shipped in accordance with all applicable fiscal and legal requirements, and, in particular, sold at retail in accordance with all applicable tax and duty laws in the intended retail market;

     (4) WHEREAS, while the smuggling of certain authentic brands of Cigarettes other than Philip Morris brands continues in significant quantities, for the last few years the incidence of bulk quantities of Contraband Philip Morris Cigarettes in the Member States has been greatly reduced, and during the same time period, there has been an increase in Cigarette counterfeiting activity such that currently, there is a growing threat to the Relevant Administrations' finances from the illegal importation and introduction of Counterfeit Philip Morris Cigarettes;

     (5) WHEREAS, the Member States and Philip Morris International have a mutual interest in (1) eliminating the illegal importation, distribution and sale of Cigarettes and any related illegal activity, (2) ensuring the collection of applicable taxes and duties on Cigarettes sold or distributed in the Territory of the Member States, including, without limitation, those that will be remitted wholly or in part to the EC by the Member States, (3) protecting lawful competition in the sale of Cigarettes, (4) protecting the Trademark rights of legitimate Cigarette manufacturers, and (5) preventing citizens of the Member States from being misled about the source and quality of the Cigarettes they purchase; and whereas the EC has an interest in the foregoing insofar as they affect the interests of the EC and the achievement of the EC's objectives;

     (6) WHEREAS, by virtue of Article 3 and Article 23 of the EC Treaty, the EC is competent for matters relating to customs duties on the import and export of goods in Member States, and by virtue of Part 5, Title II of the EC Treaty, the European Commission is obligated to ensure the orderly collection of the EC's own resources;

     (7) WHEREAS, combating fraud and other illegal activities affecting the financial interests of the EC, including those resulting from the illegal Cigarette trade within the Territory of the Member States, is an obligation of the EC and Member States under Article 280 of the EC Treaty;

     (8) WHEREAS, pursuant to Article 10 of the EC Treaty, the Member States shall take all appropriate measures, whether general or particular, to ensure fulfillment of the obligations arising out of the EC Treaty or resulting from action taken by the institutions of the EC and shall facilitate achievement of the objectives of the EC's tasks;

     (9) WHEREAS, the EC and Member States, each within their respective competences and subject to budgetary constraints, intend to continue and improve their efforts to combat the smuggling of authentic and Counterfeit Cigarettes and the illegal importation and introduction of said Cigarettes into the Territory of the Member States;

     (10) WHEREAS, it is in the best interest of Philip Morris International for there to be an end to the illegal importation of Contraband and Counterfeit Cigarettes into the Territory of the Member States and the counterfeiting of Philip Morris Cigarettes;

     (11) WHEREAS, Philip Morris International agrees to provide all reasonable assistance, both direct and indirect, as set forth herein, to the EC and the Member States in the fight against Contraband and Counterfeit Cigarettes, including in part, monetary payments;

     (12) WHEREAS, the EC and certain Member States commenced a civil action in the United States District Court for the Eastern District of New York, entitled European Community, et al. v. RJR Nabisco, et al., under Civil Action No. 01-CV-5188 (NGG), asserting various claims for damages, costs and equitable relief, based in part on alleged sales of Philip Morris Cigarettes in the Territory of the Member States in violation of applicable laws (such action, the "Civil Action");


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    (13) WHEREAS, the Civil Action has been dismissed by the United States
District Court (as to some of the claims with prejudice and as to others without prejudice) and is currently the subject of an appeal (such appeal, together with the Civil Action, the "Litigation");

     (14) WHEREAS, pursuant to the mutual rights and obligations in this Agreement, the Parties agree that it is in the public interest, will further advance their objectives, and will facilitate the achievement of their goals to swiftly resolve, finally and fully, in an amicable and cooperative manner without any admission of liability, all matters between the Parties that relate to the alleged conduct, acts or omissions that were asserted or could have been asserted in the Litigation and any alleged Losses (as hereinafter defined) caused by such conduct, acts, or omissions;

     (15) WHEREAS, the Parties acknowledge and agree to take all appropriate measures (1) to ensure fulfillment of their obligations under this Agreement,
(2) to facilitate the achievement of the objectives of the Agreement, and (3) to abstain from any measures that could jeopardize the attainment of the objectives of this Agreement;

     NOW, THEREFORE, in consideration of the mutual obligations described herein, the sufficiency of which is hereby acknowledged, the Parties, acting by and through their authorized agents, hereby memorialize and agree as follows:


                                    Article 1
                                   DEFINITIONS

     Section 1.01. Definitions.

     The following terms, as used herein, have the following meanings:

     "Affiliate" means, with respect to any Person, any other legally related Person directly controlling, controlled by, or under common control with, such other Person. For purposes of this definition, "control", when used with respect to any Person, means the power to choose the Board of Directors and/or establish the policies of such Person, whether through the ownership of voting securities or contract, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall have the meaning ascribed to it in the preamble of this Agreement.


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     "Anti-Contraband and Anti-Counterfeit Initiatives" shall have the meaning ascribed to it in Section 3.01 of this Agreement.

     "Applicant" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Approved Contractor" means a Contractor approved by Philip Morris International in accordance with the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Arbitrator(s)" shall have the meaning ascribed to it in Section 12.02(a) of this Agreement.

     "Audit Order" shall have the meaning ascribed to it in Section 2.02(d) of this Agreement.

     "Baseline Amount" means 90 million Cigarettes, which is half of the total combined Contraband Philip Morris Cigarettes seized by the Member States who were Member States on January 1, 2004, during the calendar years ended December 31, 2001, and December 31, 2002, but does not include seizures of less than five Master Cases of Philip Morris Cigarettes. The Baseline Amount may be amended pursuant to Section 4.01(s) and (t) of this Agreement.

     "Blocked Contractor" means a former Approved Contractor who is no longer authorized by Philip Morris International to conduct business relating to the sale, distribution, storage, or shipment of Philip Morris Cigarettes in or through the Territory of the Member States or any Designated State.

     "Carton" or "Bundle" or "Outer" means a package containing 10 Packs of Cigarettes (approximately 200 Cigarettes total) and includes all input materials used in the assembly of such container such as cardboard, plastic wrap and tear tapes.

     "Certification of Compliance" shall have the meaning ascribed to it in
Section 2.02(a) of this Agreement.

     "Cigarette" means any product that contains tobacco and is intended to be burned or heated under ordinary conditions of use and includes, without limitation, any "roll-your-own" tobacco which, because of its appearance, type, packaging, or labeling is suitable for use and likely to be offered to, or purchased by, consumers as tobacco for making cigarettes. For the purposes of this Agreement, 0.0325 ounces of "roll-your-own" tobacco shall be considered the equivalent of one individual Cigarette.

     "Civil Action" shall have the meaning ascribed to it in the recitals of this Agreement.


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     "Compliance Order" shall have the meaning ascribed to it in Section 2.02(d)
of this Agreement.

     "Contraband Cigarettes" means Cigarettes that have been imported into, distributed in, or sold in, the Territory of a Member State, or were en route to the Territory of a Member State for sale in that Member State, in violation of the applicable tax, duty or other fiscal laws of that Member State or the EC, but, for purposes of this Agreement, shall exclude Counterfeit Cigarettes.

     "Contraband Philip Morris Cigarettes" means Philip Morris Cigarettes that have been imported into, distributed in, or sold in, the Territory of a Member State, or were en route to the Territory of a Member State for sale in that Member State, in violation of the applicable tax, duty or other fiscal laws of that Member State or the EC, but, for purposes of this Agreement, shall exclude Counterfeit Philip Morris Cigarettes.

     "Contractor" means a First Purchaser or any warehouser, shipper or freight forwarder engaged by Philip Morris International in connection with the storage or shipment of Philip Morris Cigarettes in or through the Territory of the Member States or a Designated State.

     "Counterfeit Cigarettes" means Cigarettes bearing a Trademark of a Cigarette manufacturer that are manufactured by a third party without the consent of that Cigarette manufacturer, but shall in no event include (i) Cigarettes manufactured by the Trademark holder or any affiliate thereof, regardless of the actual or intended market of distribution, (ii) Cigarettes bearing a Trademark of a Cigarette manufacturer using tobacco either produced by or sold by that Cigarette manufacturer, or (iii) Cigarettes bearing a Trademark of a Cigarette manufacturer that are packaged in genuine packaging of that Cigarette Manufacturer, including genuine cartons and packs of that Cigarette manufacturer.

     "Counterfeit Philip Morris Cigarettes" means Cigarettes bearing a Philip Morris Trademark that are manufactured by a third party without the consent of Philip Morris, but shall in no event include (i) Cigarettes manufactured by Philip Morris or any affiliate thereof, regardless of the actual or intended market of distribution, (ii) Cigarettes bearing a Trademark of Philip Morris using tobacco either produced by or sold by Philip Morris, or (iii) Cigarettes bearing a Trademark of Philip Morris that are packaged in genuine Philip Morris packaging, including genuine Philip Morris cartons and packs.

     "Designated State" means any state listed in the Designated State List attached as Appendix G, which may be amended in accordance with the procedure therein.


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     "Due Diligence" means a reasonable state-of-the-art investigation conducted by Philip Morris International before the commencement of a business relationship with a Person relating to the sale, distribution, storage, or shipment of Philip Morris Cigarettes in or through the Territory of the Member States or any Designated State, as described in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Due Diligence Information" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "EC" shall have the meaning ascribed to it in the preamble of this Agreement.

     "EC Compliance Protocols" shall have the meaning ascribed to it in Section
2.01 of this Agreement.

     "EC Treaty" shall have the meaning ascribed to it in Section 7.03 of this Agreement.

     "Execution Date" means the later of (i) the date on which the signatures to this Agreement of all the Relevant Administrations who are Plaintiffs in the Litigation have been delivered to Philip Morris International; or (ii) the date on which the signature to this Agreement of Philip Morris International has been delivered to the EC.

     "Expiration Date" means the 12th anniversary of the Execution Date.

     "First Purchaser" means any Person, other than an Affiliate of Philip Morris International, to whom Philip Morris International directly sells a quantity of Philip Morris Cigarettes in excess of 2,500 Master Cases annually for sale, distribution or consumption within or into the Territory of one or more of the Member States or any Designated State, and such Person's Affiliates.

     "Fiscal Compliance Coordinator" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Fiscal Compliance Policy" shall have the meaning ascribed to it in Section
2.01 of this Agreement.

     "Follow-up Due Diligence" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Future Cooperation Agreement" shall have the meaning ascribed to it in
Section 13.14 of this Agreement.


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     "Identification Markings" means codes and markings on Philip Morris
Cigarette packaging placed on that packaging by Philip Morris International or its authorized agents, which correspond to information regarding those Cigarettes as set forth in the Tracking and Tracing Protocols, attached as Appendix D to this Agreement.

     "Initial Participating Member States" means the Participating Member States that have executed a copy of the Agreement on or prior to the Execution Date.

     "Intended Market of Retail Sale" means the market which Philip Morris International intends as the market of either domestic retail or duty-free retail sale for Philip Morris Cigarettes when Philip Morris International sells such Cigarettes to a First Purchaser.

     "International Compliance Policy" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Litigation" shall have the meaning ascribed to it in recitals (12) and
(13) of this Agreement.

     "Losses" means the monetary and non-monetary losses and other injuries alleged to have been sustained as a result of the sale, distribution, storage, or shipment of Contraband Philip Morris Cigarettes before the Execution Date, or for Subsequent Participating Member States, their respective Signature Dates, including any and all monetary and non-monetary losses and injuries claimed or described by the EC and the Member States in paragraphs 39 through 40 of the Complaint dated August 3, 2001, filed in the Case entitled European Community, et al. v. RJR Nabisco, et al., case number 01-CV-5188 (NGG) .

     "Market of Interest" shall have the meaning ascribed to it in Protocol 6 of Appendix D to this Agreement.

     "Master Case" means a case containing 10,000 Cigarettes.

     "Member States" means States that are members of the European Union.

     "Money Laundering" means conduct in violation of 18 U.S.C. ss.ss. 1956 or 1957 or the comparable provisions under the laws of the EC or the Member States.

     "New Member State" means any Member State which, having submitted to the Council of the European Union an application for membership of the European Union and said application having been granted and the State having acceded to the Treaty on European Union, has joined the European Union after January 1, 2004.


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     "Non-Participating Member States" means the Member States that are not a
Party to this Agreement.

     "Notice of Interest" shall have the meaning ascribed to it in Protocol 6 Appendix D to of this Agreement.

     "OLAF" means the Anti-Fraud Office of the European Commission or any successor thereof.

     "Pack" means a small package containing approximately 20 cigarettes and includes all input materials used in the assembly of such container such as cardboard, aluminum foil or metallized papers, plastic wrappings, tax stamps, and tear tapes.

     "Participating Member States" shall have the meaning ascribed to it in the Preamble of this Agreement.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Philip Morris Cigarettes" means Cigarettes manufactured by Philip Morris or any of its Affiliates that manufacture Cigarettes, or Cigarettes manufactured by licensees and bearing Philip Morris Trademarks as set forth in Appendix I.

     "Philip Morris" means Altria Group, Inc., f/k/a Philip Morris Companies Inc., and all of its current and former Affiliates, direct and indirect subsidiaries along with their direct and indirect subsidiaries, and/or any successors thereto, as well as all current and former employees, directors, officers, and servants, including outside attorneys.

     "Philip Morris International" means Philip Morris International Inc. and its controlled subsidiaries, including without limitation Philip Morris Products Inc., Philip Morris Duty Free Inc. and Philip Morris World Trade SARL.

     "Released Claims" shall have the meaning ascribed to it in Section 9.01(b) of this Agreement.

     "Released Persons" shall have the meaning ascribed to it in Section 9.01(a) of this Agreement.

     "Releasing Persons" shall have the meaning ascribed to it in Section 9.01(a) of this Agreement.


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     "Relevant Administrations" shall have the meaning ascribed to it in the
Preamble of this Agreement.

     "Relevant Law" shall have the meaning ascribed to it in Section 13.06(a) of this Agreement.

     "Reporting System" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Representatives of the Relevant Administrations" means OLAF or other authorized representatives duly designated by the Relevant Administrations.

     "Request for Termination" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Retail Demand" means the estimated demand for Philip Morris Cigarettes in a particular market to be sold at retail in that market in accordance with all applicable tax, duty or other fiscal laws.

     "Sales Plan" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "seizure" means a seizure from a single individual or entity (or in certain specific instances, multiple individuals or entities if shown to be acting in concert with one another), in a single location (or in certain specific instances, multiple locations in close proximity if shown to be part of the same scheme), at a single point in time, (or in certain specific instances, multiple points in time in close proximity if shown to be part of the same scheme).

     "Signature Date" means, for each Initial Participating Member State the Execution Date and for each Subsequent Participating Member State, the date on which that Participating Member State executed a copy of the Agreement.

     "Sold by a Retailer" means (i) the sale of Cigarettes by an authorized retailer to a customer in which all applicable Member State excise and VAT taxes on the retail price in the location of sale have been paid or accounted for in the sale price, or (ii) sales to a customer that has ordered 50 packs of Cigarettes or less through the use of the Internet or other means whereby the seller is not in the physical presence of the customer when the sale is made.

     "Statement of Non-Compliance" shall have the meaning ascribed to it in
Section 2.02(b) of this Agreement.

     "Subsequent Participating Member States" means the Participating Member States that have executed a copy of the Agreement after the Execution Date.


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     "Subsequent Purchaser" means any Person and such Person's Affiliates, other than an Affiliate of Philip Morris, who acquires more than 1,000 Master Cases of Philip Morris Cigarettes annually from sources other than Philip Morris International.

     "Sufficient Evidence" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Supplemental Payments" means the payments by Philip Morris International that are to be made, without regard to fault, in accordance with Section 4.01(f) and 4.01(g) of this Agreement, to compensate the Relevant Administrations for their lost taxes and duties and other costs, as well as to provide a source of additional funding for anti-contraband enforcement, in the event of a seizure of Contraband Philip Morris Cigarettes.

     "Territory of the Member States" means the customs territory of the EC, as defined in Article 3 of Council Regulation (EEC) No. 2913/92 establishing the Community Customs Code, including, for the avoidance of doubt, the free zones, free ports and duty-free areas physically situated therein as well as the Aland Islands.

     "Territory of a Non-Participating Member State" means the territory of a Non-Participating Member State, as defined in Article 3 of Council Regulation
(EEC) No. 2913/92 establishing the Community Customs Code, including, for the avoidance of doubt, the free zones, free ports and duty-free areas physically situated therein.

     "Territory of a Participating Member State" means the territory of a Participating Member State, as defined in Article 3 of Council Regulation (EEC) No. 2913/92 establishing the Community Customs Code, including, for the avoidance of doubt, the free zones, free ports and duty-free areas physically situated therein, as well as the Aland Islands.

     "Tracking and Tracing Protocols" shall have the meaning ascribed to it in
Section 5.01 of this Agreement, and are attached as Appendix D to this Agreement.

     "Termination Order" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "Trademark" means a brand name (alone or in conjunction with any other word), logo, symbol, or any other indicia of product identification.


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     "Vice President for Compliance Systems" shall have the meaning ascribed to it in the EC Compliance Protocols, attached as Appendix B to this Agreement.

     "World Wide Duty Free" means the worldwide market in which Philip Morris Cigarettes are sold by Philip Morris International for resale to retail consumers entitled to purchase free of domestic taxation.


                                   Article 2
         PHILIP MORRIS INTERNATIONAL'S SALES AND DISTRIBUTION PRACTICES

     Section 2.01. EC Compliance Procedures.

     Philip Morris International has already undertaken as a matter of company policy to comply with the principles set forth in the Philip Morris Companies Inc. Policy Statement on Compliance with Fiscal, Trade and Anti-Money Laundering Laws dated September 13, 1999 (the "Fiscal Compliance Policy"), a copy of which is attached as Appendix A to this Agreement. In addition to the provisions in Appendix A, Philip Morris International agrees to adopt, implement, and be bound by protocols, approved with the EC, regarding the sale, distribution, storage, and shipment of Philip Morris Cigarettes in and through the Territory of the Member States or any Designated State (the "EC Compliance Protocols"), which are attached as Appendix B to this Agreement.

     Section 2.02. Certification of Compliance with EC Compliance Protocols.

     (a) Each year, on the anniversary of the Execution Date, Philip Morris International shall provide the Relevant Administrations with a report, signed by the Vice President for Compliance Systems, describing Philip Morris International's fulfillment of the requirements of (i) the EC Compliance Protocols, which are set forth in Appendix B of this Agreement, and (ii) the Tracking and Tracing Protocols, which are set forth in Article 5 and Appendix D of this Agreement (the "Certification of Compliance").

     (b) If, after receipt of any Certification of Compliance, OLAF reasonably concludes that Philip Morris International is failing to perform its obligations under the EC Compliance Protocols or the Tracking and Tracing Protocols, it may, but by no later than 60 days after OLAF has received the Certification of Compliance, provide Philip Morris International with a statement clearly describing the areas where OLAF reasonably believes that Philip Morris International is failing to perform its obligations under the EC Compliance Protocols or the Tracking and Tracing Protocols, OLAF's reasons for that belief, and what measures OLAF believes Philip Morris International must take in order


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to perform its obligations under the EC Compliance Protocols (the "Statement of
Non-Compliance").

     (c) OLAF may also provide Philip Morris International with a Statement of Non-Compliance at any other time it reasonably believes that Philip Morris International is significantly failing to adhere to the EC Compliance Protocols or the Tracking and Tracing Protocols and such failure could likely result in a significant increase in the volume of Contraband Philip Morris Cigarettes.

     (d) Within 30 days of receiving a Statement of Non-Compliance, under subsections (b) or (c) above, Philip Morris International must provide OLAF with a written response. Thereafter, authorized representatives of Philip Morris International and the European Commission shall meet and confer and attempt to resolve in good faith any dispute relating to the Statement of Non-Compliance. If the dispute has not been resolved within 60 days of Philip Morris International receiving a Statement of Non-Compliance, the European Commission may bring the dispute before the Arbitrator in accordance with Section 12.02 of this Agreement and may seek an order from the Arbitrator requiring Philip Morris International to bring itself into compliance with the EC Compliance Protocols or the Tracking and Tracing Protocols, as the case may be, (a "Compliance Order") and/or an order requiring Philip Morris International to permit OLAF to conduct an audit of Philip Morris International in order to determine what Compliance Orders may be required (an "Audit Order").

     (e) An Audit Order issued under this Section shall specifically require Philip Morris International to do the following and only the following:

          (i) if OLAF seeks entry into premises, allow OLAF entry to any of its business premises or business premises of its Affiliates, for the sole purpose of observing business operations, provided that OLAF provides Philip Morris International with reasonable notice of where and when it seeks to do so; and

          (ii) if OLAF seeks to review documents, Philip Morris International shall provide OLAF with specified business records created after the Execution Date, that OLAF reasonably believes will assist in its anti-contraband and anti-counterfeit efforts.

     (f) In any proceeding brought under Section 2.02(d), the Arbitrator may issue a Compliance Order or an Audit Order to Philip Morris International only when it has been proven by the greater weight of the evidence that (i) Philip Morris International has materially failed to adhere to the EC Compliance Protocols and/or the Tracking and Tracing Protocols, (ii) such failure was identified by OLAF in its Statement of Non-Compliance, and (iii) such failure has not been adequately remedied by the time of the arbitration hearing.


                                   Article 3
                ANTI-CONTRABAND AND ANTI-COUNTERFEIT INITIATIVES

     Section 3.01. Anti-Contraband and Anti-Counterfeit Initiatives.

     (a) It is the policy of the EC and the Member States to vigorously combat the introduction, sale and distribution of Contraband Cigarettes and Counterfeit Cigarettes within or through the Territory of the Member States. Subject to budgetary constraints, the EC intends to intensify efforts to curb the introduction, sale and distribution of Contraband Cigarettes and Counterfeit Cigarettes; apply appropriate equipment for monitoring and tracking the introduction, sale, distribution, storage, and shipment of Contraband Cigarettes and Counterfeit Cigarettes; and continue to train law-enforcement personnel in how best to detect and seize Contraband Cigarettes and Counterfeit Cigarettes.

     Section 3.02. Support for Anti-Contraband and Anti-Counterfeit
Initiatives.

     (a) Recognizing that it is in the best interest of Philip Morris International for there to be an end to the illegal importation and introduction of Contraband Cigarettes and Counterfeit Cigarettes into the Territory of the Member States and an end to the counterfeiting of Philip Morris Cigarettes, Philip Morris International agrees to provide reasonable assistance, both direct and indirect, to the EC and the Member States in the fight against Contraband Cigarettes and Counterfeit Cigarettes, as set forth in Section 4.01, Appendix B, Appendix C, and Appendix D. The monetary payments under this Agreement may serve as a source of additional funding for anti-contraband and anti-counterfeit initiatives.

     (b) Subject to Article 10 of this Agreement, for any dispute relating to a payment that has been or will be provided by Philip Morris International in accordance with this Section 3.02 or Appendix C (Philip Morris International's Monetary Contributions), the Parties involved in the dispute shall meet and confer in an attempt to resolve the dispute in good faith. If the dispute has not been resolved within 60 days of a Party receiving formal notice of such a dispute, any Party involved in the dispute may refer the dispute to the Arbitrator(s) in accordance with Section 12.02 of this Agreement.

                                    Article 4
                ANTI-CONTRABAND AND ANTI-COUNTERFEIT COOPERATION

     Section 4.01 . Contraband and Counterfeit Seizures.

     Subject to the limitations in subsections (k)-(u) below, for seizures of Cigarettes bearing Philip Morris Trademarks by the Member States after the Execution Date, the Parties agree to the following procedures:

     (a) Within 30 days after notification to OLAF of a seizure by a Member State of five Master Cases or more of Cigarettes bearing Philip Morris Trademarks, OLAF may provide Philip Morris International with a notice of seizure, which shall include:

          (i) the date, time and location of the seizure;

          (ii) the brand of seized Cigarettes indicated on the packaging and, if available, any indication of the Intended Market of Retail Sale;

          (iii) the quantity of seized Cigarettes;

          (iv) any Identification Markings that appear on the Master Cases or cartons of the seized Cigarettes; and

          (v) as to seizures made by the Member States outside the Territory of the Member States, the basis of the seizing Member State's belief that the Cigarettes seized were destined for introduction into the Territory of the Member States.

     (b) Philip Morris International shall be permitted to inspect the seized Cigarettes in the condition they were in at the time of seizure within 30 days after transmittal of the notice of seizure described in subsection (a) above, and to select random samples of the seized Cigarettes for examination. The seizing authority may also select samples which Philip Morris International must examine.

     (c) Within 30 days after the inspection of the seized Cigarettes described in subsection (b) above, Philip Morris International shall provide a written response to OLAF stating whether the Cigarettes are Philip Morris Cigarettes or Counterfeit Philip Morris Cigarettes.

     (d) Subject to the limitations in subsections (k)-(u) below, where notice of seizure described in subsection (a) above has been delivered reasonably in accordance with the requirements of subsection (a) above, if the Cigarettes are determined by Philip Morris International to be Counterfeit Philip Morris Cigarettes, its response shall include documentation and examination results demonstrating that conclusion. The determination as to whether Cigarettes are

Counterfeit Philip Morris Cigarettes or Philip Morris Cigarettes shall involve a consideration of the factors set forth in Appendix F to this Agreement, which shall be amended by agreement between the Parties as new technologies and techniques are developed.

     (e) Subject to the limitations in subsections (k)-(u) below, where notice of seizure described in subsection (a) above has been delivered reasonably in accordance with the requirements of subsection (a) above, if the seized Cigarettes are Contraband Philip Morris Cigarettes manufactured after January 1, 2004, Philip Morris International's response shall include as much information as is available to it concerning:

          (i) the place of manufacture of the seized Cigarettes;

          (ii) the date of manufacture of the seized Cigarettes;

          (iii) the country of intended destination for the seized Cigarettes;

          (iv) any intervening warehousing and shipping;

          (v) the identity of the First Purchaser of the seized Cigarettes;

          (vi) the identity of any known Subsequent Purchaser of the seized Cigarettes;

          (vii) invoices to the First Purchaser that relate to the seized Cigarettes; and

          (viii) payment records from the First Purchaser for any Cigarettes seized.

     (f) Subject to the limitations in subsections (k)-(u) below, where notice of seizure described in subsection (a) above has been delivered reasonably in accordance with the requirements of subsection (a) above, for seizures of Contraband Philip Morris Cigarettes by an Initial Participating Member State after the Execution Date or by a Subsequent Participating Member State after its Signature Date, the response of Philip Morris International shall also include a Supplemental Payment calculated as follows:

          (i) Philip Morris International shall make a Supplemental Payment to compensate the EC and the Participating Member State by which the Cigarettes were seized for their lost taxes and duties and other costs, in an amount equal to 100% of the taxes and duties that would have been assessed had the seized Contraband Philip Morris Cigarettes been legally distributed for retail sale in the Participating Member State by which the Cigarettes were seized as set forth in Appendix E, which shall be updated by the Relevant Administrations upon notice to Philip Morris International as applicable taxes and duties change, less any amount of taxes and duties already paid to the EC or any Member State(s) in relation to those Contraband Philip Morris Cigarettes; and

          (ii) If the Contraband Philip Morris Cigarettes seized, when added to the number of Contraband Philip Morris Cigarettes already seized in the same calendar year in the Member States that were Member States on January 1, 2004, results in a total number that exceeds the Baseline Amount, Philip Morris International's Supplemental Payment shall include an additional amount equal to four times the amount under subsection (f)(i), which shall compensate the EC and the Participating Member State by which the Cigarettes were seized for any costs not compensated by the amount under subsection (f)(i) and which may provide the EC and the Participating Member State by which the Cigarettes were seized with a source of additional funding for anti-contraband and anti-counterfeit efforts.

     (g) Subject to the limitations in subsections (k)-(u) below, where notice of seizure described in subsection (a) above has been delivered reasonably in accordance with the requirements of subsection (a) above, for seizures of Contraband Philip Morris Cigarettes after the Execution Date by a Non-Participating Member State, the response of Philip Morris International shall also include a Supplemental Payment calculated as follows:

          (i) Philip Morris International shall make a Supplemental Payment to compensate the EC for any lost taxes and duties and other costs, in an amount equal to 100% of the taxes and duties that would have been remitted to the EC in respect of such seized Contraband Philip Morris Cigarettes had such Cigarettes been legally distributed for retail sale in the Non-Participating Member State by which the Cigarettes were seized as set forth in Appendix E, less the EC's share of any amount of taxes and duties already paid to the EC or any Member State(s) in relation to those Contraband Philip Morris Cigarettes, and

          (ii) If the Contraband Philip Morris Cigarettes seized, when added to the number of Contraband Philip Morris Cigarettes already seized in the same calendar year in the Member States that were Member States on January 1, 2004, results in a total number that exceeds the Baseline Amount, Philip Morris International's Supplemental Payment shall include an additional amount equal to four times the amount under subsection (g)(i), which shall compensate the EC for any costs not compensated by the amount under subsection (g)(i) and which may provide the EC with a source of additional funding for anti-contraband and anti-counterfeit efforts.

     (h) For the Supplemental Payments to be made pursuant to subsections (f) and (g) above, it shall not be incumbent on the Relevant Administrations to establish fault on the part of Philip Morris International and such payments, if due, shall be made even though Philip Morris International shall have complied in all respects with its obligations under this Agreement relating to anti-contraband efforts and initiatives.

     (i) The Parties recognize and understand that the mere fact of seizure of Contraband Philip Morris Cigarettes at any point in the distribution chain does not, in and of itself, automatically implicate Philip Morris International, or the First Purchaser to whom the seized Philip Morris Cigarettes were originally sold, as a violator of any applicable tax or duty laws.

     (j) OLAF or any Participating Member State may sample and test seized Cigarettes at any time. If OLAF disputes the determination made by Philip Morris International as to whether the seized goods are Counterfeit Philip Morris Cigarettes or Contraband Philip Morris Cigarettes, OLAF shall reply in writing to Philip Morris International detailing the basis for the dispute within 60 days after receiving the response referred to in Section 4.01(c), and thereafter Philip Morris International and OLAF shall meet and confer and attempt to resolve the dispute in good faith. If the dispute cannot be resolved within 30 days of Philip Morris International receiving OLAF's reply, the samples in dispute shall be submitted to an independent laboratory or facility for examination to determine whether the Cigarettes are Counterfeit Philip Morris Cigarettes or Contraband Philip Morris Cigarettes in accordance with the factors set forth in Appendix F to this Agreement. The determination of the selected independent laboratory or facility as to whether the Cigarettes are Contraband Philip Morris Cigarettes or Counterfeit Philip Morris Cigarettes shall be final and binding on the Parties. The costs of the laboratory or facility's services shall be paid by the non-prevailing Party. The independent laboratory or facility shall be designated by mutual agreement of the Parties on the Execution Date. If a dispute arises with respect to the selection of the independent laboratory or facility, such dispute shall be settled by the Arbitrator in accordance with Section 12.02 of the Agreement.

     (k) Notwithstanding any other provision in this Section 4.01 to the contrary, Philip Morris International shall have no obligation to make Supplemental Payments pursuant to subsections (f) and (g) above, and Contraband Philip Morris Cigarettes shall not be included in the calculations to determine the amount of any Supplemental Payment described in subsections (f) and (g) above, where:

          (i) the notice of seizure described in subsection (a) above has not been delivered reasonably in accordance with the requirements of subsection
     (a) above;

          (ii) Philip Morris International has not been permitted to inspect the seized Cigarettes in substantial accordance with the requirements of subsection (b) above, or the seizing authority has determined that the seized Cigarettes are not Contraband Philip Morris Cigarettes as evidenced by the release of the seized Cigarettes;

          (iii) the total volume of Contraband Philip Morris Cigarettes seized in the particular seizure was less than five Master Cases of cigarettes after exclusion of any amount excluded by the seizing authority or a court pursuant to Article 8 of Directive 92/12 by virtue of having been acquired in another Member State for "own use" and transported by the purchaser;

          (iv) the Contraband Philip Morris Cigarettes were manufactured prior to January 1, 2004;

          (v) the Contraband Philip Morris Cigarettes were stolen by a third party and Philip Morris International can reasonably demonstrate that such theft has occurred;

          (vi) the Contraband Philip Morris Cigarettes were seized by a Member State outside of the Territory of the Member States and the greater weight of the evidence demonstrates that the Cigarettes seized were not destined for introduction into the Territory of the Member States; or

          (vii) the Contraband Philip Morris Cigarettes were seized by a Member State and Philip Morris International can reasonably demonstrate that such Contraband Philip Morris Cigarettes were sold, distributed, stored, and shipped in accordance with all applicable fiscal and legal requirements of the EC and a Member State, or were Sold by a Retailer.

     (l) For any dispute relating to (i) application of the provisions in subsection (k) above, (ii) the amount, if any, of a payment to be made under subsections (f) and (g) above, or (iii) the determination of the appropriate Member State by which the Cigarettes were seized, the Parties involved in the dispute shall meet and confer in an attempt to resolve the dispute in good faith. If the dispute has not been resolved within 60 days of a Party receiving formal notice of such a dispute, any Party involved in the dispute may refer the dispute to the Arbitrator for settlement in accordance with the provisions of
Section 12.02 of this Agreement.

     (m) If a Member State or the EC accepts a Supplemental Payment in regard to a particular seizure of Philip Morris Cigarettes and later collects duties or taxes or the monetary equivalent from Philip Morris in regard to that particular seizure, the Member State or the EC shall promptly refund to Philip Morris International the amount of the Supplemental Payment that had been paid equal to the duty and taxes or the monetary equivalent collected or paid as well as any corresponding portion of the amounts, if any, paid under subsections (f)(ii) or
(g)(ii).

     (n) If a Member State or the EC accepts a Supplemental Payment in regard to a particular seizure of Philip Morris Cigarettes and it is later found that duties and taxes or the monetary equivalent had already been paid with regard to that particular seizure, the Member State or the EC shall promptly refund to Philip Morris International the amount of the Supplemental Payment that had been paid equal to the duty and taxes or the monetary equivalent collected or paid as well as any corresponding portion of the amounts paid, if any, under subsections
(f)(ii) or (g)(ii).

     (o) Notwithstanding any other provision in this Agreement, other than subsections (p), (t), and (u) below, for seizures of Contraband Philip Morris Cigarettes in a New Member State,

          (i) in the first year following that New Member State's accession to the European Union, no Supplemental Payment shall be payable by Philip Morris International and any such seizures shall not be counted against the Baseline Amount for the purpose of any other calculation under subsections
     (f) or (g) above.

          (ii) Notwithstanding subsections (iii) and (iv) below, after adjustment of the Baseline Amount in accordance with subsection (s) below, Supplemental Payments shall be payable by Philip Morris International under subsections (f)(i), and/or (f)(ii) in the case of a Subsequent Participating Member State as applicable, or, (g)(i), and/or (g)(ii) in the case of a Non-Participating Member State as applicable, and such seizures shall be counted against the Baseline Amount for the purpose of any other calculation under subsections (f) or (g) above, beginning in the year following the year in which the incidence of Contraband Cigarettes and Counterfeit Cigarettes in that New Member State is determined to be less than 2% of the total market for Cigarettes in that New Member State.

          (iii) in each of the second, third, fourth and fifth years following that New Member State's accession to the European Union, in the event that a New Member State does not satisfy subsection (ii) above, a Supplemental Payment shall be payable by Philip Morris International only under subsections (f)(i) in the case of a Subsequent Participating Member State as applicable and/or (g)(i) in the case of a Non-Participating Member State as applicable, and only if in that year:

               (A) the incidence of Contraband Cigarettes and Counterfeit Cigarettes in that New Member State is determined to be:

                    (1) 12% or less (for the second year following accession);

                    (2) 10% or less (for the third year following accession);

                    (3) 7% or less (for the fourth year following accession);

                    (4) 5% or less (for the fifth year following accession);

          of the total market for Cigarettes in that New Member State; or

               (B) the incidence of Contraband Cigarettes and Counterfeit Cigarettes in that New Member State is determined to be more than the thresholds set forth in subsection (A) above, but the incidence of Contraband Philip Morris Cigarettes divided by the total incidence of Contraband Cigarettes and Counterfeit Cigarettes in that New Member State, expressed as a percentage, is greater than 70% of (x) the total tax-paid retail sales of Philip Morris Cigarettes divided by (y) the total tax-paid retail Cigarette sales in that New Member State, expressed as a percentage.

          (iv) from the sixth year following a New Member State's accession to the European Union, Supplemental Payments shall be payable by Philip Morris International and any such seizures shall be counted against the Baseline Amount for the purpose of any other calculation under subsections (f) or
     (g) above, only if the incidence of Contraband Cigarettes and Counterfeit Cigarettes as a percentage of the total market for Cigarettes in that New Member State has been determined to be less than or equal to the incidence of Contraband and Counterfeit Cigarettes in the Initial Participating Member States as a percentage of the total market for Cigarettes in the Initial Participating Member States, in the fifth year following the New Member State's accession as determined pursuant to subsection (q).

     (p) In addition to the limitations on Supplemental Payments set forth in subsection (o) above, for the first five years following a New Member State's accession to European Union, if Contraband Philip Morris Cigarettes are seized in a New Member State and the amount of those Contraband Philip Morris Cigarettes when added to the number of Contraband Philip Morris Cigarettes already seized in the same calendar year in all the New Member States that joined the European Union in the same year as the seizing New Member State, results in a total number that exceeds the Baseline Amount as of January 1, 2004, Philip Morris International shall have no obligation to make Supplemental Payments for that seizure. In relation to any New Member State that joins the European Union after January 1, 2007, the Parties shall agree on a method for determining how this subsection (p) shall operate.

     (q) For the purposes of subsections (o) and (p) above, the incidence of Contraband Cigarettes and Counterfeit Cigarettes in any New Member State and in the Initial Participating Member States in accordance with subsection (o)(iv) above shall be determined by a methodology agreed to by the Parties.

     (r) If a Member State or any subdivision thereof sells or resells, or authorizes the sale or resale of, seized Contraband Philip Morris Cigarettes no Supplemental Payment is due in relation to such Cigarettes and, if paid, any such Supplemental Payment shall be refunded.

     (s) If a New Member State, upon or after accession to the European Union, joins the Agreement and becomes eligible for Supplemental Payments under subsection (f)(ii), Philip Morris International and the European Commission shall, with regard to the factors set forth in Appendix K, meet and confer as to when and how the Baseline Amount shall be amended or recalculated. If no agreement is reached, the Arbitrator, pursuant to Section 12.02 of this Agreement, shall determine the appropriate amendment to, or recalculation of, the Baseline Amount, with due regard to the factors set forth in Appendix K. No payments shall be made under subsection (f)(ii), however, until an amended Baseline Amount shall have been established.

     (t) If at any time, a Party asserts that there is a serious persisting problem concerning Contraband Cigarettes or Counterfeit Cigarettes entering into a New Member State, which could bring about serious imbalances in the application of the Agreement, Philip Morris International and the EC shall meet and discuss as soon as reasonably possible any appropriate measures to ensure the continued functioning of the Agreement, including, if necessary, amendment or suspension of Philip Morris International's obligations under Article 4 as to that New Member State. If no agreement is reached, the Arbitrator, pursuant to
Section 12.02 of this Agreement, shall determine the appropriate amendment or relief, with due regard to the factors set forth in Appendix K.

     (u) If at any time, a Party asserts that there is a serious persisting problem concerning seizures of Contraband Philip Morris Cigarettes in a Participating Member State who was a Member State on January 1, 2004, which could bring about serious imbalances in the application of the Agreement, Philip Morris International and the European Community shall meet and discuss as soon as reasonably possible any appropriate measures to insure the continuing functioning of the Agreement, including, if necessary, amendment of Philip Morris International's obligations under Article 4 as to that Member State. If no agreement is reached, the Arbitrator, pursuant to Section 12.02 of this Agreement, shall determine the appropriate amendment or relief, with due regard to the factors set forth in Appendix K.

     For purposes of this Section, it shall be presumed that a serious persisting problem exists if Philip Morris International can reasonably demonstrate that:

          (i) For a substantial period of time, seizures in a Member State significantly exceed the seizures by that Member State in 2003 so as to materially deviate from the expectations of the Parties, and

          (ii) More than fifty percent of the seized Cigarettes for which Supplemental Payments are made are Cigarettes which were sold at retail and the applicable taxes on the retail price of the Cigarettes were paid in either a New Member State of the European Community or a non-Member State outside the European Community.

If the increase in the incidence of Contraband Philip Morris Cigarettes in the aforesaid Member State is substantially attributable to a failure on the part of Philip Morris International to adhere to the terms of this Agreement, and/or its failure to sell Cigarettes into a market consistent with legitimate Retail Demand in that market, amendment of Article 4 obligations is not appropriate.


                                   Article 5
                              TRACKING AND TRACING

     Section 5.01. Tracking and Tracing Protocols.

     Consistent with its Fiscal Compliance Policy and applicable packaging laws, Philip Morris International agrees to adopt, implement, maintain and be bound by the commercially reasonable practices and procedures with respect to the tracking and tracing of shipments of Philip Morris Cigarettes after the Execution Date as set forth in the "Tracking and Tracing Protocols" attached as Appendix D.

     Section 5.02. Certification of Compliance with Tracking and Tracing Protocols.

     (a) Each year, on the anniversary of the Execution Date, Philip Morris International shall provide the Relevant Administrations with a report, signed by the Vice President for Compliance Systems, describing Philip Morris International's compliance with the requirements of the Tracking and Tracing Protocols. Such certification shall be part of the annual Certification of Compliance and shall be governed by the procedures set forth in Section 2.02 of this Agreement.


                                   Article 6
                               REVIEW OF AGREEMENT

     Section 6.01. Annual Meetings.

     At least once per year, the authorized representatives of Philip Morris International and the European Commission shall meet to confer and assess the functioning of the Agreement and its Protocols. At that meeting, Philip Morris International and the European Commission may each present any suggestions they may have to improve the functioning of the Agreement. Subject to Relevant Law, the European Commission and Philip Morris International may communicate to each other concerns relating to any Party's activities in connection with their commitments and obligations under the Agreement.


                                   Article 7
                    FULFILLMENT OF OBLIGATIONS AND OBJECTIVES

     Section 7.01. Promotion of Public Policy.

     The Parties to this Agreement hereby acknowledge and agree that this Agreement is designed to provide meaningful assistance to the Participating Member States and the EC in curtailing the smuggling and illegal distribution of Cigarettes into and within the Territory of the Member States.

     Section 7.02. Respect for Obligations.

     The Parties hereby acknowledge and agree to take all appropriate measures:
(1) to ensure fulfillment of their obligations under this Agreement, (2) to facilitate the achievement of the objectives of the Agreement, and (3) to abstain from any measures that would jeopardize the attainment of the objectives of this Agreement.

     Section 7.03. Agreement Consistent with EC and Applicable National Laws.

     The Parties to this Agreement hereby acknowledge and agree that compliance with the terms of this Agreement is consistent with EC and applicable national laws, and with the provisions of the Treaty Establishing the European Community (the "EC Treaty"), and will contribute to achieving the objectives of the EC Treaty.

     Section 7.04. The Parties' Intentions.

     The mutual intention of the Parties is that this Agreement will swiftly, finally and fully resolve in an amicable and cooperative manner, without any admission of liability, all matters in which or in respect of which the following persons seek or might seek redress for alleged Losses: (i) the Parties; (ii) the political subdivisions of the Participating Member States;
(iii) instrumentalities and agencies of (i) and (ii); and (iv) successors and assignees of all of the foregoing (collectively "Resolved Matters"). The Parties' mutual intention is that all Parties and Released Persons be relieved of the threat of claims, actions, suits, assessments, or proceedings in any forum against them that seeks redress for any Resolved Matters.


                                   Article 8
                         REPRESENTATIONS AND WARRANTIES

     Section 8.01. Mutual Representations.

     (a) Each of the Relevant Administrations hereby represents and warrants to Philip Morris International, and Philip Morris International hereby represents and warrants to each of the Relevant Administrations that:

          (i) the execution, delivery and performance of this Agreement by such Party is within its governmental or corporate powers, as the case may be, and has been duly authorized by all necessary action on its part;

          (ii) the Person executing this Agreement on behalf of such Party has the full right and authority to do so; and

          (iii) this Agreement constitutes a valid and binding agreement of such Party, enforceable in accordance with its terms.

                                   Article 9
                         RELEASE AND DISMISSAL OF CLAIMS

     Section 9.01 . Release.

     (a) The provisions of Sections 9.01(a), (b), and (c) shall inure to the benefit of Philip Morris (the "Released Persons") and, consistent with Relevant Law, be binding upon each of (i) the Relevant Administrations; (ii) their respective political subdivisions; (iii) instrumentalities and agencies of (i) and (ii); and (iv) successors and assignees of all of the foregoing (collectively, the "Releasing Persons"). The release provided for in this
Section 9.01 shall cover companies acquired by or merged into Philip Morris subsequent to the Execution Date, but only if the company's aggregate EC market share was not in excess of 2% in 2002.

     (b) On the Signature Date of the Agreement for each Releasing Person, such Releasing Person agrees to and shall, without any further action on the part of such Releasing Person, absolutely and unconditionally fully release and forever discharge the Released Persons, to the fullest extent permitted by law, from any and all civil claims, charges, demands, damages, subpoenas, discovery requests, actions, suits, causes of action, liabilities, costs, expenses and attorneys' fees, including without limitation, all civil claims that may be allowable to the Releasing Persons within criminal proceedings in the form of restitution, disgorgement, forfeiture, punitive damages, or otherwise, for conduct prior to the Signature Date wherever arising and of whatever nature, whether known or unknown, suspected or unsuspected, accrued or unaccrued, asserted or unasserted, foreseen or unforeseen, with respect to, that result from, arise out of, or relate to the allegations, or the alleged acts (or omissions) forming the basis of the allegations, that were raised or asserted, or could have been raised or asserted, in the Litigation (collectively, the "Released Claims"), regardless of the legal theory or purported basis of legal duty or liability on which such Released Claims are, or could be, raised or asserted.

     (c) The provisions of Sections 9.01(a), (b), and (c) (as well as the other provisions of this Agreement) are a result of a compromise of disputed claims and defenses, and Released Persons shall not be deemed to have admitted any of the allegations asserted in the Litigation.

     (d) On the Execution Date of the Agreement, each Released Person agrees to and shall, without any further action on the part of such Released Person, absolutely and unconditionally fully release and forever discharge the Releasing Persons and their attorneys, to the fullest extent permitted by law, from any and all civil claims, charges, demands, actions, suits, causes of action, liabilities, costs, expenses, fees, and attorneys' fees, including without limitation, all civil claims for compensation or monetary damages sought in civil proceedings in the form of restitution, disgorgement, forfeiture, punitive damages, or otherwise for conduct prior to the Execution Date wherever arising and of whatever nature, whether known or unknown, suspected or unsuspected, accrued or unaccrued, asserted or unasserted, foreseen or unforeseen, that result from, arise out of or relate to the Litigation, regardless of the legal theory or purported basis of legal duty or liability on which such claims are, or could be, asserted.

     Section 9.02. Dismissal Of Claims.

     The Parties shall promptly seek and obtain dismissal with prejudice and without costs of all pending actions and/or appeals, as they relate to Philip Morris, and to the extent that they are related to the matters at issue in the Litigation, including any proceeding by Philip Morris International before the European Court of First Instance or the European Court of Justice. The Parties shall jointly submit a form of a Stipulation of Dismissal with Prejudice and without costs to the relevant court or courts which will be substantially in the form annexed as Appendix H to this Agreement.


                                   Article 10
                                     SETOFF

     Section 10.01. Right of Setoff

     (a) In addition to its rights and obligations under Article 7 and the releases set forth in Article 9 of this Agreement, Philip Morris International shall have the right to set off against any and all amounts otherwise due and payable to the Relevant Administrations under this Agreement, the amount of any damage, loss, liability, tax, custom duty, expense or non-criminal penalty actually incurred, payable or suffered by Philip Morris with respect to, resulting from, or arising out of, actions, suits, or proceedings, other than the Litigation (whether civil proceedings, administrative proceedings, tax proceedings, or civil claims made within criminal proceedings) brought against Philip Morris by (i) the EC, (ii) any Member State, (iii) the political subdivisions of any Member State; (iv) instrumentalities and agencies of (i),
(ii), and (iii); and (v) successors and assignees of all of the foregoing, which seek redress as a result of the sale, distribution, storage, or shipment of Contraband Philip Morris Cigarettes before the Execution Date or, for Subsequent Participating Member States, their respective Signature Dates.

     (b) Upon any Party learning of (i) the existence of any actual claim, action, suit, or proceeding, or (ii) any threatened claim that would require disclosure under Financial Accounting Standard Board Statement No. 5, that may result in Philip Morris International having a right to setoff under this Section

10.01, that Party shall provide each other Party, to the fullest extent permitted by law, with prompt notice of the existence of such claim, action, suit, or proceeding.

     (c) Upon learning of the existence of (i) any actual claim, action, suit, or proceeding, or (ii) any threatened claim that would require disclosure under Financial Accounting Standard Board Statement No. 5, that may result in Philip Morris International having a right to setoff under this Section 10.01, Philip Morris International may, upon giving the EC 30 days notice, begin paying any funds which are due to the Relevant Administrations under this Agreement into an interest-bearing escrow account, up to the amount claimed, or if no specific amount is claimed, the amount at issue, in such actions or proceedings, rather than paying such funds directly to the Relevant Administrations. Payment of funds into escrow by Philip Morris International pursuant to this subsection (c) above shall not be deemed a breach of this Agreement.

     (d) In each instance where Philip Morris International pays funds into escrow as set forth in Section 10.01(c), Philip Morris International and the EC shall make a good faith effort to agree as to whether utilization of the escrow account provided for in subsection (c) above is appropriate. If they have not agreed within 60 days after notice was provided pursuant to subsection (b) above, the EC shall have the right to make application to the Arbitrator(s), as described below in Section 12.02, to challenge the applicability of subsection
(c) above. In order for such a challenge to be upheld by the Arbitrator(s), the EC must demonstrate that Philip Morris International does not have a reasonable basis to support its belief that it is incurring, or may incur, damage, loss, liability or expense that may be eligible for setoff pursuant to subsection (a) above. If the Arbitrator(s) determines that Philip Morris International does not have a reasonable basis to place the aforesaid funds into the escrow account, the Arbitrator(s) shall order that such funds together with accrued interest be released from the escrow account within 30 days and paid to the Relevant Administrations pursuant to this Agreement.

     (e) Before exercising any right to setoff pursuant to subsection (a) above either by ceasing to make payments due to the Relevant Administrations or by claiming amounts held in escrow, Philip Morris International shall provide at least 30 days notice to the European Commission of its intention to do so. Upon receipt of such notice, Philip Morris International and the European Commission shall immediately make a good faith effort to agree as to whether setoff is appropriate and, if so, what the amount of the setoff should be. If Philip Morris International and the European Commission have not agreed within 60 days of notice being received by the European Commission, either Party may make an application to the Arbitrator in accordance with Section 12.02 to determine whether a right of setoff exists pursuant to this Section 10.01. In order to establish any right of setoff, Philip Morris International must demonstrate by the greater weight of the evidence that (i) Philip Morris has incurred or suffered damage, loss, liability or expense that is eligible for setoff pursuant to subsection (a) above; and (ii) the amount so incurred or suffered. This subsection (e) does not in any way affect the rights of Philip Morris International to pay funds into escrow in accordance with subsection (c) above. Upon a ruling by the Arbitrator(s) that Philip Morris International has failed to establish a right of setoff, all funds owed to the Relevant Administrations under the terms of the Agreement that were the subject of dispute together with accrued interest, shall promptly be paid over to the Relevant Administrations. Upon a ruling by the Arbitrator(s) that Philip Morris International has established a right of setoff, Philip Morris International shall be entitled to recover such funds from escrow and/or set off against future payments in accordance with the Arbitrator's(s') ruling.

     (f) Claims in Excess of Amount Available for Setoff. If a claim, action, suit, proceeding, assessment or demand has been made that would, if successful, entitle Philip Morris International to exercise its right to setoff under
Article 10 and either (1) the amount of the claim, action, suit, proceeding, assessment or demand is likely to exceed the total amount available for setoff or escrow under Article 10, or (2) the claim, action, suit, proceeding, assessment or demand has been brought within two years of the Execution Date and the amount of the claim, action, suit, proceeding, assessment or demand is likely to exceed (euro) 200 million; and, despite the good-faith and expeditious efforts of Philip Morris to defeat the claim action, suit, proceeding, assessment or demand, including invoking the releases provided for by this Agreement if applicable:

          (i) the claim action, suit, proceeding, assessment or demand has not been dismissed, withdrawn, or reduced below the applicable threshold in (1) or (2) above, within one year after the court or tribunal has received full and complete arguments from the parties to the dispute as to whether the claim, action, suit, proceeding, assessment or demand should be dismissed because its assertion contravenes the provisions of this Agreement or otherwise, or

          (ii) the claim, action, suit, proceeding, assessment or demand has been sustained by the court or tribunal after considering arguments by Philip Morris International that the claim, action, suit, proceeding, assessment or demand should be dismissed because its assertion contravenes the provisions of this Agreement or otherwise, and

          (iii) Philip Morris can demonstrate that, as a result of the ongoing claim, burdens have been imposed on it or it is otherwise prejudiced by virtue of such claim.

               then (A) as to any such claim, action, suit, proceeding, assessment or demand that is within the scope of Article 9, Philip

          Morris International shall be discharged of its obligations to pay any amounts payable (i) under Appendix C to the Member State that brought the action, suit, proceeding, assessment or demand, (ii) under Article 4 of this Agreement to that Member State, and (iii) to the EC for its share of any Supplemental Payment for seizures by that Member State. In the event that the aforesaid claim, action, suit, proceeding, assessment, or demand is eventually dismissed or otherwise resolved for an amount below the applicable threshold set forth in (1) and (2) above, Philip Morris International's obligations to the Member State under Appendix C and to the Member State and the EC under Article 4 shall resume prospectively; and

               (B) as to any such claim, action, suit, proceeding, assessment or demand that is not within the scope of Article 9, Philip Morris International shall be discharged of its obligations to pay (i) 50% of the amounts payable to all the Relevant Administrations under Appendix C, (ii) amounts payable under Article 4 of the Agreement to the Member State that brought the claim, action, suit, proceeding, assessment or demand, as well that Member State's share of any payments payable under Appendix C of this Agreement; and (iii) amounts payable to the EC for its share of any Supplemental Payments for any seizures by that Member State. In the event that the aforesaid claim, action, suit, proceeding, assessment or demand is eventually dismissed or otherwise resolved for an amount below the applicable threshold set forth in (1) and (2) above, Philip Morris International's obligations to the Relevant Administrations under Appendix C and to the Member State and the EC under Article 4 shall resume prospectively.

          (iv) For the purposes of subsections (A) and (B) above, the term "Member State" that brought the action, suit, proceeding, assessment or demand shall include (i) the Member State; (ii) the political subdivisions of that Member State; (iii) instrumentalities or agencies of (i) or (ii); and (iv) successors and assignees of all of the foregoing.

          Section 10.02. No Other Effect.

     Subject to Article 11, nothing in this article shall reduce or otherwise affect the other duties of Released Persons to any Releasing Person or the requirements of Relevant Law, nor shall it reduce or otherwise affect the duty of the participating Released Person's obligations under this Agreement, which shall continue in full force and effect during and after any dispute resolution proceedings.

                                   Article 11
                                   TERMINATION

     Section 11.01. Termination.

     (a) This Agreement shall terminate upon the Expiration Date unless terminated earlier by subsections (b) through (g) of this Section.

     (b) The Parties agree that pursuant to this Agreement each Party and all Released Persons shall have adequate remedies to protect them against any claims or demands which are (i) asserted against them in contravention of Article 9, or
(ii) subject to setoff under the provisions of Article 10. Accordingly, a Party shall have the right to terminate this Agreement if, despite their good-faith efforts, the Parties are unable to agree upon substitute provisions, adjustments, or modifications to the Agreement so as to restore those remedies. A Party shall have the right to terminate this Agreement under the circumstances and in the manner set forth in subsections (c) through (g), inclusive, below.

     (c) A Party shall have the right to terminate this Agreement if:

          (i) A claim, action, suit, proceeding, assessment or demand that would, if successful, entitle Philip Morris International to exercise its right to setoff under Article 10 has been made by a Participating Member State in which the sales of Philip Morris Cigarettes are equivalent to or are more than 10 percent of the Philip Morris Cigarettes sold in the Territory of the Member States as of January 1, 2004, and a court in that Participating Member State, or the European Court of Justice, has issued a final and unappealable judgment that invalidates or renders unenforceable a material provision of Article 9 or Article 10, or there is a legislative, executive or administrative action with the same effect in that Participating Member State; or

          (ii) Claims, actions, suits, proceedings, assessments or demands that would, if successful, entitle Philip Morris International to exercise its right to setoff under Article 10 have been made by Participating Member States in which collectively the sales of Philip Morris Cigarettes are equivalent to or are more than 10 percent of the Philip Morris Cigarettes sold in the Territory of the Member States as of January 1, 2004, and the European Court of Justice has, or courts in those Participating Member States have, issued final and unappealable judgments that invalidate or render unenforceable a material provision of Article 9 or Article 10, or there are legislative, executive, or administrative actions with the same effect in those Participating Member States.

     (d) For the purposes of subsection (c) above, the term "Participating Member State" shall include (i) the Participating Member State; (ii) the political subdivisions of that Participating Member State; (iii) instrumentalities or agencies of (i) or (ii); and (iv) successors and assignees of all of the foregoing.

     (e) A Party that seeks to terminate the Agreement must first submit a notice of termination to the other Parties, setting out the basis for termination. Such termination shall become effective 120 days from receipt of notice unless another Party challenges the notice of termination pursuant to
Section 12.02 of this Agreement.

     (f) In the event that an arbitration proceeding is invoked pursuant to subsection (e) above, if the Arbitrator(s) determines that there is a basis for termination, the Agreement shall terminate in its entirety unless the precipitating cause of the termination is clearly confined in its application to a particular Member State or particular Member States, in which case, the Arbitrator(s) shall determine the scope of the termination in the absence of an agreement by the remaining Parties.

     (g) If the Agreement is terminated before the Expiration Date in accordance with the provisions set forth above in subsection (c), a new agreement shall take its place without any further action being necessary by the Parties, such agreement remaining in effect until the Expiration Date, consisting of (1) the Parties' rights and obligations under Articles 7, 9 and 12 of this Agreement,
(2) the Parties' rights and obligations in effect on the date of termination of the Agreement under Article 2 and Appendix B of this Agreement, and (3) the Parties' rights and obligations in effect on the date of termination of the Agreement under Article 5 and Appendix D of this Agreement. All other provisions of the Agreement shall be terminated.

     Section 11.02. Subsequent Agreement.

     It is the intention of the Parties, if feasible, to extend the duration of this Agreement beyond the Expiration Date. Accordingly, beginning no later than two years prior to the Expiration Date, if this Agreement has not been terminated earlier in accordance with its terms, the representatives of the Parties shall meet and attempt in good faith to reach another agreement between the Parties covering the same subject matter addressed herein.


                                   Article 12
                               DISPUTE RESOLUTION

     Section 12.01. The Role of the European Court of First Instance and the European Court of Justice.

     (a) Arbitration Clause for Articles 7 and 9. In the absence of prior agreement, any claim, action, suit, proceeding or dispute between the Parties, between a Party and a Released Person or a Releasing Person, or between a Released Person and a Releasing Person, arising out of or relating to any breach, clarification or enforcement of Article 7 or 9 of this Agreement relating to the sale, distribution, storage or shipment of Contraband Cigarettes before the Execution Date or, for Subsequent Participating Member States, their respective Signature Dates, shall be brought exclusively before the European Court of First Instance pursuant to Article 238 of the EC Treaty. Each of the Parties hereby agrees, on its behalf and on behalf of the Released Persons or the Releasing Persons (as the case may be), that this Section 12.01 constitutes and is intended to be an arbitration clause for the purposes of Article 238 of the EC Treaty, and irrevocably consents to the jurisdiction of the European Court of First Instance in relation to any such dispute, and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the reference of such dispute to the European Court of First Instance or that any such dispute has been brought in an inconvenient forum. Process in any proceeding brought before the European Court of First Instance pursuant to Article 238 of the EC Treaty may be served on any Party anywhere in the world, whether within or without the jurisdiction of the European Court of First Instance. The applicable law to interpret this Agreement shall be the law of the State of New York, without giving effect to choice of law or conflict of law doctrine. The European Court of First Instance shall in its determination of any dispute concerning this Agreement, have regard to, inter alia, its own case law, and that of the European Court of Justice, on the interpretation of the EC Treaty and EC Law.

     (b) Referral of matters to the European Court of First Instance or the European Court of Justice. In the event that a claim, suit, action, assessment, proceeding or demand (in this Section 12.01(b) hereinafter, "claim") is brought against Philip Morris relating to the sale, distribution, storage, or shipment of Contraband Cigarettes before the Execution Date before any court or tribunal of the Member States (including the courts and tribunals of political subdivisions of the Member States) the Parties agree to follow the following procedures:

          (i) the European Commission may be given notice of the claim by Philip Morris International;

          (ii) As soon as reasonably possible after receiving notice of the claim, the European Commission agrees to: (a) consider whether the claim is within the scope of the Arbitration clause of Section 12.01(a) of this Agreement; (b) if it considers this to be the case, prepare a statement of position in admissible form that the claim concerns, in whole or in part, a matter covered by and subject to this Agreement and to the Arbitration clause in Section 12.01(a) and that the Agreement provides that disputes regarding the application of Articles 7 and 9 of this Agreement to such claims should be brought exclusively before the Court of First Instance pursuant to Article 238 of the EC Treaty, the Agreement provides that if such claims are brought before any court or tribunal of the Member States (including a court or tribunal of the political subdivisions of the Member States), such proceeding should be suspended and referred or transferred to the European Court of First Instance pursuant to Article 238 of the EC Treaty, and the Agreement provides that to the extent that any Party is prevented from so transferring, all questions concerning the interpretation of any provision of Community Law that is necessary to enable such court to give judgment, be referred to the European Court of Justice under Article 234 of the EC Treaty and (c) provide said statement of position to all relevant Parties for use by any Party in a motion filed pursuant to Section 12.01(a) and, submit it to the competent authority of the Relevant Member State with a request that it be submitted to the appropriate court;

          (iii) If the European Commission concludes that a claim, is not a matter covered by and subject to this Agreement or is not one to which the Arbitration clause of Section 12.01(a) applies, and any Party disagrees with that conclusion, or the European Commission does not render the aforesaid statement of position within sixty (60) days of the notice set forth herein, any Party may demand Arbitration pursuant to Section 12.02 of this Agreement. If the Arbitrators rule that the claim is within the scope of the Arbitration clause of Section 12.01(a), the European Commission agrees to (a) prepare a statement in admissible form that states that (i) the Arbitrator(s) have ruled that the claim is within the scope of the Arbitration clause of Section 12.01(a) of this Agreement, and (ii) the Agreement provides that disputes regarding the application of Articles 7 and 9 of this Agreement to such claims should be brought exclusively before the Court of First Instance pursuant to Article 238 of the EC Treaty, the Agreement provides that if such disputes are brought before any court or tribunal of the Member States (including a court or tribunal of the political subdivisions of the Member States), such proceeding should be suspended and referred or transferred to the European Court of First Instance pursuant to Article 238 of the EC Treaty, and the Agreement provides that to the extent that any Party is prevented from so transferring, all questions concerning the interpretation of any provision of Community Law that is necessary to enable such court to give judgment, be referred to the European Court of Justice under Article 234 of the EC Treaty, and (b) provide said statement to all relevant Parties for use by any Party in a motion filed pursuant to Section 12.01(a) and, submit it to the competent authority of the Relevant Member State with a request that it be submitted to the appropriate court;

          (iv) Subject to Relevant Law, the Participating Member States, as well as their political subdivisions, instrumentalities, agencies, successors and assigns, agree that they will not oppose a motion filed pursuant to Section 12.01(a).

          Section 12.02. Dispute Resolution for Claims Brought Under the Terms of the Agreement.

          (a) Arbitration Clause. Subject to Section 12.01, any dispute between the Parties arising out of or relating to this Agreement or any breach, clarification or enforcement of any provision of this Agreement or any conduct contemplated herein shall be brought exclusively before, and decided pursuant to the UNCITRAL Rules by the arbitrator who is at the top of the list attached to this Agreement as Appendix J (the "Arbitrator"). If the Arbitrator is unable to hear the Parties' dispute within 60 days of reference, upon demand by any Party to the dispute, the next-highest-listed-arbitrator in Appendix J shall be deemed to be the Arbitrator for the purposes of that dispute. Should the Arbitrator be permanently unable to hear the Parties' disputes, the next-highest-listed arbitrator in Appendix J shall be deemed to be the Arbitrator for the purposes of the Agreement. The Parties may add to, remove from, or reorder the list of arbitrators in Appendix J at any time by mutual agreement in writing.

          (b) The arbitration proceedings shall be conducted in the English language in Brussels, unless otherwise agreed by the Parties to the dispute. Consistent with Relevant Law, and any applicable law governing Philip Morris' disclosure obligations the arbitration proceedings shall be confidential to the extent possible, and the Parties shall not disclose the nature or scope of the proceedings, or any information obtained in or arising out of the proceedings, to any third party. No amicus curiae or "friend of the court" briefs may be filed in the proceedings. The Arbitrator(s) shall provide the rules of the proceedings and shall issue a written opinion stating the reasons for the relief granted. The arbitration proceedings, and the enforcement of any arbitral order or award, or an action to compel arbitration, shall be governed by the substantive laws of the State of New York without regard to choice of law doctrine. The Parties agree that the orders, decisions, and awards of the Arbitrator(s) shall be exclusively enforceable in the New York State Supreme Court (New York County), and any action to compel arbitration shall be commenced in New York State Supreme Court (New York County). The Party seeking to compel arbitration, or to enforce the orders, decisions, and awards of the Arbitrator(s), shall, at the time of the commencement of the action or proceeding, request assignment of the action or proceeding to the Commercial Division, Supreme Court of the State of New York (New York County). The final judgment of the New York State Supreme Court may be enforced by any Party in any court possessing personal and subject matter jurisdiction.

          (c) Notwithstanding the foregoing, for any dispute between the Parties involving Article 3, Section 4.01(t) and (u), Article 11, Section 12.01(b), and any dispute involving Article 10 where the amount in dispute exceeds 20 percent of the "Base Payment" in Appendix C, any Party shall, upon request, have the right to have the dispute settled by a three-person arbitration panel with the Arbitrator acting as chairperson and one arbitrator to be selected by the Philip Morris International Party or Parties to the dispute and one arbitrator to be selected by the Relevant Administration Party or Parties to the dispute.


                                   Article 13
                                  MISCELLANEOUS

     Section 13.01. Notices.

     All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given to the Director of OLAF and the General Counsel of Philip Morris International.

     Section 13.02. Waivers.

     No provision of this Agreement may be waived unless such waiver is in writing and is signed by the Party against whom the waiver is to be effective.

     Section 13.03. Expenses.

     All costs and expenses incurred in connection with this Agreement or the Litigation shall be paid by the Party incurring such cost or expense.

     Section 13.04. Nature of Payments.

     The Parties agree that no part of any of the payments made pursuant to this Agreement is being paid as (or in settlement of actual or potential claims for) fines or penalties, civil or criminal, or enhanced, multiple or punitive damage awards. Nor does any part of such payments represent the cost of a tangible or intangible asset or other future benefit.

     Section 13.05. Successors and Assigns.

     Except as provided for in Section 9.01(a) of this Agreement, the provisions of this Agreement, including the obligations set forth herein, shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

     Section 13.06. Legality and Severability.

     (a) All obligations under this Agreement are subject to the relevant laws, statutes, ordinances, rules, regulations or other provisions having the force or effect of law of the EC and/or any Member State, which are in effect in each Member State as of its Signature Date, or are enacted or amended by the EC or a Member State after its Signature Date ("Relevant Law"), and without prejudice to the rights of the Parties under Article 11, the Parties agree that to the extent that any obligation of any Party under this Agreement would violate Relevant Law, the Party shall be excused from performing such obligation only to the extent that performance would violate such law and shall not incur any liability as a result thereof.

     (b) Without prejudice to the rights of the Parties under Article 11, in the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court or tribunal of competent jurisdiction to be illegal, void or unenforceable, or there is a legislative, executive or administrative action with the same effect in a Participating Member State, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as to reasonably effectuate the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the intent and purpose of such void or unenforceable provision.

     Section 13.07. Counterparts; Effectiveness; Third Party Beneficiaries.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the Execution Date. No provision of this Agreement is intended to confer upon any Person other than the Parties and the Persons identified in Article 9 any rights or remedies hereunder.

     Section 13.08. Entire Agreement.

     This Agreement, including the Appendixes, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior drafts of this Agreement and any prior understandings reached between the Parties during negotiation of this Agreement, whether oral or written. Notwithstanding the foregoing, each of the Parties may rely upon express representations made in any letter from another Party or their counsel provided at or near the Execution Date or any Signature Date relating to the Agreement.

     Section 13.09. Captions.

     The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 13.10. Designated EC Representative.

     The EC hereby appoints the Director of OLAF as its designated representative for communications with Philip Morris International relating to the administration of this Agreement. The designated representative is hereby given authority by the EC to act on its behalf for the purposes of this Agreement, including without limitation, giving and receiving notices and inquiries, and reviewing and approving any documentation or protocols required to be reviewed or approved under this Agreement.

     Section 13.11. Amendments.

     Any provision of this Agreement may be amended but only if such amendment is in writing and is signed by each Party to this Agreement.

     Section 13.12. Authorship.

     No one Party or group of Parties shall be considered to have been the author of this Agreement.

     Section 13.13. Use of Information Provided by Philip Morris International.

     Any information provided to the Relevant Administrations or OLAF pursuant to the Agreement shall be used only for the purposes of promoting the Parties' joint objective of combating Cigarette smuggling, Cigarette counterfeiting and any related Money Laundering. In no case shall any such information be used or provided to third parties for any other purpose without prior written consent by Philip Morris International, unless the Relevant Administration is compelled to disclose the information by judicial or administrative process or by other requirements of law.

     Section 13.14. Equal Treatment Provision.

     If, at any time during the operation of this Agreement, the EC enters into an agreement with another Cigarette manufacturer relating to the same subject-matter as this Agreement ("Future Cooperation Agreement") on terms (after due consideration of relevant differences in volume of Cigarettes or other appropriate factors) more favorable to such Cigarette manufacturer than the terms of this Agreement, then Philip Morris International may request of the EC that it receive treatment under this Agreement at least as relatively favorable as the overall terms provided to the other Cigarette manufacturer. The EC will act in good faith to consider any such request and may grant such a request if it is consistent with the intent of this Agreement.

     Section 13.15. Additional Participating Member States.

     Any Member State may become a Participating Member State by executing a copy of this Agreement in the appropriate form and delivering a counterpart thereof to Philip Morris International and the other Parties thereto.

     Section 13.16. Use of the Agreement.

     This Agreement may be admitted into evidence, without the consent of the Parties (i) in any proceeding for the purposes of enforcing the terms hereof, or
(ii) if the contemplated use of said document would not be contrary to the intent of this Agreement, in support of any claim or defense any Party may wish to raise in any proceeding brought against it. Otherwise, the Agreement may not be admitted into evidence in any proceeding without the consent of the Parties.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                         Philip Morris International Inc.,
                                         Philip Morris Products Inc.,
                                         Philip Morris Duty Free Inc., and
                                         Philip Morris World Trade SARL

                                         By:


                                         -------------------------------------
                                         Andre Calantzopoulos

                               European Community


The European Commission hereby executes this Agreement on behalf of the European Community and has the full right and authority to do so;

The execution and performance of this Agreement by the European Commission is within its powers and has been duly authorized by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the European Community and is enforceable in accordance with its terms.


------------------------------              -----------------------------
Michel Petite                               Franz-Hermann Bruner
Director General                            Director General
Legal Service                               European Anti-Fraud Office
European Commission                         European Commission



Date:
     ------------------------

                               Kingdom of Belgium


The Minister of Finance of the Kingdom of Belgium hereby executes this Agreement on behalf of the Kingdom of Belgium and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of Finance of the Kingdom of Belgium is within its governmental powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Kingdom of Belgium and is enforceable in accordance with its terms.





Minister of Finance of the
Kingdom of Belgium
                  --------------------------



Date:
     -----------------------

                               Republic of Finland


The Minister of Finance of the Republic of Finland hereby executes this Agreement on behalf of the Republic of Finland and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of Finance of the Republic of Finland is within its governmental powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Republic of Finland and is enforceable in accordance with its terms.




Minister of Finance of the
Republic of Finland
                    ---------------------------------



                       Date:
                            ------------------------

                                 French Republic


The Ministry of the Economy, Finance and Industry of the French Republic hereby executes this Agreement on behalf of the French Republic and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of the Economy, Finance and Industry of the French Republic is within its governmental powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the French Republic and is enforceable in accordance with its terms.





On behalf of the
Minister of Economy,
Finance and Industry
of the French Republic
                      --------------------------------



Date:
     -----------------------

                           Federal Republic of Germany

The Ministry of Finance of the Federal Republic of Germany hereby executes this Agreement on behalf of the Federal Republic of Germany and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of Finance of the Federal Republic of Germany is within its governmental powers and has been duly authorised by all necessary action on its part.

This Agreement constitutes a valid and binding Agreement of the Federal Republic of Germany and is enforceable in accordance with its terms.




On behalf of the Ministry of Finance
of the Federal Republic of Germany
                                  ----------------------------



Date:
     ----------------------

                               Republic of Greece


The Minister of the Economy and Finance of the Republic of Greece hereby executes this Agreement on behalf of the Republic of Greece and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of the Economy and Finance of the Republic of Greece is within its governmental powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Republic of Greece and is enforceable in accordance with its terms.




Minister of the Economy and Finance
for the Republic of Greece
                           ----------------------------



Date:
     ----------------------

                                Italian Republic


The Minister of Economy and Finance of the Italian Republic hereby executes this Agreement on behalf of the Italian Republic and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of Economy and Finance of the Italian Republic is within its governmental powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Italian Republic and is enforceable in accordance with its terms.




Minister of Economy and Finance
of the Italian Republic
                       ----------------------------------



Date:
     ----------------------

                            Grand-Duchy of Luxembourg

The Minister of Finance of the Grand-Duchy of Luxembourg hereby executes this Agreement on behalf of the Grand-Duchy of Luxembourg and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of Finance of the Grand-Duchy of Luxembourg, is within its governmental and administrative powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Grand-Duchy of Luxembourg and is enforceable in accordance with its terms.




Minister of Finance of the
Grand-Duchy of Luxembourg
                         --------------------------------



Date:
     ----------------------

                           Kingdom of the Netherlands

The Minister of Finance of the Kingdom of the Netherlands hereby executes this Agreement on behalf of the Kingdom of the Netherlands and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of Finance of the Kingdom of the Netherlands is within its governmental powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Kingdom of the Netherlands and is enforceable in accordance with its terms.




Minister of Finance of the
Kingdom of the Netherlands,
                           ----------------------------------



Date:
     ----------------------

                               Portuguese Republic


The Minister of State and Finance of the Portuguese Republic hereby executes this Agreement on behalf of the Portuguese Republic and has the full right and authority to do so;

The execution and performance of this Agreement by the Ministry of Finance of the Portuguese Republic is within its governmental powers and has been duly authorised by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Portuguese Republic and is enforceable in accordance with its terms.




Minister of State and Finance
of the Portuguese Republic
                          -----------------------------------



Date:
     ----------------------

                                Kingdom of Spain


The Minister of the Economy and Finance of the Kingdom of Spain hereby executes this Agreement on behalf of the Kingdom of Spain and has the full right and authority to do so;

The execution and performance of this Agreement by the Minister of the Economy and Finance of the Kingdom of Spain is within its governmental powers and has been duly authorized by all necessary action on its part;

This Agreement constitutes a valid and binding Agreement of the Kingdom of Spain and is enforceable in accordance with its terms.




Minister of the Economy and Finance
of the Kingdom of Spain

---------------------------------



Date:
     ----------------------------

     Altria Group, Inc., f/k/a Philip Morris Companies Inc., hereby warrants that should any of its direct or indirect subsidiaries that are not already Parties to this Agreement undertake to sell, distribute, ship or store Cigarettes within or through the Territory of the Member States, or any Designated State, whether directly or indirectly, Altria Group shall ensure that such subsidiaries adhere to the terms of this Agreement. Altria Group, Inc. also warrants that neither it, nor any of its direct or indirect subsidiaries, shall take any action to avoid or limit the obligations of Philip Morris International created by this Agreement. Altria Group, Inc. hereby declares that it has the authority to make the warranties herein concerning its said subsidiaries.


                                             Altria Group, Inc.

                                       By:

                                       ----------------------------------

                                   APPENDIX A


PHILIP MORRIS COMPANIES INC.

POLICY STATEMENT ON COMPLIANCE WITH FISCAL, TRADE AND ANTI-MONEY LAUNDERING LAWS

I.   Introduction

Compliance is a key business objective for each and every one of us and goes hand in hand with the Company's financial and other goals. How we conduct our business is as important as the financial results we achieve, and no one should act on the false assumption that business targets are more important than legal and ethical standards. Our business goals must be achieved within the law and without jeopardy to our reputation for integrity or how the public perceives the Company.

Accordingly, Philip Morris Companies Inc. is issuing this policy statement to all of its operating companies (collectively, "the Company") in order to standardize procedures related to fiscal, trade and anti-money laundering laws that apply to the sale of the Company's food, beer and tobacco products. Included within this policy statement are measures designed to guard against the diversion of our products into illegal trade channels and against our products being used by criminals to "launder" the proceeds of crime. This policy therefore, concerns those laws and regulations that govern:

(i) the payment of import duties, value added tax, excise taxes and other imposts applicable to our products;

(ii) the handling of payments which we receive from our customers;

(iii) currency reporting and recordkeeping requirements; and

(iv) trade restrictions or prohibitions.

It also includes important "know your customer" guidelines to help us meet our goal of only doing business with firms that share our high standards of integrity and business practices. Procedures for reporting suspicious activities in this area are also set out below. Antitrust and competition laws are covered by separate policies and compliance programs. As discussed below, this policy statement reaffirms the Company's commitment to compliance with the laws that apply to its business as well as the primary responsibility of the operating companies to implement and continually improve their compliance programs. This policy statement applies to all domestic and international operating companies which engage in the sale, distribution or licensing of any of the Company's products or which collect payments for such products (although the application of certain laws, for example, anti-money laundering laws and regulations, may vary among operating companies).

II.  Compliance Programs

Each operating company shall implement a compliance program to give effect to this policy statement ("Compliance Program"). In developing its Compliance Program, each operating company's management, working with their legal counsel, should identify the fiscal, trade and anti-money laundering laws which are relevant to their businesses; ensure that all appropriate personnel (including employees in sales, credit, treasury and accounting and other employees who have contact with customers and other independent contractors) are aware of these laws as well as Company policy; and implement procedures including appropriate education and training programs, designed to prevent and detect violations of the law or Company policy.

The Legal Department of each operating company shall advise its operating company on the development of a suitable Compliance Program, provide guidance as to its implementation and monitor adherence to the Compliance Program. For these purposes, the General Counsel of each operating company shall designate one or more members of the operating company's Legal Department to act as compliance coordinators.

III. General Standard of Conduct

As stated in the Business Conduct Policy, the Company expects a high standard of conduct and personal integrity of all employees. The Business Conduct Policy also states:

"Conduct that is unlawful or that violates Company policies and procedures will not be condoned under any circumstances. This includes conduct that occurs in a country which does not enforce a restriction or a prohibition in its own law or in which the violation is not subject to public criticism or censure."

Further, the fact that a competitor or other company may appear to be engaged in an illegal activity apparently without incurring any penalties does not justify or mean that we can be involved in the same type of activity or condone the involvement of our customers or anyone associated with the Company. The operating companies' Compliance Programs should reflect these principles and standards of conduct.

IV. Types of Laws and Procedures to be Covered

Each operating company's Compliance Program should identify the applicable laws that govern the sales of its products, taking account of jurisdictional and other issues. At a minimum, however, Compliance Programs should cover the following substantive areas of law and procedures where relevant:

     A.   Customs and Fiscal Laws and Regulations

     As a general rule, importation of the Company's products is subject to various customs and fiscal laws and regulations. In particular, physical importation of products into a country must usually comply with either:

     (i) the regulations that specify the import duties, value added tax, excise tax, and the like that may be payable in relation to our products; or

     (ii) the tax, bonding, or other similar regulations that govern "tax or duty free" shipments.

     Shipments of or trade in products in violation of these types of laws is usually known as contraband, smuggling or tax evasion. Government agencies and law enforcement bodies around the world are increasingly concerned by the incidence of contraband as well as its reported relation in certain countries to money laundering. The Company's policy in this context is clear: we will not condone, facilitate, or support contraband or money laundering and we will cooperate with governments in their efforts in prevent illegal trade in the products that we manufacture.

     B.   Receipt of Payments

     Criminals often transact business with the cash proceeds of crime or with negotiable instruments that are the equivalent of cash (e.g., money orders and travelers checks) and that have been purchased with the cash proceeds of crime. Criminal schemes also may involve payments by third parties which may be non-existent or "front" persons or payment in the currency of a country other than the country in which business is transacted. Under the laws of the United States and other countries, in certain circumstances, dealing in criminal proceeds can itself be considered criminal conduct.

     In confirmation of our long-standing practices in this area, the operating companies' Compliance Programs which implement this policy statement should include the following requirements:

     (i) acceptable forms of payment are: (a) wire transfer or check, in both cases from a bank account in the customer's name, (b) cashier's check or bank draft, in both cases issued by a bank in the country in which the customer is located and (c) cash, but only where the nature and scale of a customer's business (e.g., a small retail outlet) are such that it is not commercially feasible under local conditions for a customer to use the forms of payment specified in (a) or (b);

     (ii) all payments must be made in the same currency as the invoice;

     (iii) third party payments are unacceptable;

     (iv) any overpayments must be carefully scrutinized; any request to make an overpayment or that a refund be sent to a third party must be approved by the Chief Financial Officer and Chief Executive Officer of the operating company or their designees; and

     (v) payments for each invoice or group of invoices due should be made by a single instrument.

     Procedures of individual operating companies may allow for exceptions to these five requirements to be made on a case-by-case basis but such exceptions must be approved by the Chief Financial Officer and Chief Executive Officer of the operating company or their designees. If exceptions are permitted, the procedures must provide that they should be granted only in exceptional circumstances and require documentation of the reasons for granting any exception.

     Moreover, each Compliance Program should include reasonable procedures to identify payments that do not comply with this policy statement or that merit further inquiry. Because unacceptable or suspicious payments may be indicative of illegal activity, it is essential that in such cases inquiries be made to determine the legitimacy of the customer and the transaction, including the reason for the payment.

     C.   Currency Reporting and Recordkeeping

     For fiscal control or crime prevention purposes, the United States and many other countries have instituted various currency or other transaction reporting and recordkeeping requirements relating to domestic and/or international transactions. Many of these requirements are applicable only to financial institutions and financial services businesses, but others apply to businesses generally. In general, they require customers to provide identification and other information when conducting a transaction involving currency or cash equivalents over a certain threshold amount (e.g., US$10,000). Each operating company should take steps to ensure that all such requirements continue to be observed.

     D.   Trade Restrictions or Prohibitions

     The United Nations and European Union, Switzerland, the United States, and a number of other jurisdictions periodically impose various export and trade controls that restrict or prohibit dealings with certain countries, entities and individuals. Trade restrictions take many forms and can include:

     (i)  a ban on exports to a sanctioned country;

     (ii) a ban on imports from or dealings in property originating in a sanctioned country;

     (iii) a ban on travel to or from a sanctioned country;

     (iv) a ban on new investments in a sanctioned country; or

     (v) a ban on financial transactions and dealings involving a sanctioned country or designated individuals and entities.

     The reach of these types of laws varies, but as a general rule they may restrict the activities of citizens or residents of the sanctioning jurisdiction, including companies that are incorporated under the laws of the sanctioning jurisdiction, with regard to the governments, financial institutions, firms or individuals resident in or officially identified with the sanctioned country. At present, trade restrictions that are relevant to consumer products companies (i.e., as opposed to restrictions dealing with military or other technology) are in force against a number of countries including the following: Afghanistan, Cuba, Iran, Iraq, Libya, Myanmar (Burma), North Korea, Sudan and Yugoslavia (Serbia). Each Compliance Program should be designed to ensure that the operating company complies with any trade controls or sanctions that may apply to its activities.

V.   Know Your Customer Guidelines

In addition to covering applicable substantive laws, each operating company's Compliance Program should include guidelines related to selecting and working with its customers. The following sections highlight certain key elements that should be included as part of such guidelines, which serve to reinforce Company policy and compliance efforts.

The Company wants to do business only with firms that share our standards of integrity and honorable business practices. Otherwise, we face the possibility that even an arms'-length association with third parties who violate the law might harm our reputation or place the Company or its employees in legal difficulty. For these and other reasons, managers should carefully assess the integrity of potential customers before entering into nay business relationship.

     A.   Customer Selection

     In particular, before approving any new customer for any significant volume of our products, managers should obtain sufficient information about the customer and the customer's business to satisfy themselves that it is: (i) an existing legal entity; (ii) creditworthy; and (iii) a reputable enterprise engaged in a legitimate business. All such checks should be documented and repeated periodically, including in the event of any change in control of the customer. The frequency and extent of such checks will vary according to factors such as the nature and extent of the relationship, the level of purchases and the geographic areas where that customer does business. If there are any suspicious circumstances present or inconsistencies in information additional due diligence should be undertaken. In any event, however, each operating company's Compliance Program should require sufficient due diligence to confirm the bona fides of customers.

     All new customers should be advised of the Company's compliance expectations. Thereafter, Compliance Programs should provide for periodic reminders of Compliance policy.

     Finally, each operating company should establish a procedure for maintaining appropriate customer records which may include the following materials:

     (i) a customer approval form detailing the products which the customer is authorized to purchase and the market of intended destination (to be signed by a designated operating company officer);

     (ii) a policy letter regarding fiscal and trade law compliance (to be sent periodically to remind our customers of our policy);

     (iii) due diligence checks (e.g., company search report, details of owners and principal officers, bank references and other creditworthiness checks); and

     (iv) any inquiries from and responses to government agencies regarding the customer or its business.

     B.   Sales Only to Approved Customers

     Company policy is to restrict product sales to approved customers commensurate with the legitimate market demand therefore. Accordingly, there should be no sales to anyone other than approved customers. Affiliates of approved customers are not themselves approved customers. Any request to the Company by an existing customer for the supply of our products to a third party should be handled as a request for new customer approval.

     C.   Continued Awareness and Monitoring

     On an ongoing basis, managers should maintain a high degree of awareness of our customers' business practices and be alert to the possibility of detrimental changes in a customer's business practices, as well as signs of questionable conduct including suspicious transactions. For example, if a press report alleges that a customer or a customer's customer is involved in contraband trade or if a customer's orders suddenly increase dramatically without any clear justification based on market conditions, further inquiries may be appropriate. Any indications of possible violations of this policy statement should be reported in accordance with
     Section VII.

     D.   Dealings With Customers

     The Company respects the commercial freedom of its customers and recognizes that antitrust and competition laws may restrict the extent to which control can be exercised over resale prices or other conditions under which our customers resell our products. Consistent with these and other principles, and in accordance with the Business Conduct Policy, employees should neither own a substantial interest in a customer or organization seeking to become a customer unless approved in writing by the Responsible Officer (as defined in the Business Conduct Policy), nor become involved in directing or managing a customer's business affairs.

     Moreover, in no circumstances should an employee assist any person in any conduct involving our products that violates fiscal, trade or anti-money laundering laws and/or regulations, including evasion of applicable taxes or import duties. Nor should any employee facilitate or participate in any activity that subverts this policy, including, for example, by agreeing to interpose an existing or new customer to act as an intermediary purchaser which will resell our products to another firm that has not been approved as a customer.

     We expect our customers to comply with all applicable laws when they resell our products; and we expect that our customers will, in turn, in keeping with applicable laws, seek to ensure that their customers resell our products in their market of intended destination. We reserve the right to stop supplying products to any customer shown to have been involved in contraband sales or distribution of our products. We expect our customers to do the same in relation to their own customers.

     E.   Licensees and Contract Manufacturers

     We must also continue to exercise careful judgment in selecting those we allow to use our name or any of our trademarks, including licensees and contract manufacturers and carry out appropriate due diligence checks to confirm that such entities are reputable. Just as we should remain alert to possible changes in a customer's business practices, we must also be aware of the behavior of our licensees and other business associates.

VI.  Government Inquiries

From time to time, the Company may be served with legal process or receive written or oral requests for information from law enforcement or other government agencies for records or information about customers or business associates who may be under investigation or who may be associated with a third party that is under investigation. As set out in the Philip Morris Companies Inc. Legal Guide for Employees, it is Company policy to cooperate fully in these inquires within the confines of applicable privacy and other laws and to respond to each lawful request in a timely fashion. Any employee who receives such a request should follow the procedures of the Legal Guide, including immediate reference to the Legal Department for review.

In keeping with out long-standing policy of supporting government actions against illegal trading in our products, we are asked from time to time to assist in tracing the country and date of manufacture of a particular product and our customer for that product based on markings and other records. Each operating company should have marking systems which, with related documentation, will allow us to assist governments with their attempts to identify purchasers of our products, and the dates and locations of production. Also, any employee who becomes aware of any attempt to tamper with our products or the packaging of our products or any attempt to falsify invoices or other import documents should promptly report this to the Legal Department.

VII. Reporting of Suspected Wrongdoing

Any indications of possible violations of this policy statement or the Compliance Programs or of suspicious activity by customers should be reported promptly to the Legal Department of the relevant operating company for appropriate action. Actions which may be appropriate include monitoring a customer's activity, a possible management decision to suspend or sever the business relationship in accordance with Company policy and/or a determination of whether to report the activity to the appropriate government authorities. The Legal Department of each operating company shall implement a procedure to ensure that the identify of any person reporting violations of this policy statement or its Compliance Program or any suspicious activity by customers will be kept confidential if the reporter of that information so requests.

VIII. Violations

Consistent with the Business Conduct Policy and Legal Guide, any employee who fails to comply with this policy statement or the Compliance Programs and policies that have been and will be promulgated by the operating companies may be subject to disciplinary action, which may include termination and loss of employment-related benefits. Any suspected violations of fiscal, trade or anti-money laundering laws by customers, licensees or contract manufacturers should be reported in accordance with the procedures set out above.

Finally, employees are urged to consider the spirit of this policy statement and to act accordingly. It is vital that we maintain our commitment both to observing and abiding by the laws governing our business and to the protection of our good name and reputation. Any questions regarding this policy statement should be referred to the Legal Department.

September 13, 1999

                      APPENDIX B -- EC COMPLIANCE PROTOCOLS

                                   PROTOCOL 1
           GENERAL STATEMENT OF ANTI-MONEY LAUNDERING / ANTI-SMUGGLING
                              COMPLIANCE PROTOCOLS

     1.01. Definitions. Except as otherwise defined herein, the terms used in these EC Compliance Protocols are as defined in Article 1 of the Anti-Contraband and Anti-Counterfeit Agreement and General Release.

     1.02. Commitment of Philip Morris International.

     (a) Consistent with these Protocols, Philip Morris International reiterates its ongoing commitment and obligation to comply with all applicable laws, including those of the EC and the Member States, governing its conduct relating to:

          (i) the payment of import duties, value added tax, excise tax and other imposts applicable to Cigarettes manufactured or sold by Philip Morris International;

          (ii) the handling of payments which are received from customers, licensees, and other obligors in respect of Philip Morris Cigarettes;

          (iii) currency reporting and record-keeping requirements; and

          (iv) trade restrictions or prohibitions.

     (b) Conduct that is unlawful or that violates Philip Morris International's policies and procedures will not be condoned under any circumstances. This includes conduct that occurs in a country that does not enforce a restriction or prohibition in its own law or in which the violation is not subject to public criticism or censure.

     (c) After detecting any violation of these Protocols, Philip Morris International shall make all commercially reasonable efforts to prevent and/or penalize further similar conduct.

     (d) The fact that a competitor or other company may appear to be engaged in an illegal activity without incurring any penalties does not mean that Philip Morris International can be involved in such illegal activity or condone the involvement of its customers or anyone associated with Philip Morris International in such illegal activity.

     1.03. Scope and Purpose of the EC Compliance Protocols.

     (a) These EC Compliance Protocols are designed to promote the Parties' joint objective that Philip Morris Cigarettes be sold, distributed, stored, and shipped in accordance with all applicable fiscal and legal requirements, and, in particular, sold at retail in accordance with all applicable tax and duty laws in the Intended Market of Retail Sale.

     (b) These Protocols are designed to achieve the Parties' joint objective of meaningful cooperation, in particular between Philip Morris International and OLAF, in eliminating the sales of smuggled and/or counterfeit Cigarettes as well as any associated Money Laundering. Furthermore, these Protocols are designed to further the Parties' joint objectives (i) that Philip Morris International terminate sales of Cigarettes to persons, corporations and/or distributors that have been found to be unlawfully or knowingly engaged in the distribution of smuggled products or Money Laundering, (ii) that the Relevant Administrations are in a better position to investigate and prosecute such persons, and to prevent and detect such frauds, and (iii) that Philip Morris International be provided active and effective support for its efforts to deter any act or practice that favors or facilitates the use of its Cigarettes in smuggling or as a vehicle to launder illegal proceeds. The information provided by Philip Morris International to the Relevant Administrations and OLAF pursuant to these Protocols will contribute to the vigorous pursuit of persons suspected of illegally smuggling Cigarettes, counterfeiting and Money Laundering throughout the world.

                                   PROTOCOL 2
                               KNOW YOUR CUSTOMER

     2.01. Conducting Business with Approved Contractors. Beginning 180 days after the Execution Date, for the sale, distribution, storage, or shipment of Cigarettes in excess of 2,500 Master Cases of Philip Morris Cigarettes per year within or into the Territory of one or more of the Member States or any Designated State, Philip Morris International shall conduct business only with Approved Contractors.

     2.02. Market Demand. Philip Morris International shall sell and distribute Cigarettes in amounts that are commensurate with the Retail Demand in the Intended Market of Retail Sale, and Philip Morris International will refuse to sell Philip Morris Cigarettes in volumes exceeding that amount.

     2.03. Due Diligence.

     (a) Philip Morris International shall undertake Due Diligence with respect to all of its Contractors, or Persons reasonably likely to be engaged by Philip Morris International as Contractors (together "Applicants"), in order to satisfy itself that such Persons are able and committed to honor the objectives and practices set forth in these EC Compliance Protocols and therefore are eligible to become Approved Contractors.

     (b) As part of its Due Diligence, a representative of Philip Morris International shall:

          (i)   meet with a representative of each Applicant;

          (ii)  visit the Applicant's principal place of operations;

          (iii) obtain Due Diligence Information from each Applicant or other sources;

          (iv) assess and verify each Applicant's ability and commitment to comply with the objectives and procedures of the EC Compliance Protocols to the extent applicable to it;

          (v) assess and verify each Applicant's ability and commitment to implement its own Know-Your-Customer procedures consistent with these Protocols and for each Applicant to require the same of its wholesale cigarette customers, if any; and

          (vi)  create a report detailing the result of the Due Diligence.

     (c) "Due Diligence Information" means the following information, to the extent that it is reasonably available:

          (i) where the Applicant is an individual, information regarding his or her identity, including but not limited to, full name, business registration number (if any), date and place of birth, and applicable tax registration numbers and a copy of their official identification and/or passport;

          (ii) where the Applicant is a corporation or other entity, information regarding its identity, including but not limited to, full name, business registration number, date and place of incorporation, corporate capital, applicable tax registration numbers, copies of its articles of incorporation or equivalent documents, its corporate Affiliates, the names of its officers and directors, and the name of any designated representatives, including but not limited to the representatives' complete names, and copies of their official identification and/or passports;

          (iii) where the Applicant is seeking to become a First Purchaser, a description of the intended use and Intended Market of Retail Sale of the Cigarettes to be purchased from Philip Morris International. This "Sales Plan" shall be required to be updated as needed and will include complete identification as practicable of the Subsequent Purchasers to whom the Cigarettes will be sold;

          (iv) documentation regarding the number of persons employed by the Applicant at the date of the request for information;

          (v) documentation regarding any criminal offenses, or charges filed by governmental agencies, against the Applicant or any of its managers, directors, and/or legal representatives; and

          (vi) complete identification of the bank accounts through which the payments for the Cigarettes sold to the Applicant shall be made, including but not limited to the complete name and address of the bank, the complete name and address of the account holder, and all information concerning the identification of the account. In addition to the foregoing information, if the bank account to be used to pay Philip Morris International belongs to an Affiliate of the Applicant, full disclosure of the precise relationship between the Affiliate and the Applicant (or subsequently, the Approved Contractor) shall be required to be made to Philip Morris International prior to the acceptance of any payment from such an Affiliate. This information shall be required to be updated, as needed, by the Applicant if the Applicant becomes an Approved Contractor.

     (d) If, following its Due Diligence, Philip Morris International is not satisfied that an Applicant is able and committed to honor the objectives and practices set forth in these EC Compliance Protocols, Philip Morris International shall refuse to conduct business with that Applicant.

     (e) If, following its Due Diligence, Philip Morris International is satisfied that an Applicant is able and committed to effectively implement the objectives and practices set forth in these EC Compliance Protocols, Philip Morris International will record that fact and that Applicant shall be considered an "Approved Contractor."

     (f) Philip Morris International shall maintain a list of all Approved Contractors, which shall be updated every 6 months.

     (g) "Follow-up Due Diligence" shall be undertaken at least annually for each Approved Contractor, and shall also be undertaken in cases where Philip Morris International has been notified by the Approved Contractor of a change in ownership and/or control of the Approved Contractor. Philip Morris International will require Approved Contractors to promptly notify it of any material change in their ownership or control.

     (h) The following shall constitute Follow-up Due Diligence for Approved Contractors by Philip Morris International:

          (i) reiterating to Approved Contractors their obligations under these Protocols, and monitoring their continued compliance therewith;

          (ii) for Approved Contractors who are First Purchasers, reiterating that these Protocols require that they may only purchase Philip Morris Cigarettes for sale or distribution in amounts that are commensurate with the Retail Demand in the Intended Market of Retail Sale and that Philip Morris International will refuse to sell them Philip Morris Cigarettes in volumes exceeding that amount;

          (iii) reiterating to Approved Contractors Philip Morris
     International's commitment to cooperate with the Relevant Administrations, including OLAF;

          (iv) answering questions Approved Contractors may have regarding these EC Compliance Protocols; and

          (v) providing Approved Contractors with any changes to the EC Compliance Protocols that may affect their obligations.

     (i) If, after completing Follow-up Due Diligence, Philip Morris International is no longer satisfied that an Approved Contractor is able and committed to honor the objectives and practices set forth in these EC Compliance Protocols, Philip Morris International shall refuse to continue conducting business with that entity and that entity shall cease to be an Approved Contractor.

     2.04. Approved Contractor Records. Philip Morris International shall maintain files containing its records of Approved Contractors for five years after creation. These records shall include the following:

     (a) Commercial documents relating to the Approved Contractor of a material nature to this Agreement, including for example invoices, correspondence of a material nature to and from said Approved Contractor, internal correspondence of a material nature relating thereto, documentation concerning the reasons any exception has been granted under Protocol 5.01(b), below, contracts, credit analysis, cargo manifests, declarations to any relevant authorities, transport documents, and other shipping documents.

     (b) documents obtained by Philip Morris International as part of Approved Contractors' Due Diligence Information;

     (c) any inquiries from and responses to government agencies regarding the Approved Contractor or its business; and

     (d) all records relating to payments made by First Purchasers for Philip Morris Cigarettes.

                                   PROTOCOL 3
                          APPROVED CONTRACTOR RELATIONS

     3.01 . Contracts with Approved Contractors. To the extent permitted by applicable law, Philip Morris International undertakes to make commercially reasonable efforts to enter into contractual arrangements with Approved Contractors within 12 months of the Execution Date that will provide for the following, as applicable:

     (a) Delivery Terms. Delivery terms applicable to sales of Philip Morris Cigarettes will be specified on the invoice to the First Purchaser using terminology set out in Incoterms 2000. Passage of risk will transfer to the First Purchaser in accordance with the applicable Incoterm. For any Philip Morris Cigarettes that the First Purchaser purchases FCA Antwerp or similar basis, the First Purchaser shall be required to agree to resell the Philip Morris Cigarettes using a CIF, CIP, DDU or comparable delivery term to the Intended Market of Retail Sale, or in the alternative to take other measures that are designed to ensure delivery of the Philip Morris Cigarettes to their Intended Market of Retail Sale. Under no circumstances may the First Purchaser take any action directly or indirectly to interfere with the transportation of the Philip Morris Cigarettes to the delivery point specified in the invoice or to the Intended Market of Retail Sale without the specific prior approval of Philip Morris International.

     (b) Packaging. The First Purchaser shall be required to agree that it will take no action directly or indirectly to alter, remove, or deface any Identification Markings or any other aspects of the Philip Morris Cigarettes' packaging.

     (c) Legal Compliance. The First Purchaser shall be required to agree to transport and/or resell the Philip Morris Cigarettes in full compliance with all applicable laws and regulations, including without limitation (a) any laws or regulations governing the shipment of the Philip Morris Cigarettes in bond or under duty suspension and (b) any fiscal or other laws or regulations governing the importation and resale of the Philip Morris Cigarettes, and (c) any applicable laws designed to combat the laundering of illegal proceeds. The First Purchaser shall be required to agree to take no action to promote or facilitate the resale of the Philip Morris Cigarettes by the First Purchaser's customers or Subsequent Purchasers in violation of any fiscal, labeling, trade, or other laws or in a way which would otherwise contravene the First Purchaser's obligations under its terms and conditions of sale. The First Purchaser shall be required to agree not to resell the Philip Morris Cigarettes to any Person or entity whom it knows or has reason to believe to be engaged in any illegal trade. Philip Morris International shall require the First Purchaser to acknowledge and accept that Philip Morris International reserves the right to suspend or terminate any and all commercial relationships with the First Purchaser, and in particular to suspend any sales and/or shipments of Philip Morris Cigarettes to the First Purchaser, if the First Purchaser violates its terms and conditions of sale, including, without limitation, those relating to delivery and/or packaging, or is otherwise shown to have unlawfully or knowingly engaged in any illegal trade.

     (d) Cooperation with Governments. Philip Morris International shall require the Approved Contractor to acknowledge and accept in writing that Philip Morris International intends to cooperate with governmental inquiries into any illegal importation, movement, or sale of Philip Morris Cigarettes. Towards this end, Philip Morris International shall make commercially reasonable efforts to ensure the availability of data and documents to the Relevant Administrations as provided for under the Agreement and these Appendices thereto. The First Purchaser shall be required to agree in writing to expressly authorize Philip Morris International to disclose the terms and conditions of any sale of Philip Morris Cigarettes to the First Purchaser in response to a valid and specific governmental inquiry in that regard.

     3.02 . Investigations by the Relevant Administrations. Philip Morris International shall strongly encourage its First Purchasers to cooperate with the Relevant Administrations for the purposes of investigating Cigarette smuggling and/or the laundering of proceeds arising out of the illegal trade in Cigarettes.

                                   PROTOCOL 4
            TERMINATION OF FIRST PURCHASERS AND SUBSEQUENT PURCHASERS

     4.01. Termination of Business Relationships with Approved Contractors.

     (a) Philip Morris International shall terminate business relations with, including the supply of Philip Morris Cigarettes to, any Approved Contractor upon OLAF providing Philip Morris International with, or Philip Morris International otherwise coming into possession of, Sufficient Evidence that such Approved Contractor has, following the Execution Date, unlawfully or knowingly engaged in the sale, distribution, storage, or shipment of Contraband Cigarettes or any related Money Laundering. Thereafter, such Approved Contractor shall be a Blocked Contractor.

     (b) For the purposes of this Protocol and the Agreement as a whole, only the following will constitute "Sufficient Evidence":

          (i) a criminal conviction in any official court or tribunal for any offense relating to the sale, distribution, storage, or shipment of Contraband Cigarettes, or any related Money Laundering; or

          (ii) a finding by any official court or tribunal in any civil case of involvement in the sale, distribution, storage, or shipment of Contraband Cigarettes, or any related Money Laundering.

     (c) In the event that OLAF provides Philip Morris International with, or Philip Morris International otherwise comes into possession of, Sufficient Evidence that a Subsequent Purchaser has, following the Execution Date, unlawfully or knowingly engaged in the sale, distribution, storage, or shipment of Contraband Cigarettes, Philip Morris International will request the First Purchaser of Philip Morris Cigarettes that sells Philip Morris Cigarettes to such Subsequent Purchaser to cease supplying Philip Morris Cigarettes to such Subsequent Purchaser, if such Subsequent Purchaser is a direct customer of the First Purchaser. In the event that the First Purchaser refuses to honor such request, Philip Morris International will cease supplying Philip Morris Cigarettes to such First Purchaser, who will thereafter be a Blocked Contractor. If such Subsequent Purchaser is not a direct customer of a First Purchaser, then Philip Morris International shall request that the First Purchaser make such commercially reasonable efforts as may be required to terminate its direct and/or indirect supply of Philip Morris Cigarettes to such Subsequent Purchaser. In the event that the First Purchaser refuses to take such steps to terminate its direct and/or indirect supply of Philip Morris Cigarettes to such Subsequent Purchaser, Philip Morris International will cease supplying Philip Morris Cigarettes to such First Purchaser, who will thereafter be a Blocked Contractor.

     (d) Philip Morris International shall maintain a list of Blocked Contractors. Unless otherwise agreed to by Philip Morris International and OLAF, a Blocked Contractor shall remain so designated for 5 years after the termination of Philip Morris International's business relationship with such Blocked Contractor and no such Blocked Contractor will be permitted to conduct business with Philip Morris International or any Affiliates thereof, directly or indirectly, relating to the purchase, distribution, shipment, or storage of Philip Morris Cigarettes during that time. After the expiration of the 5-year period, a Blocked Contractor may reapply to become an Approved Contractor and, at that time, will be subject to the applicable Due Diligence requirements.

     4.02. Request for Termination of Business Relationships with Approved Contractors.

     (a) If OLAF believes that an Approved Contractor or Subsequent Purchaser has, following the Execution Date, unlawfully or knowingly engaged in the sale, distribution, storage, or shipment of Contraband Cigarettes or Counterfeit Cigarettes or any related Money Laundering, but does not possess Sufficient Evidence to support its belief, OLAF may present its evidence to Philip Morris International as part of a request that Philip Morris International terminate the supply of Philip Morris Cigarettes to the Approved Contractor or Subsequent Purchaser (the "Request for Termination").

     (b) Within 45 days of receiving a Request for Termination, Philip Morris International shall provide a response to OLAF reflecting its determination. In the event that Philip Morris International disagrees with OLAF's conclusions and rejects the Request for Termination, it shall provide the reasons for that decision. If in that event OLAF, after considering Philip Morris International's response, remains of the view that the supply of Philip Morris Cigarettes to the Approved Contractor and/or Subsequent Purchaser should be terminated, OLAF and Philip Morris International shall meet and confer in good faith and attempt to resolve the dispute. If the dispute has not been resolved within 30 days of the meet and confer, OLAF may bring the dispute before the Arbitrators in accordance with Article 12.02 of the Agreement and may seek an order from the Arbitrators requiring Philip Morris International to terminate its business relationship with the Approved Contractor in question (the "Termination Order"), or, if the Person that is the subject of the Request for Termination is a Subsequent Purchaser, that Philip Morris proceed under Protocol 4.01(c) above as if Sufficient Evidence existed concerning such Subsequent Purchaser.

     (c) In any arbitration proceedings brought under Protocol 4.02 hereof, the Arbitrators may issue a Termination Order to Philip Morris International only where it has been proven by the greater weight of the evidence that:

          (i) the Approved Contractor or Subsequent Purchaser in question has, following the Execution Date, unlawfully or knowingly engaged in the sale, distribution, storage, or shipment of Contraband Cigarettes or Counterfeit Cigarettes or any related Money Laundering;

          (ii) five separate seizures of at least 4 million Cigarettes each have been made of Philip Morris Cigarettes sold to, handled by, or channeled through the Approved Contractor or Subsequent Purchaser in question within the previous 12 months, (with a time span from the date of the first seizure to the fifth seizure of at least 45 days), and such person has refused to cooperate with lawful requests to do so made by the Relevant Administration(s) in relation to such seizures;

          (iii) any number of seizures have been made of Contraband Philip Morris Cigarettes sold to, handled by, or channeled through the First Purchaser or Subsequent Purchaser in the preceding 12 month period which have totaled more than 25 million Cigarettes, and such person has refused to cooperate with lawful requests to do so made by the Relevant Administration(s) in relation to such seizures; or,

          (iv) beginning one year after the Execution Date, any number of seizures have been made of Contraband Philip Morris Cigarettes sold to, handled by, or channeled through an Approved Contractor (other than a First Purchaser) in the preceding 12 month period which have totaled more than 500 million Cigarettes, and such person has refused to cooperate with lawful requests to do so made by the Relevant Administration(s) in relation to such seizures.

                                   PROTOCOL 5
                    ACCOUNTABILITY OF PAYMENTS FOR CIGARETTES

          5.01. Acceptable Forms of Payment.

     (a) Philip Morris International shall adhere to its anti-money laundering policies, which are designed to ensure that it receives payment for Philip Morris Cigarettes solely from legal sources. The policies developed by Philip Morris International to track and monitor all payments made for Cigarettes sold and/or distributed by Philip Morris International shall include measures designed to prevent the use of the proceeds of any illegal activity, in any form whatsoever, as payment for Cigarettes. Specifically, as those policies relate to transactions with Approved Contractors relating to the sale, storage or distribution of Philip Morris Cigarettes:

          (i)   acceptable forms of payment shall be limited to:

               (A) wire transfers or checks, in both cases from a bank account in the name of the Person or Affiliate of such Person with whom Philip Morris International is transacting,

               (B) cashier's checks or bank drafts, in both cases issued by a bank in the country in which the Person with whom Philip Morris International is transacting is located; and,

               (C) cash, but only where the nature and scale of the business of the Person with whom Philip Morris International is transacting (e.g., a small retail outlet) are such that it is not commercially feasible under local conditions for that Person to use the forms of payment specified in (A) or (B);

          (ii) all payments must be made in the same currency and in the same amount as the invoice;

          (iii) all payments for Philip Morris Cigarettes must be made by the invoiced customer or an Affiliate of that customer disclosed to Philip Morris International in accordance with Protocol 2.03(c)(vi);

          (iv) payments for each invoice or group of invoices due shall be made by a single instrument; and,

          (v) payment must be made from an account designated by the Approved Contractor during the Due Diligence process, under Protocol 2.03(c)(vi), above.

     (b) Exceptions to the five requirements set forth above in Protocol 5.01(a) may be made on a case-by-case basis. Such exceptions must be approved by the Chief Financial Officer of Philip Morris International, and the reasons for granting any exception shall be documented.

                                   PROTOCOL 6
                            DISCLOSURE OF INFORMATION

     6.01. Responding to Inquiries. Within 45 days of a written request by OLAF, Philip Morris International shall provide OLAF with the following:

          (i) the list of Approved Contractors and Blocked Contractors as of the date of the request;

          (ii)  sales volumes to Approved Contractors after January 1, 2004;

          (iii) reasonable estimates of the annual Retail Demand for any domestic or duty free market in the Member States or any Designated State for any time period after January 1, 2004 and any domestic or duty free market if there have been 3 seizures in the Member States of more than 5 Master Cases Contraband Philip Morris Cigarettes within the previous 12 months that had such domestic market as the Intended Market of Retail Sale; and

          (iv) information relating to the storage and shipment of Philip Morris Cigarettes for any market of retail or duty free sale after January 1, 2004.

     6.02. Provision of Information. Subject to applicable data protection and secrecy laws, within 45 days of a specific written request by OLAF, Philip Morris International shall provide to OLAF, Due Diligence Information and Approved Contractor records created after January 1, 2004 relating to activity occurring after that date.

     6.03 . Fast Track Provision of Information. In the event that OLAF or the Relevant Administrations make a seizure of Contraband Philip Morris Cigarettes, and OLAF seeks information regarding other Philip Morris Cigarettes that may be in transit, Philip Morris International agrees to make commercially reasonable efforts to promptly (i.e. as soon as possible during the next business day) provide, at OLAF's request, the information listed in 3.03(a) of the Tracking and Tracing Protocols, to the extent available, for all shipments of Philip Morris Cigarettes to the same First Purchaser associated with the seized Contraband Philip Morris Cigarettes for a period encompassing three months prior to and three months subsequent to the date of shipment of the seized Contraband Philip Morris Cigarettes.

                                   PROTOCOL 7
          CREATION OF A PHILIP MORRIS INTERNATIONAL COMPLIANCE OFFICER

     7.01. The Compliance Officer.

     (a) Philip Morris International shall create an internal position of Director for Anti-Contraband and Anti-Money Laundering Compliance (the "Vice President for Compliance Systems"), who shall report directly to senior management of Philip Morris International.

     (b) The Vice President for Compliance Systems shall have the authority and be responsible for:

          (i) reviewing Philip Morris International's practices relating to the sale, distribution, storage, and shipment of Philip Morris Cigarettes;

          (ii) undertaking and executing any and all of the commitments made under this Agreement by Philip Morris International;

          (iii) overseeing compliance by Philip Morris International with Philip Morris International's Fiscal Compliance Policy and the Agreement;

          (iv) developing the education and training programs for employees relating to the sale, distribution, storage and shipment of Philip Morris Cigarettes in accordance with Philip Morris International's Fiscal Compliance Policy and the Agreement, which are provided for in Protocol 11; and

          (v) serving, directly and/or through appropriate staff, as a contact point for communication between Philip Morris International and the EC, the Participating Member States and OLAF.

                                   PROTOCOL 8
         SHIPMENT TO WAREHOUSES FOR SALE AT LATER DATE AND EARLY WARNING
                               SYSTEM NOTIFICATION

     8.01 . Information on Cigarettes in Customs Warehouses. Philip Morris International shall, upon receiving a request from OLAF, inform OLAF of quantities of Philip Morris Cigarettes kept in stock as of the date of the request, in tax and customs warehouses, in the possession, custody or control of Philip Morris International in the Territory of the Member States or any Designated State, under the regime of transit or duty suspension.

     8.02 . Early Warning System Notification. With respect to all Philip Morris Cigarettes manufactured in the Territory of the Member States for export outside the Territory of the Member States, and/or subject to duty-suspended movement in transit in the Territory of the Member States, Philip Morris International agrees to notify customs authorities in the country of departure (electronically where the appropriate infrastructure exists) at the time of departure from Philip Morris International. The notification shall include:

          (i) the date of the shipment from the last point of Philip Morris International's physical custody of the Philip Morris Cigarettes;

          (ii) details concerning the Philip Morris Cigarettes shipped (brand, amount, warehouse);

          (iii) the intended shipping destination;

          (iv) the identity of the Person to whom the Cigarettes are being shipped;

          (v) the mode of transportation, including the identity of the transporter;

          (vi) the expected date of arrival of the shipment at the intended shipping destination; and,

          (vii) the Intended Market of Retail Sale.

                                   PROTOCOL 9
                             DELEGATION OF AUTHORITY

     9.01. Delegation of Authority. Substantial discretionary authority relating to the sale, distribution, storage, and shipment of Philip Morris Cigarettes, or the establishment of policies and business practices relating thereto, shall be delegated by Philip Morris International only to Philip Morris International employees that Philip Morris International reasonably believes, after the exercise of due diligence, have demonstrated the ability and commitment to act in full compliance with the terms and principles of these Protocols.

                                  PROTOCOL 10
                               PERFORMANCE REVIEWS

     10.01. Performance Reviews. Performance reviews, compensation, and promotions of Philip Morris International's employees whose activities relate to the sale, distribution, storage, and shipment of Philip Morris Cigarettes shall take into account such employees' performance in connection with these Protocols.

                                  PROTOCOL 11
                                TRAINING PROGRAMS

     11.01 . Training Programs. Philip Morris International shall design training programs for its employees whose activities involve the sale, distribution, storage, and/or shipment of Philip Morris Cigarettes, or the establishment of policies and business practices relating thereto. The curriculum for such training programs shall be notified to OLAF. These employees shall, at least once a year, either conduct or participate in training programs designed to educate and inform Philip Morris International's employees about their compliance obligations under these Protocols, with supplemental training to be required if necessary, at the discretion of the Vice President for Compliance Systems. At least once a year, a representative of OLAF shall participate in the training for Philip Morris International employees as part of the training programs described in this Protocol.

                                  PROTOCOL 12
                         MONITORING AND AUDITING SYSTEMS

     12.01. Development of Monitoring and Auditing Systems. In conjunction with the Law Department and the Finance Department of Philip Morris International, the Vice President for Compliance Systems will develop Anti-Contraband and Anti-Counterfeit Monitoring and Auditing Systems. Fiscal Compliance Coordinators will be designated for each region, who will be responsible for implementing these systems in their business units.

                                  PROTOCOL 13
                        REPORTING OF SUSPICIOUS ACTIVITY

     13.01. Reporting Requirements. Philip Morris International agrees to require that if an employee of Philip Morris International suspects that there has been a violation of these Protocols by another employee or by an Approved Contractor, the employee must promptly report the activity to one of the following Persons: his or her supervisor, the department head, a Fiscal Compliance Coordinator, the Vice President for Compliance Systems, or the Law Department of Philip Morris International. To the extent permitted by law, the identity of the reporting employee will be kept confidential, if requested by the individual. Philip Morris International shall establish the means so that these reports may be made anonymously.

     13.02. Reporting System. The Vice President for Compliance Systems shall create, in conjunction with the Law Department and the Finance Department of Philip Morris International, a Reporting System. Such Reporting System will allow employees of Philip Morris International to anonymously report, by any means including email, regular mail, or telephone:

     (a) any suspicious transactions, including, but not limited to, any suspected involvement of Philip Morris International employees or Approved Contractors in:

          (v) the illegal sale, distribution, storage, or shipment of Contraband Philip Morris Cigarettes;

          (vi)  any related illegal activity; or

          (vii) transactions that do not correspond to ordinary commercial practices and render Philip Morris Cigarettes vulnerable to diversion into smuggling channels; or

     (b) any transaction between Philip Morris International and an Approved Contractor that is made or attempted in cash, cash equivalents, bearer or third-party instruments, when the amount of the transaction exceeds Ten Thousand Dollars ($10,000.00) and the Philip Morris International employee cannot verify that the transaction has been reported, or when the Philip Morris International employee has reason to believe or to suspect that a series of transactions has been structured so as not to trigger the reporting requirement when the transactions are considered individually, but when taken as a whole would trigger the reporting requirement.

     13.03. The Fiscal Compliance Coordinator. The Fiscal Compliance Coordinator for each region must be notified promptly of any report of activity that may violate these Protocols in his or her region. In conjunction with the Law Department, the Fiscal Compliance Coordinator will review the reported activity and determine whether further action is warranted. If it is determined that an employee of Philip Morris International has violated these Protocols, the Fiscal Compliance Coordinator and the Law Department shall consult with the management of the relevant business unit involved regarding any disciplinary or other action to be taken.

     13.04. Cooperation of Philip Morris International Employees. Philip Morris International shall encourage its employees and/or agents to make themselves available to OLAF for interviews and for the purposes of giving sworn statements, as reasonably requested and required by OLAF, relating to matters which are covered by this Agreement that arose after the Execution Date.

                                  PROTOCOL 14
                            DISTRIBUTION OF PROTOCOLS

     14.01. Distribution of Protocols. These Protocols shall be made available to all Philip Morris International employees on Philip Morris International's internal website. Also available at the internal website shall be:

          (i) easy to understand memoranda explaining the requirements of these Protocols;

          (ii) frequently asked questions and answers relating to these Protocols; and

          (iii) a link to the Reporting System established pursuant to Protocol 13.02.

     14.02. Philip Morris International Compliance Policy. No later than 6 months after the Execution Date, Philip Morris International shall revise its written policies which address the sale, distribution, storage, and shipment of Cigarettes within or into the Territory of the Member States or any Designated States, and consolidate these policies into one document (the "International Compliance Policy"). As new situations arise, Philip Morris International shall make changes and modifications as necessary to the International Compliance Policy, and shall inform OLAF thereof. In the event of any inconsistency between the International Compliance Policy and these Protocols, the latter shall prevail.

     14.03. The International Compliance Policy shall be made available to all Philip Morris International employees on Philip Morris International's internal website. Also available at the internal website shall be:

          (i) frequently asked questions and answers relating to the International Compliance Policy; and

          (ii)  a link to the Reporting System.

                                   APPENDIX C


     Philip Morris International (PMI) agrees to make payments to the Relevant Administrations in accordance with the provisions below:

     1. An amount equal to One Hundred Million Dollars ($100,000,000) shall be deemed to be the "Base Payment."

     2. Within sixty (60) days of the Execution Date, PMI shall make a lump-sum payment in the amount of 250% of the Base Payment.

     3. On the first anniversary of the Execution Date, PMI shall make a payment equal to 150% of (x) the Base Payment multiplied by (y) the 2004 Adjusted Index Percentage.

     4. On the second anniversary of the Execution Date, PMI shall make a payment equal to 100% of (x) the Base Payment multiplied by (y) the 2005 Adjusted Index Percentage.

     5. On each of the third through twelfth anniversaries of the Execution Date, PMI shall make a payment equal to 75% of (x) the Base Payment multiplied by (y) the Adjusted Index Percentage for the previous year.

     6. The Adjusted Index Percentage in respect of any given year shall be calculated using the formula set forth in paragraphs 7 through 10 below.

     7. In respect of any year in which a payment is to be made, the "Numerator" shall be the percentage share of the volume of total cigarette sales in the preceding year in the domestic markets of the states that were Member States of the European Union on January 1st, 2004, represented by entity(ies), including PMI and its Affiliates, that are, at the time of payment, party to this Agreement or an anti-contraband / anti-counterfeit agreement substantially similar to this Agreement, provided, however, that if there are other entities that have entered into such similar agreements, the volumes taken into account for determining the percentage share of the volume of total cigarette sales in the preceding year in the domestic markets of the states that were Member States of the European Union on January 1st, 2004, shall be limited to only those of PMI and its Affiliates, and not of any other entities that have entered into such similar agreements, if the Adjusted Index Percentage calculated on PMI volume alone would be less than the 2004 Adjusted Index Percentage. The "Denominator" shall be the percentage share of the volume of total cigarette sales in the year 2004 by PMI and its Affiliates in the domestic markets of the states that were Member States of the European Union on January 1st, 2004. An anti-contraband / anti-counterfeit agreement shall not be deemed substantially similar to the Agreement unless it has at least three of the following four elements, (i) annual anti-contraband and anti-counterfeit payments of the type specified in this Appendix C; (ii) Supplemental Payments of the type specified in Section 4.01 of this Agreement;
(iii) EC Compliance Protocols of the type specified in Appendix B to this Agreement; and (iv) Tracking and Tracing Protocols of the type specified in Appendix D to this Agreement.

     8. The Index Percentage for any given year is the Numerator divided by the Denominator, expressed as a percentage.

     9. The Adjusted Index Percentage for any given year is derived from the Index Percentage for that year using the following formula:

         Index Percentage                   Adjusted Index Percentage

         0- up to but not including 5%               0%
         5- up to but not including 15%              12%
         15- up to but not including 25%             24%
         25- up to but not including 35%             36%
         35- up to but not including 45%             68%
         45- up to but not including 55%             84%
         55- up to but not including 65%             92%
         65- up to but not including 75%             96%
         75- up to but not including 85%             98%
         85- up to but not including 95%             99%
         95- up to but not including 115%            100%
         115- up to but not including 140%           101%
         140- up to but not including 170%           102%
         170- up to but not including 200%           103%
         200%+                                       104%


     In any year in which a payment is to be made and the Adjusted Index Percentage as calculated above is equal to or more than 100%, then for the purposes of determining the relevant payment, the Adjusted Index Percentage shall be deemed to be equal (a) to 99% if PMI's latest full calendar year volume of total cigarette sales in the domestic markets of the states that were Member States of the European Union on January 1st, 2004 is less than 90% of the same figure for 2004 yet equal to or greater than 80% of the same figure for 2004; or
(b) to 98% if PMI's latest full calendar year volume of total cigarette sales in the domestic markets of the states that were Member States of the European Union on January 1st, 2004 is less than 80% of the same figure for 2004.

10. In the event of an acquisition or divestiture by PMI or any of its Affiliates subsequent to the Execution Date, the Denominator shall be adjusted in each year following the year of acquisition or divestiture to reflect what the Denominator would have been had either (i) the acquired company(s) been owned by PMI in 2004; or (ii) the divested company(s) had not been owned by PMI in 2004.

11. The payments in paragraphs (2)-(5) will each be made by a single electronic wire transfer into an account in the name of the European Community and maintained for such purpose at Commerzbank Belgium S.A., a bank duly incorporated under the laws of one of the Member States.

12. If, within thirty days of the date on which a payment is due pursuant to this Appendix, a claim is asserted which PMI believes in good faith may entitle it to setoff or escrow pursuant to Article 10 of this Agreement, PMI may delay payment of the amount claimed, without any penalty, for up to 30 days so as to comply with the provisions of Section 10.01(c).

13. In the event that, at any time following the fifth anniversary of the Execution Date, PMI's financial condition shall have substantially deteriorated, as to give the Relevant Administrations reasonable and substantial doubt as to PMI's ability to make the payments due on the sixth through twelfth anniversaries of the Execution Date, the Relevant Administrations shall so notify PMI, and PMI thereafter shall obtain a bank guarantee or other equivalent security in favor of the Relevant Administrations for said payments. However, PMI shall not be obligated to obtain a bank guarantee or the equivalent security if it is commercially impracticable to obtain such bank guarantee or security.

                   APPENDIX D - TRACKING AND TRACING PROTOCOLS

                                   PROTOCOL 1
                    GENERAL STATEMENT OF TRACKING AND TRACING

     1.01. Scope and Purpose of Protocols.

     (a) Philip Morris International recognizes that giving the Relevant Administrations the effective and timely ability to track and trace sales of Philip Morris Cigarettes is an important component of its commitment to fight the trade in Contraband Philip Morris Cigarettes. Philip Morris International is committed to a continuous process of dialogue and cooperation with the Relevant Administrations to evaluate and address the trade in Contraband Philip Morris Cigarettes, and to making commercially reasonable efforts to implement product tracking and tracing measures that target, and are reasonably likely to provide the Relevant Administrations with substantial additional assistance in their efforts to combat, the trade in Contraband Philip Morris Cigarettes.

     (b) These Tracking and Tracing Protocols set forth the basic tracking and tracing procedures that the Parties believe are appropriate in light of existing market conditions and the current state of Tracking and Tracing technologies, and describe additional steps which the Parties have identified in order to combat Contraband Philip Morris Cigarettes during the term of the Agreement. These provisions, however, do not apply to products which are sold and distributed for any market in promotional packaging so long as the total volume of the Cigarettes using that promotional packaging for any market does not exceed 300 million Cigarettes in any given year. Notwithstanding the immediately preceding, if the total volume of promotional packaging in the Member States and the Designated States in any given year exempted from the applicability of the Tracking and Tracing Protocols by the preceding sentence exceeds one billion Cigarettes, the European Commission and Philip Morris International shall meet and confer to reassess the applicability of these Tracking and Tracing Protocols to promotional packaging, and, unless otherwise agreed at or following that meet and confer, thereafter, these provisions shall apply to any amount of promotional packaging in the Member States and the Designated States in any given year that exceeds one billion Cigarettes and involves a promotional packaging that itself exceeds twenty million cigarettes.

     1.02. Definitions. Except as otherwise stated herein, the terms used in these Protocols are as defined in Article 1 of the Anti-Contraband and Anti-Counterfeit Agreement and General Release (the "Agreement").

     1.03. Conflict with Other Laws. Nothing in these Protocols shall require Philip Morris International to act in a way that violates applicable law.

                                   PROTOCOL 2
                        PACK & CARTON MARKING AND CODING

     2.01. Labeling for Intended Market of Retail Sale.

     (a) The Parties agree that Philip Morris International shall make commercially reasonable efforts to mark Packs and/or Cartons of Philip Morris Cigarettes with markings, codes or other information which permit a determination of the Intended Market of Retail Sale when such Packs or Cartons have those markets identified in Exhibit A-1 as the Intended Market of Retail Sale.

     (b) In the event that Philip Morris International begins selling in a new market not covered by Protocols 2.01(a) or 2.02, Philip Morris International shall notify the Representatives of the Relevant Administrations as to the markings that Philip Morris International shall undertake to apply. Such markings shall meet the requirements contained in Protocol 2.03, below, and 2.01(a), above, and such new market shall be added to the Exhibits of this Appendix, if applicable.

     (c) On the Execution Date, Philip Morris shall provide OLAF with 20 copies of a manual designed to allow for the determination of the Intended Market of Retail Sale for all Philip Morris Product marked in accordance with Protocol 2.01(a), above. Philip Morris shall update such manuals and Exhibits A-1 and A-2 as needed.

     2.02. Intended Market of Retail Sale: Exceptions.

     (a) The Parties further agree that, as an exception to Protocol 2.01, Packs or Cartons that have as their Intended Market of Retail Sale those markets identified in Exhibit A-2 shall bear the labeling identified in Exhibit A-2, and that no additional, market-specific markings or other labeling shall be required by this Agreement in respect of identifying the Intended Market of Retail Sale.

     (b) Philip Morris International may change the labeling of Packs or Cartons subject to the terms of 2.02(a) at any time so long as the new markings, codes or other information would permit a determination of the Intended Market of Retail Sale of such Packs or Cartons. Philip Morris International shall provide notice of such new labeling to Representatives of the Relevant Administrations prior to the introduction of any Philip Morris Cigarettes bearing such new labeling into the retail channel in the Intended Market of Retail Sale, and immediately upon Philip Morris International becoming aware that any Philip Morris Cigarettes bearing such new labeling are otherwise no longer under the control of Philip Morris International.

     2.03. Pack and Carton Marking. In addition to the markings required by Protocol 2.01 and with the exception of the facilities and brands set forth in

Exhibit A-3 as of the Execution Date and the exception of Protocol 2.05, Philip Morris International shall mark all Packs or Cartons with embossed codes or other markings to allow for the complete identification of:

     (a) the date of manufacture of the product,

     (b) the manufacturing facility at which the product was manufactured,

     (c) the machine of manufacture, and

     (d) the production shift during which the product was manufactured.

     2.04 . Annual Review. On an annual basis, Philip Morris International and the Representatives of the Relevant Administrations shall meet to determine what, if any, additional or improved markings, labeling, codes or scanning shall be required in general, or which, if any, requirements shall be changed on a market-by-market basis. Philip Morris International shall provide the Representatives of the Relevant Administrations with updates, if any, to Exhibits A-1 and A-2. Philip Morris International agrees to make commercially reasonable efforts to implement such agreed changes within a reasonable period of time, and to notify OLAF of the schedule for implementation thereof. Any such agreement shall be made based on a number of factors, including but not limited to changes in market dynamics, developments in Tracking and Tracing technology, changes in national or local labeling requirements, and, if applicable, increases in Contraband Philip Morris Cigarettes in general or which had as the Intended Market of Retail Sale the market in question.

     2.05 . New Manufacturing Facilities. In the event that Philip Morris International acquires new manufacturing facilities which would be subject to Protocol 2.03, Philip Morris International shall make commercially reasonable efforts to implement the requirements of Protocol 2.03 no later than 12 months after the acquisition.

                                   PROTOCOL 3
                        MASTER CASE LABELING AND SCANNING

     3.01. Master Case Labeling

     (a) To the extent required by the schedule attached as Exhibit B and the terms of Protocol 3.01(b), and 3.01(c), herein below, Philip Morris International and/or its Contractors shall mark Master Cases with unique, machine scannable barcode labels prior to selling those Master Cases to a First Purchaser. The labels shall contain both the barcode and a human readable translation (i.e., spelled out in letters and numbers) of the barcode and shall be affixed to Master Cases with "non-peelable" adhesive. The labels shall permit Philip Morris International to link the code to product information, including the date of manufacture of the product, the manufacturing facility at which the product was manufactured, the machine of manufacture, the production shift during which the product was manufactured, and, when scanned pursuant to Protocol 3.02, the identification of the First Purchaser and other information, including, but not limited to, that information identified in Protocol 3.03.

     (b) In the event that the First Purchaser is the sole First Purchaser of Philip Morris International for the Intended Market of Retail Sale and that market has Pack or Carton markings satisfying Protocol 2.01, then Philip Morris International and/or its Contractors need not mark Master Cases sold to that First Purchaser for that market with unique barcode labels. Markets meeting these conditions are set forth in Exhibit C-I to these Tracking and Tracing Protocols.

     (c) During the term of the Agreement, Philip Morris International shall maintain an ongoing program of research and development concerning methods and technologies for improving the security of Master Case marking. Philip Morris International shall provide a yearly report to the Representatives of the Relevant Administrations concerning new technologies for Master Case markings. In the event that as a result of such research and development, Philip Morris International identifies suitable technologies for the improvement or replacement of machine scannable barcode labels with other Master Case marking technologies that permit unique identification of Master Cases for the purpose of tracking sales to First Purchasers, Philip Morris International may update its Master Case Labeling with such technologies, ensuring that at all times Master Cases required by these Tracking and Tracing Protocols to be marked to permit their unique identification are so marked in accordance with this Protocol 3.01, or are marked so as to provide equivalent tracking and tracing capability.

     3.02. Master Case Scanning.

     (a) To the extent required by the schedule attached as Exhibit C and subject to the exception set forth in Protocol 3.02(b), Philip Morris International and/or its Contractors shall scan Master Cases sold to First Purchasers in order to record the information reflected in the barcode labels applied pursuant to Protocol 3.01, and to link that information in a database with the information described below in Protocol 3.03(a).

     (b) Notwithstanding subsection (a), in the event that the First Purchaser is the sole First Purchaser of Philip Morris International for the Intended Market of Retail Sale, and that market has Pack or Carton markings satisfying Protocol 2.01, then Philip Morris International and/or its Contractors need not physically scan Master Cases sold to that First Purchaser for that market. Markets meeting these conditions are set forth in Exhibit C-I to these Tracking and Tracing Protocols.

     3.03. Database.

     (a) Philip Morris International shall make commercially reasonable efforts to maintain First Purchaser Databases ("First Purchaser Databases") searchable by customer order or Master Case barcode number for all markets in which it has implemented Master Case labeling and scanning pursuant to the requirements of Protocols 3.01 and 3.02. For all shipments of Philip Morris Cigarettes where Master Case Barcode Labels are scanned pursuant to Protocol 3.02(a) and where the product shipped is produced 30 days or more after the Execution Date, the information contained in the First Purchaser Databases shall include:

          (i)   First Purchaser name and order number,

          (ii)  shipment date,

          (iii) destination of shipment,

          (iv) point of departure from the final Philip Morris International factory or warehouse,

          (v)   the consignee to whom the product was shipped, and

          (vi)  the Intended Market of Retail Sale;

provided however that in no event shall the First Purchaser Databases be required to include any of the foregoing information with respect to shipments of product produced less than 30 days after the Execution Date.

     (b) With respect to all shipments encompassed by Protocol 3.03(a), Philip Morris International shall maintain any additional records necessary to identify the sales price and the Intended Market of Retail Sale, including, but not limited to, the sales invoice, for at least five years.

     (c) Electronic records created in the First Purchaser Databases pursuant to Protocol 3.03(a) shall be kept for at least five years.

     (d) OLAF and Philip Morris International shall meet annually in accordance with Protocol 2.04 to discuss new technologies relating to the First Purchaser Databases in order to determine whether it is appropriate to expand upon the information listed in subsection (a) above, or otherwise make changes to the First Purchaser Databases.

     (e) Within 3 months of the implementation of First Purchaser Databases in a market pursuant to Protocol 3.03(a) and the schedule set forth in Exhibit C(II)--(III) to these Tracking and Tracing Protocols, Philip Morris International shall provide the Relevant Administrations through their duly designated authorized representatives and law enforcement authorities with automated Query-Only Access ("Query-Only Access") privileges to the data in the First Purchaser Databases necessary for them to determine from complete barcode level information, the information in clauses (i) through (vi) of Protocol 3.03(a). Philip Morris International shall make commercially reasonable efforts to provide said automated Query-Only Access 24 hours a day, seven days a week. Philip Morris International may except nights and weekends from this schedule as needed for the purposes of systems maintenance and updating information. Philip Morris International shall make commercially reasonable efforts to address any technical difficulties that may arise.

     (f) In the event that Philip Morris International cannot provide the Relevant Administrations with automated Query-Only Access to its First Purchaser Databases as provided for by Protocol 3.03(e) due to good faith technical difficulties, the Relevant Administrations or their duly authorized representatives may request, via fax, telephone, or any other means, that Philip Morris International provide First Purchaser Database information to OLAF. Philip Morris International shall comply with such a request by sending OLAF a fax or other electronic communication containing the requested First Purchaser Database information by the close of the next business day at the latest.

     (g) The Parties agree that the information contained in the First Purchaser Databases is highly sensitive and confidential business information. Accordingly, such information (1) shall be used by the Relevant Administrations solely for the purposes specified in this Agreement, and for no other purpose, and (2) subject to the exceptions set forth in this Protocol 3.03(g), shall be kept secret and confidential and shall not be disclosed to third parties, except as required by law. Without limiting the generality of the foregoing, the Parties agree that access to and use of this information shall be governed by the following terms:

          (i) OLAF, on behalf of the Relevant Administrations, shall designate up to 5 specific services, agencies and/or departments of each of the Relevant Administrations who shall each have up to 5 authorized members ("Database Designees") who shall have automated Query-Only Access to the First Purchaser Databases. Only Database Designees shall have active, password protected access to the First Purchaser Databases on behalf of the Relevant Administrations. If, for operational reasons, a designated service, agency or department of the Relevant Administrations requires more than 5 Database Designees, OLAF will request additional access and passwords from Philip Morris International for that designated service, agency or department, and such request shall not be unreasonably refused. OLAF shall provide Philip Morris International upon request, with a list of the services, agencies and departments of the Relevant Administrations whose personnel have been designated as Database

     Designees, and the number of Database Designees in each service, agency or department.

          (ii) The Database Designees shall query and search the First Purchaser Databases solely for the purpose of law enforcement inquiries related to the Parties' mutual goal of combating the trade in Contraband Philip Morris Cigarettes.

          (iii) Prior to making any query, the Database Designee shall verify that administratively reasonable steps have been taken to ensure that the Master Case barcode label to be queried is genuine. For the purposes of making such verification, the Database Designee may query the First Purchaser Databases only after representing that the barcode label to be queried was obtained as part of a single seizure of three or more Master Cases.

          (iv) The Database Designees shall not attempt to copy or download the First Purchaser Databases, such as customer lists, or utilize the database for any purpose other than that set out in this Agreement.

          (v) The Database Designees shall protect the confidentiality of any information obtained from the First Purchaser Databases.

          (vi) The Database Designees shall not disclose to any unauthorized personnel any passwords or other security features designed to protect the First Purchaser Databases.

          (vii) The Database Designees shall not share information obtained from the First Purchaser Databases with any third parties or entities except with duly authorized law enforcement authorities who are actually engaged in inquiries related to the seizures which led to the specific query, who have an actual need to know such information, and who shall use such information only in connection with the relevant ongoing inquiries.

         (viii) In the event that the Relevant Administrations need to make public information obtained from the First Purchaser Databases as part of a criminal proceeding, or are otherwise legally required to disclose such information, the Relevant Administrations shall notify Philip Morris International prior to such disclosure to the extent permitted by law and make a good faith attempt to provide Philip Morris International an opportunity to seek a protective order or other appropriate remedy.

          (ix) In the event that the Relevant Administrations seek to disclose information obtained from the First Purchaser Databases under circumstances not covered by Protocols 3.03(g)(vii) and (g)(viii) above, they may only do so with the written consent of Philip Morris International, which shall not be unreasonably withheld.

     (h) The Parties agree that OLAF is responsible for making all reasonable efforts to train and inform the Database Designees about the handling and importance of the secrecy and confidentiality of the passwords, security features and information contained in the First Purchaser Databases. The Parties further agree that, in the case of a knowing and willful breach of Protocol 3.03(g) by any Database Designee or duly authorized law enforcement authorities, or other agent or representatives who receive information pursuant to Protocol 3.03(g), other than a person acquiring the data through compulsory legal process, Philip Morris International may setoff any demonstrable and significant loss or damage to it resulting from any claims made against Philip Morris International as a result of damages sustained as a direct result of the unauthorized use of passwords, security features or information contained in the First Purchaser Databases from any Appendix C payments owed to the Relevant Administrations as provided for in Section 4.01 of the Agreement. The Parties agree that the mere fact that information provided to the Relevant Administrations has been made public shall not, in and of itself, constitute conclusive evidence of a breach of Protocol 3.03(g). Any dispute as to (i) whether the breach was knowing and willful, (ii) whether Philip Morris International has suffered demonstrable loss or damage resulting from the unauthorized use of passwords, security features or information contained in the First Purchaser Databases, (iii) whether such a loss is significant or de minimis, or (iv) the amount of such loss or damage, shall be settled by the Arbitrators in accordance with Section 12.02 of the Agreement.

                                   PROTOCOL 4
                      SECOND AND SUBSEQUENT LAYER TRACKING

     4.01. Purpose of Second or Subsequent Layer Tracking. Philip Morris International and the Relevant Administrations recognize that in certain circumstances effective tracking and tracing to prevent the trade of Contraband Philip Morris Cigarettes can be enhanced when First Purchasers of Philip Morris International maintain databases that are similar to First Purchaser Databases regarding their customers ("Second Layer Tracking") and/or their customers' customers ("Subsequent Layer Tracking"). For this purpose, Philip Morris International has developed Second Layer Tracking Kits which include a laptop computer, a scanner, and a database application ("Second Layer Tracking Kits").

     4.02 . Deployment of Second and Subsequent Layer Tracking. Philip Morris International agrees and undertakes to make Second Layer Tracking Kits reasonably available to any First Purchaser or Subsequent Purchaser where (i) Philip Morris International and OLAF agree to do so pursuant to Protocol 6.01(f) of these Tracking and Tracing Protocols; (ii) Philip Morris International is required to do so by the Arbitrators pursuant to Protocol 6.01(g) of these Tracking and Tracing Protocols; or (iii) a First Purchaser or a Subsequent Purchaser requests Second Layer Tracking Kits so that it may carry out a voluntary Second or Subsequent Layer Tracking program consistent with this Protocol.

     4.03. Training by Philip Morris International. Philip Morris International shall make commercially reasonable efforts to appropriately train all recipients of Second Layer Tracking Kits. Such training shall cover the appropriate use of the Second Layer Tracking Kits under these Protocols. However, due to the fact that Second and Subsequent Layer Tracking involve data being provided by persons who are not employed by Philip Morris International, the Parties agree that Second or Subsequent Layer Tracking data entered into the Database by third parties shall not be a basis for any allegation by the Relevant Administrations of breach or non-compliance with the requirements of the Agreement or these Appendices thereto.

     4.04. Access to Second Layer Tracking Information. Philip Morris International agrees and undertakes that participants in any Second or Subsequent Layer Tracking shall be required to provide any Second or Subsequent Layer Tracking information collected by the participant to Philip Morris International. To the extent Philip Morris International receives such information, it shall maintain the information in the same manner as the First Purchaser Database. The Relevant Administrations shall be afforded access to any such Second or Subsequent Layer Tracking information in the same manner and subject to the same rules and conditions as the First Purchaser Database as provided for in Protocol 3 of these Tracking and Tracing Protocols.

     4.05. Information on Second and Subsequent Layer Tracking Developments. Philip Morris International agrees to provide OLAF at its written request with quarterly reports on developments in Second or Subsequent Layer tracking. Such updates shall include lists of participating First and Subsequent Purchasers, details on the kits provided, and information and discussion on any issues that may have arisen during the preceding period.

                                   PROTOCOL 5
                NEW MASTER CASE CODING AND SCANNING TECHNOLOGIES

     5.01. Research and Development. Philip Morris International and the Relevant Administrations recognize that research, development and implementation or enhancement, as appropriate, of new tracking and tracing technologies is an important component of ensuring the continued effectiveness of Philip Morris International's tracking and tracing initiatives.

     5.02. Research of New Master Case Labeling and Scanning Technologies. As set forth in Protocol 3.01(c), Philip Morris International shall maintain an ongoing program researching alternative or enhanced methods for marking Master Cases with machine scannable or human readable (i.e., spelled out in letters and numbers) codes, and shall meet with representatives of the Relevant Administrations on an annual basis, in accordance with Protocol 2.04 to determine if, how and when any new technology should be implemented.

                                   PROTOCOL 6
                               ADDITIONAL MEASURES

     6.01. Notice of Interest

     (a) If, during any 12 month period after the Execution Date, OLAF learns of at least 7 seizures, each totaling at least 4 million Contraband Philip Morris Cigarettes, that have a particular market as the Intended Market of Retail Sale (the "Market of Interest"), it may provide Philip Morris International with information regarding these incidents (a "Notice of Interest"). A Notice of Interest shall provide historical data for seizures of Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale, including the number of seizures of such Philip Morris Cigarettes for the previous twelve months, and for each such seizure OLAF shall make best efforts to provide:

          (i)   the date and location of the seizure;

          (ii)  the brand of seized Cigarettes indicated on the packaging;

          (iii) the amount of seized Cigarettes;

          (iv) any Identification Markings that appear on the Master Cases or Cartons of seized cigarettes;

           (v) a brief statement outlining the basis for OLAF's belief that the seized Cigarettes are Contraband Philip Morris Cigarettes as opposed to Counterfeit Philip Morris Cigarettes; and

          (vi) if available, samples of the seized Cigarettes (to the extent possible), in the condition they were in at the time of seizure, unless Philip Morris International has already inspected the seizure under Article 4.01(b) of the Agreement.

     (b) Promptly upon receiving a Notice of Interest, Philip Morris International shall conduct an internal review in order to determine whether, on the basis of the information available to it, it is possible to determine whether there has been trade in Contraband Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale as outlined in the Notice of Interest provided to Philip Morris International by OLAF under Protocol 6.01(a) above, and, if so, the cause and source of such trade, and what measures should be taken to address that trade.

     (c) If OLAF has provided Philip Morris International with samples of the seized Cigarettes, Philip Morris International shall, as part of the internal review described in subsection (b) above, examine the samples in order to determine, in accordance with the factors set forth in Appendix F to this Agreement, whether the seized Cigarettes are Counterfeit Philip Morris Cigarettes or Philip Morris Cigarettes.

     (d) Within 60 days of receiving a Notice of Interest, Philip Morris International shall provide a written response to OLAF detailing the findings of its internal review and, if necessary, the steps it has taken, or will be taking, to address the issues raised in the Notice of Interest. The response shall include the findings as to whether the Cigarettes seized are Philip Morris Cigarettes or Counterfeit Philip Morris Cigarettes and, if Counterfeit Philip Morris Cigarettes, examination results demonstrating that conclusion. Any dispute as to whether the Cigarettes are Counterfeit Philip Morris Cigarettes shall be settled in accordance with Section 4.01(j) of the Agreement.

     (e) If OLAF takes issue with the response of Philip Morris International, it may request in writing that Philip Morris International undertake one or more of the following measures:

          (i) make commercially reasonable efforts to implement Second or Subsequent Layer Tracking for selected First Purchasers of Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale;

          (ii) request that the First Purchaser who sells to a Subsequent Purchaser whose products have been the subject of at least two of the seizures that gave rise to the Notice of Interest, request that such Subsequent Purchaser implement Second or Subsequent Layer Tracking, if such Subsequent Purchaser is a direct customer of the First Purchaser. In the event that the First Purchaser refuses to honor such request, Philip Morris International will cease supplying Philip Morris Cigarettes to such First Purchaser, who will thereafter be a Blocked Contractor. If such Subsequent Purchaser is not a direct customer of a First Purchaser, then Philip Morris International shall request that the First Purchaser make commercially reasonable efforts to require that such Subsequent Purchaser implement Second or Subsequent Layer Tracking. In the event that the First Purchaser refuses to take such steps, Philip Morris International will cease supplying Philip Morris Cigarettes to such First Purchaser, who will thereafter be a Blocked Contractor.

          (iii) implement new Master Case coding technologies, or accelerate the schedule for implementation of the labeling and scanning requirements, such that such implementation occurs as soon as practicable, for relevant sales of Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale or for relevant First Purchasers of Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale; or

          (iv) remove the Market of Interest from Exhibits C-1 and A-2 (if applicable), add the Market of Interest to the Exhibits, as appropriate, and otherwise make such Market of Interest subject to Pack Marking, Master Case Labeling and Master Case Scanning, according to Protocols 2.01(a), 3.01(a) and 3.02(a), as appropriate, for a period of five years.

     (f) Within 30 days of Philip Morris International receiving a written request from OLAF under subsection (e) above, Philip Morris International and OLAF shall meet and confer in good faith in order to determine whether any of the measures set forth in subsection (e) above should be implemented. If the dispute has not been resolved within 60 days of Philip Morris International receiving OLAF's written request, such dispute shall be settled by the Arbitrators in accordance with Section 12.02 of the Agreement.

     (g) In any proceeding brought under Protocol 6.01(f) of these Tracking and Tracing Protocols, the Arbitrators may require Philip Morris International to implement one or more of the measures set forth in subsection (e) above only where it has been proven by the greater weight of the evidence that:

          (i) in the 12 month period referred to in the Notice of Interest, there have been at least 7 seizures each totaling at least 4 million Contraband Philip Morris Cigarettes, that have the Market of Interest as the Intended Market of Retail Sale;

          (ii) measures that Philip Morris International has adopted for Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale are insufficient to combat the trade in Contraband Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale;

          (iii) the measure(s) to be implemented from subsection (e) above are achievable through commercially reasonable efforts and are an effective response to the trade in Contraband Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale;

          (iv) the implementation of the measure(s) from subsection (e) above are reasonably likely to materially reduce the amount, or materially improve the prevention or detection, of Contraband Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale; and

          (v) where the measure to be implemented from subsection (e) above is a new Master Case coding technology, it has been demonstrated that it is, or would be, effective and its implementation is reasonably targeted at the elimination, prevention or detection of Contraband Philip Morris Cigarettes that have the Market of Interest as the Intended Market of Retail Sale.

     (h) Nothing in this Protocol 6 shall preclude Philip Morris International from adopting (either unilaterally or at the request of OLAF or the Relevant Administrations) the measures set forth in subsection (e) for Cigarettes with a particular Intended Market of Retail Sale.

                                   PROTOCOL 7
              NEW CARTON AND PACK CODING AND SCANNING TECHNOLOGIES

     7.01. Research of Carton and/or Pack Coding Technologies.

     (a) Philip Morris International shall maintain an ongoing program of researching, developing, enhancing and implementing technologies for marking Cartons and/or Packs with unique scannable codes.

     (b) During the term of the Agreement, Philip Morris International shall maintain an ongoing program of research and development concerning methods and technologies for improving Carton and Pack Coding technologies. Philip Morris International shall provide a yearly report to the Representatives of the Relevant Administrations concerning new technologies for Carton and/or Pack coding.

     7.02. Implementation of Carton and/or Pack Coding Technologies. In recognition of the principles of the Agreement, once Carton and/or Pack Coding technologies are commercially feasible, Philip Morris International agrees and undertakes to implement Carton and/or Pack Coding technologies in accordance with the conditions set forth below. Philip Morris International shall make commercially reasonable efforts to make modifications to the First Purchaser Database and Second and Subsequent Layer Tracking databases to include notation of Carton codes, as appropriate and technically feasible.

     (a) Philip Morris International shall implement Carton and/or Pack Coding technologies for Philip Morris Cigarettes that have a market listed under Tier I Markets in Exhibit D of these Tracking and Tracing protocols as the Intended Market of Retail Sale, if:

          (i) the implementation of Carton and/or Pack Coding for Philip Morris Cigarettes that have that Tier I market as the Intended Market of Retail Sale is achievable through commercially reasonable efforts;

          (ii) the effectiveness of the Carton and/or Pack Coding technology has been demonstrated to be appropriate for industrial application; and

          (iii) the implementation of Carton and/or Pack Coding is reasonably likely to significantly reduce the amount of Contraband Philip Morris Cigarettes that have that Tier I market as the Intended Market of Retail Sale.

     (b) Philip Morris International shall implement Carton and/or Pack Coding technologies for Philip Morris Cigarettes that have a market listed under Tier II Markets in Exhibit D of these Tracking and Tracing protocols as the Intended Market of Retail Sale, if:

          (i) in the previous year, there have been at least 7 seizures, each totaling at least 4 million Contraband Philip Morris Cigarettes, that have that Tier II market as the Intended Market of Retail Sale;

          (ii) measures that Philip Morris International has adopted for Philip Morris Cigarettes that have that Tier II market as the Intended Market of Retail Sale are insufficient to combat the trade in Contraband Philip Morris Cigarettes that have that Tier II market as the Intended Market of Retail Sale;

          (iii) the implementation of Carton and/or Pack Coding is reasonably targeted at the elimination, prevention and/or detection of Contraband Philip Morris Cigarettes that have that Tier II market as the Intended Market of Retail Sale;

          (iv) the implementation of Carton and/or Pack Coding is achievable through commercially reasonable efforts and is an effective response for Philip Morris Cigarettes that have that Tier II market as the Intended Market of Retail Sale;

          (v) the effectiveness of the Carton and/or Pack Coding technology has been demonstrated to be appropriate for industrial application; and

          (vi) the implementation of Carton and/or Pack Coding is reasonably likely to significantly reduce the amount of Contraband Philip Morris Cigarettes that have that Tier II market as the Intended Market of Retail Sale.

     (c) Beginning 180 days after the Execution Date, OLAF may provide written notice to Philip Morris International that either the criteria of subsection (a) have been met for Philip Morris Cigarettes that have a particular Tier I market as defined in Exhibit D as the Intended Market of Retail Sale, or the criteria of subsection (b) have been met for Philip Morris Cigarettes that have a particular Tier II market as defined in Exhibit D as the Intended Market of Retail Sale, and request that Philip Morris International implement Carton and/or Pack Coding for those Philip Morris Cigarettes. If Philip Morris International disagrees with OLAF's written request, Philip Morris International and OLAF shall meet and confer in good faith within 30 days of Philip Morris International receiving such a request from OLAF in order to determine whether the criteria of subsection (a) or (b) above have been met and whether Carton and/or Pack Coding should be implemented for Philip Morris Cigarettes that have the market in question as the Intended Market of Retail Sale. If the dispute cannot be resolved within 60 days of Philip Morris International receiving OLAF's written request, such dispute shall be settled by the Arbitrators in accordance with Section 12.02 of the Agreement and by application of the criteria set forth in subsections (a) or (b) above as applicable.

     (d) Nothing in this Protocol 7 shall preclude Philip Morris International from adopting (either unilaterally or at the request of OLAF or the Relevant Administrations) measures set forth in subsections (a) or (b), above, for Cigarettes with a particular Intended Market of Retail Sale.

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


                                   EXHIBIT A-1
                      MARKETS WITH MARKET-SPECIFIC LABELING

     I. In accordance with Section 2.01(a), Philip Morris International shall make commercially reasonable efforts to mark Packs or Cartons of Philip Morris Cigarettes that have one of the following domestic markets as the Intended Market of Retail Sale with markings, codes or other information which permit a determination that such domestic market is the Intended Market of Retail Sale:

         1.                           *
         2.                           *
         3.                           *
         4.                           *
         5.                           *
         6.                           *
         7.                           *
         8.                           Austria
         9.                           *
         10.                          *
         11.                          Belgium
         12.                          *
         13.                          *
         14.                          *
         15.                          *
         16.                          *
         17.                          *
         18.                          *
         19.                          *
         20.                          *
         21.                          *
         22.                          *
         23.                          *
         24.                          *
         25.                          *
         26.                          *
         27.                          *
         28.                          Cyprus
         29.                          Czech Republic
         30.                          *
         31.                          Denmark
         32.                          *
         33.                          *
         34.                          *

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


         35.                          *
         36.                          *
         37.                          *
         38.                          *
         39.                          Estonia
         40.                          Finland
         41.                          France and Monaco
         42.                          *
         43.                          *
         44.                          *
         45.                          Germany
         46.                          Greece
         47.                          *
         48.                          *
         49.                          *
         50.                          *
         51.                          *
         52.                          Hungary
         53.                          *
         54.                          *
         55.                          *
         56.                          Ireland
         57.                          *
         58.                          Italy
         59.                          *
         60.                          *
         61.                          *
         62.                          *
         63.                          *
         64.                          *
         65.                          *
         66.                          *
         67.                          *
         68.                          Latvia
         69.                          *
         70.                          *
         71.                          Lithuania
         72.                          Luxembourg
         73.                          *
         74.                          *
         75.                          *
         76.                          *
         77.                          *

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


         78.                          *
         79.                          Malta
         80.                          *
         81.                          *
         82.                          *
         83.                          *
         84.                          *
         85.                          *
         86.                          *
         87.                          *
         88.                          *
         89.                          Netherlands
         90.                          *
         91.                          *
         92.                          *
         93.                          *
         94.                          *
         95.                          *
         96.                          *
         97.                          *
         98.                          *
         99.                          *
         100.                         *
         101.                         Poland
         102.                         Portugal
         103.                         *
         104.                         *
         105.                         *
         106.                         *
         107.                         *
         108.                         *
         109.                         *
         110.                         *
         111.                         *
         112.                         Slovakia
         113.                         Slovenia
         114.                         *
         115.                         Spain
         116.                         Sweden
         117.                         *
         118.                         *
         119.                         *
         120.                         *

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


         121.                         *
         122.                         *
         123.                         *
         124.                         *
         125.                         *
         126.                         *
         127.                         United Kingdom
         128.                         *
         129.                         *
         130.                         *
         131.                         *
         132.                         *



                                   EXHIBIT A-2

                    MARKETS WITHOUT MARKET-SPECIFIC LABELING

     I. As described below, the following domestic markets share common labeling at the Pack and Carton level, so that Packs and Cartons from those domestic markets do not have unique labeling and shall bear the labeling indicated:

   ------ -------------------------------------- -------------------------------
                         Market                                Labeling
   ------ -------------------------------------- -------------------------------
   1.     *                                      *
   ------ -------------------------------------- -------------------------------
   2.     *                                      *
   ------ -------------------------------------- -------------------------------
   3.     *                                      *
   ------ -------------------------------------- -------------------------------
   4.     *                                      *
   ------ -------------------------------------- -------------------------------
   5.     *                                      *
   ------ -------------------------------------- -------------------------------
   6.     *                                      *
   ------ -------------------------------------- -------------------------------
   7.     *                                      *

   ------ -------------------------------------- -------------------------------
   8.     *                                      *
   ------ -------------------------------------- -------------------------------

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


   ------ -------------------------------------- -------------------------------
   9.     *                                      *
   ------ -------------------------------------- -------------------------------
   10.    *                                      *
   ------ -------------------------------------- -------------------------------
   11.    *                                      *
   ------ -------------------------------------- -------------------------------
   12.    *                                      *
   ------ -------------------------------------- -------------------------------
   13.    *                                      *
   ------ -------------------------------------- -------------------------------
   14.    *                                      *
   ------ -------------------------------------- -------------------------------
   15.    *                                      *
   ------ -------------------------------------- -------------------------------
   16.    *                                      *
   ------ -------------------------------------- -------------------------------
   17.    *                                      *

   ------ -------------------------------------- -------------------------------
   18.    *                                      *
   ------ -------------------------------------- -------------------------------
   19.    *                                      *

   ------ -------------------------------------- -------------------------------
   20.    *                                      *
   ------ -------------------------------------- -------------------------------
   21.    *                                      *
   ------ -------------------------------------- -------------------------------
   22.    *                                      *
   ------ -------------------------------------- -------------------------------
   23.    *                                      *
   ------ -------------------------------------- -------------------------------
   24.    *                                      *

   ------ -------------------------------------- -------------------------------
   25.    *                                      *
   ------ -------------------------------------- -------------------------------
   26.    *                                      *
   ------ -------------------------------------- -------------------------------
   27.    *                                      *
   ------ -------------------------------------- -------------------------------

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


   ------ -------------------------------------- -------------------------------
   28.    *                                      *

   ------ -------------------------------------- -------------------------------
   29.    *                                      *
   ------ -------------------------------------- -------------------------------
   30.    *                                      *
   ------ -------------------------------------- -------------------------------
   31.    *                                      *
   ------ -------------------------------------- -------------------------------
   32.    *                                      *
   ------ -------------------------------------- -------------------------------
   33.    *                                      *
   ------ -------------------------------------- -------------------------------
   34.    *                                      *
   ------ -------------------------------------- -------------------------------
   35.    *                                      *
   ------ -------------------------------------- -------------------------------
   36.    *                                      *
   ------ -------------------------------------- -------------------------------
   37.    *                                      *

   ------ -------------------------------------- -------------------------------
   38.    *                                      *
   ------ -------------------------------------- -------------------------------
   39.    *                                      *
   ------ -------------------------------------- -------------------------------
   40.    *                                      *
   ------ -------------------------------------- -------------------------------
   41.    *                                      *
   ------ -------------------------------------- -------------------------------
   42.    *                                      *
   ------ -------------------------------------- -------------------------------
   43.    *                                      *
   ------ -------------------------------------- -------------------------------
   44.    *                                      *
   ------ -------------------------------------- -------------------------------


     II. Philip Morris International need not place market-specific labeling on Packs or Cartons which have the domestic markets listed in Exhibit A-2(I) as the Intended Market of Retail Sale.

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


                                   EXHIBIT A-3

            MANUFACTURING CENTERS WITH LIMITED PACK AND CARTON CODING

     I. As described below, the following Manufacturing Centers have only limited Pack and Carton Coding, and are thus excluded from the requirements of Protocol 2.03 for the products identified below:

----- ----------------------- ---------------------- --------------------------
      Manufacturing Center    Product Manufactured   Coding Limitation
----- ----------------------- ---------------------- --------------------------
1.    *                       *                      Production system is not
                                                     shift based; therefore
                                                     there is no shift
                                                     information.
----- ----------------------- ---------------------- --------------------------
2.    *                       *                      No Coding


----- ----------------------- ---------------------- --------------------------
3.    *                       *                      Coding contains factory,
                                                     machine number and
                                                     week of manufacture
----- ----------------------- ---------------------- --------------------------
4.    *                       *                      Machine No. missing


----- ----------------------- ---------------------- --------------------------
5.    *                       *                      No Coding


----- ----------------------- ---------------------- --------------------------



                                   EXHIBIT A-4

              DOMESTIC MARKETS IN WHICH PHILIP MORRIS INTERNATIONAL
                              DOES NOT DO BUSINESS

     I. As described below, Philip Morris International does not sell product with the following domestic markets as the Intended Market of Retail Sale as of the Execution Date:

         1.          *
         2.          *

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


         3.          *
         4.          *
         5.          *
         6.          *
         7.          *
         8.          *
         9.          *
         10.         *
         11.         *
         12.         *
         13.         *
         14.         *
         15.         *
         16.         *
         17.         *
         18.         *
         19.         *
         20.         *
         21.         *
         22.         *
         23.         *
         24.         *
         25.         *
         26.         *
         27.         *
         28.         *
         29.         *
         30.         *
         31.         *


     II. In the event that Philip Morris International begins selling product with one of the domestic markets listed in Exhibit A-4(I) as the Intended Market of Retail Sale, Philip Morris International shall follow the procedures set forth in Protocol 2.01(b).



                                   EXHIBIT A-5

             PROCEDURES FOR LABELING DUTY-FREE PACKS AND/OR CARTONS


     I. For World Wide Duty Free, * of the Execution Date, Philip Morris International shall make commercially reasonable efforts to mark

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


     Packs and/or Cartons of Philip Morris Cigarettes with markings, codes or other information which permit a determination of the country or region in which Philip Morris International intends such Cigarettes to be sold duty-free, in accordance with the following:

                  A.



                                            *


                  B.


                                            *


                  C.


                                            *



     D. Nothing in the foregoing shall preclude Philip Morris International from adopting unique markings, codes, or other information for markets where the annual sales of Philip Morris Cigarettes to be sold to duty-free consumers are below the thresholds described above.

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


                                    EXHIBIT B

           SCHEDULE FOR IMPLEMENTATION OF MASTER CASE BARCODE LABELING

     I. Philip Morris International shall make commercially reasonable efforts to apply barcode labels within thirty days of the Execution Date to all Master Cases of Cigarettes manufactured by Philip Morris International at its own facilities for sale by Philip Morris International with Intended Market of Retail Sale in the following domestic markets:

         1.  Austria
         2.  Belgium
         3.  Denmark
         4.  Finland
         5.  France
         6.  Germany
         7.  Greece, *

         8.  Ireland
         9.  Italy
         10. Luxembourg
         11. Netherlands
         12. Portugal
         13. Spain
         14. Sweden
         15. United Kingdom


     II. Philip Morris International shall make commercially reasonable efforts to apply barcode labels within 12 months of the Execution Date to all Master Cases of Cigarettes manufactured by Philip Morris International at its own facilities for sale by Philip Morris International with an Intended Market of
Retail Sale in   *   markets worldwide         *          and in the following
domestic markets:

         1.         *
         2.         *
         3.         *
         4.         *
         5.         *
         6.         *
         7.         *
         8.         *
         9.         *

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


         10.        *
         11.        *
         12.        *
         13.        *
         14.        *
         15.        *
         16.        *
         17.        *
         18.        *
         19.        *
         20.        *
         21.        *
         22.        *
         23.        *
         24.        *
         25.        *
         26.        *
         27.        *
         28.        *
         29.        *
         30.        *
         31.        *
         32.        *
         33.        *
         34.        *
         35.        *
         36.        *
         37.        *
         38.        *
         39.        *
         40.        *
         41.        *
         42.        *
         43.        *
         44.        *
         45.        *
         46.        *
         47.        *
         48.        *
         49.        *
         50.        *
         51.        *
         52.        *

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


         53.        *
         54.        *
         55.        *
         56.        *




     III. Philip Morris International shall make commercially reasonable efforts to apply barcode labels within * of the Execution Date to all Master Cases of Cigarettes manufactured by Philip Morris International for sale by Philip Morris International worldwide.

     IV. Recognizing the particular nature of the relationship between Philip Morris International and Third Party Manufacturers, the Parties agree that Philip Morris International shall make commercially reasonable efforts to implement Master Case barcode labeling within * of the Execution Date for products such Third Party Manufacturers manufacture for Philip Morris International.

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


                                    EXHIBIT C

        SCHEDULE FOR IMPLEMENTATION OF MASTER CASE BARCODE LABEL SCANNING

     I. Single First Purchaser Markets

     A. For Philip Morris Cigarettes which have the following markets as the Intended Market of Retail Sale, Philip Morris International sells to a single First Purchaser and marks the product with Pack or Carton markings satisfying Protocol 2.01:

        1.                *
        2.                *
        3.                *
        4.                *
        5.                *
        6.                *
        7.                *
        8.                *
        9.                *
        10.               *
        11.               *
        12.               *
        13.               *
        14.               *
        15.               *
        16.               *
        17.               *
        18.               *
        19.               *
        20.               *
        21.               *
        22.               *
        23.               *
        24.               *
        25.               *
        26.               *
        27.               *
        28.               *

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


        29.               *
        30.               *
        31.               *
        32.               *
        33.               *
        34.               *
        35.               *
        36.               *
        37.               *
        38.               *
        39.               *
        40.               *
        41.               *
        42.               *
        43.               *
        44.               *
        45.               *
        46.               *
        47.               *
        48.               *
        49.               *
        50.               *
        51.               *
        52.               *
        53.               *
        54.               *
        55.               *
        56.               *
        57.               *
        58.               *
        59.               *
        60.               *

     B. Pursuant to Section 3.02(b), Philip Morris International and/or its Contractors need not scan Master Cases sold to the First Purchaser for the markets set forth in Exhibit C(I)(A), which shall be updated as needed.

     II. Implementation in Tier I Markets

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


     A. Unless altered by agreement of the Parties at a meeting of Philip Morris International and the Representatives of the Relevant Administrations, "Tier I
Markets" shall be defined as         *      * , and the following Philip Morris
International markets:

        1           *
        2           *
        3           *
        4           *
        5           *
        6           *
        7           *
        8           *
        9           *
        10          *
        11          *
        12          *
        13          *
        14





     B. Philip Morris International shall make commercially reasonable efforts to bring all Tier I Markets into compliance with the requirements of Protocol
3.02(a) and (b) within     *    of the Execution Date.

     III. Implementation in Tier II Markets

     A. Unless altered by agreement of the Parties at a meeting of Philip Morris International and the Representatives of the Relevant Administrations, "Tier II Markets" shall be defined as the following Philip Morris International markets:

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


        1.                   *
        2.                   *
        3.                   *
        4.                   *
        5.                   *
        6.                   *
        7.                   *
        8.                   *
        9.                   *
        10.                  *
        11.                  *
        12.                  *
        13.                  *
        14.                  *
        15.                  *
        16.                  *
        17.                  *
        18.                  *
        19.                  *
        20.                  *
        21.                  *
        22.                  *
        23.                  *
        24.                  *
        25.                  *
        26.                  *
        27.                  *
        28.                  *
        29.                  *
        30.                  *

     B. With the exception of markets with third party manufacturers, Philip Morris International shall make commercially reasonable efforts to bring all Tier II Markets into compliance with the requirements of Protocol 3.02(a) and
(b) within * of the Execution Date.

     C. Recognizing the particular nature of the relationship between Philip Morris International and Third Party Manufacturers, the Parties agree that Philip Morris International shall make commercially reasonable efforts

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission to bring all Tier II Markets into compliance with the requirements of Protocol 3.02(a) and (b) within * of the Execution Date for products such Third Party Manufacturers manufacture for Philip Morris International.

     IV. Non-compliance with Protocol 3.02(a) and (b) Due to Distribution or Other Changes:

     (a) In the event that Philip Morris International effects a change in the manner of distribution, an acquisition, a sourcing change, or other business transaction which will have the effect of rendering a market (or markets) compliant with the requirements of Protocol 3.02(a) and (b) no longer compliant therewith, or will have the effect of rendering a market exempt from such requirements no longer exempt, Philip Morris International shall so notify the Representatives of the Relevant Administrations within 30 days of such change. In the event that such market (or markets) is within the Territory of a Member State or a Designated State, Philip Morris International shall make commercially reasonable efforts to bring such market back into compliance with the requirements of Protocol 3.02(a) and (b) within 2 years of such change.

     (b) Similarly, in the event that Philip Morris International effects a change in the manner of distribution, an acquisition, a sourcing change, or other business transaction which will have the effect of making a particular market (or markets) no longer required to be compliant with the requirements of Protocol 3.02(a) and (b), then, Philip Morris International shall so notify the Representatives of the Relevant Administrations and may henceforth treat such market as exempt from or no longer required to be compliant with such requirements, as the case may be.

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


                                    EXHIBIT D

    MARKET GROUPINGS FOR NEW PACK AND CARTON CODING AND SCANNING TECHNOLOGIES

     I. Tier I Markets

     A. Tier I Markets Defined. With the exception of any market that has a sole First Purchaser of Philip Morris International for such market and that market has Pack or Carton markings satisfying Protocol 2.01, and subject to the time limit set for third party manufacturers in Exhibit D(I)(B), the following domestic markets are defined as Tier I Markets for the purposes of Protocol 7:

           -------- -----------------------------------------------------
           1.       Austria
           -------- -----------------------------------------------------
           2.       Belgium
           -------- -----------------------------------------------------
           3.       Cyprus
           -------- -----------------------------------------------------
           4.       Czech Republic
           -------- -----------------------------------------------------
           5.       Denmark
           -------- -----------------------------------------------------
           6.       Estonia
           -------- -----------------------------------------------------
           7.       Finland
           -------- -----------------------------------------------------
           8.       France
           -------- -----------------------------------------------------
           9.       Germany
           -------- -----------------------------------------------------
           10.      Greece
           -------- -----------------------------------------------------
           11.      Hungary
           -------- -----------------------------------------------------
           12.      Ireland
           -------- -----------------------------------------------------
           13.      Italy
           -------- -----------------------------------------------------
           14.      Latvia
           -------- -----------------------------------------------------
           15.      Lithuania
           -------- -----------------------------------------------------
           16.      Luxembourg
           -------- -----------------------------------------------------
           17.      Malta
           -------- -----------------------------------------------------
           18.      Netherlands
           -------- -----------------------------------------------------
           19.      Poland
           -------- -----------------------------------------------------
           20.      Portugal
           -------- -----------------------------------------------------
           21.      Slovakia
           -------- -----------------------------------------------------
           22.      Slovenia
           -------- -----------------------------------------------------
           23.      Spain
           -------- -----------------------------------------------------
           24.      Sweden
           -------- -----------------------------------------------------
           25.      United Kingdom
           -------- -----------------------------------------------------

     B. Recognizing the particular nature of the relationship between Philip Morris International and Third Party Manufacturers, the Parties agree that, in determining commercial reasonableness, the time frame for

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission implementation of any obligations in Tier I markets imposed pursuant to Protocol 7 shall, in the case of products manufactured for Philip Morris International by
Third Party Manufacturers, be extended for      *      beyond that otherwise
applicable in the case of products manufactured by Philip Morris International.

     II. Tier II Markets

     A. Tier II Markets Defined. With the exception of any market that has a sole First Purchaser of Philip Morris International for such a market and that market has Pack or Carton markings satisfying Protocol 2.01, and subject to the time limit set for third party manufacturers in Exhibit D(I)(B), the following domestic markets are defined as Tier II Markets for the purposes of Protocol 7:

         ---------- -------------------------------------------------------
         1.         *
         ---------- -------------------------------------------------------
         2.         *
         ---------- -------------------------------------------------------
         3.         *
         ---------- -------------------------------------------------------
         4.         *
         ---------- -------------------------------------------------------
         5.         *
         ---------- -------------------------------------------------------
         6.         *
         ---------- -------------------------------------------------------
         7.         *
         ---------- -------------------------------------------------------
         8.         *
         ---------- -------------------------------------------------------
         9.         *
         ---------- -------------------------------------------------------
         10.        *
         ---------- -------------------------------------------------------
         11.        *
         ---------- -------------------------------------------------------
         12.        *
         ---------- -------------------------------------------------------
         13.        *
         ---------- -------------------------------------------------------
         14.        *
         ---------- -------------------------------------------------------
         15.        *
         ---------- -------------------------------------------------------
         16.        *
         ---------- -------------------------------------------------------
         17.        *
         ---------- -------------------------------------------------------
         18.        *
         ---------- -------------------------------------------------------
         19.        *
         ---------- -------------------------------------------------------
         20.        *
         ---------- -------------------------------------------------------
         21.        *
         ---------- -------------------------------------------------------
         22.        *
         ---------- -------------------------------------------------------

     B. Recognizing the particular nature of the relationship between Philip Morris International and Third Party Manufacturers, the Parties agree that, in determining commercial reasonableness, the time frame for implementation of any obligations in Tier II markets imposed pursuant to Protocol 7 shall, in the case of products manufactured for Philip Morris International by Third Party
Manufacturers, be extended for    *    beyond

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission that otherwise applicable in the case of products manufactured by Philip Morris International.

                                   APPENDIX E
                                   ----------

                   ----------- ------------- ---------- ---------- ------------ ---------- ----------- ---------- ------------
                       AT          BE           DE         DK          EL          ES          FI         FR          IE
------------------ ----------- ------------- ---------- ---------- ------------ ---------- ----------- ---------- ------------
      VAT              20%         21%          16%        25%         18%         16%        22%        19.6%        19%
------------------ ----------- ------------- ---------- ---------- ------------ ---------- ----------- ---------- ------------
SPECIFIC EXCISE    21.38(euro) 18.7474(euro) 61.7(euro) 81.7(euro) 4.2699(euro) 3.91(euro) 15.13(euro) 7.41(euro) 124.94(euro)
                      per           per         per         per        per         per        per         per         per
                    thousand    thousand      thousand    thousand   thousand    thousand   thousand    thousand   thousand
-----------------  ----------- ------------- ---------- ---------- ------------ ---------- ----------- ---------- ------------
   AD VALOREM         42%        45.84         24.23%      21.22%     53.86%       54%         50%       55.19%      18.46%
     EXCISE
-----------------  ----------- ------------- ---------- ---------- ------------ ---------- ----------- ---------- ------------
  CUSTOMS DUTY       57.6%       57.6%         57.6%      57.6%       57.6%       57.6%       57.6%      57.6%       57.6%
-----------------  ----------- ------------- ---------- ---------- ------------ ---------- ----------- ---------- ------------



                    ---------- ------------- ----------- ----------- ----------- ------------
                        IT         LU            NL         PT           SE           UK
------------------  ---------- ------------- ----------- ----------- ----------- ------------
      VAT               20%        12%           19%        19%          25%         17.5%
------------------  ---------- ------------- ----------- ----------- ----------- ------------
SPECIFIC EXCISE     3.86(euro) 11.8914(euro) 53.27(euro) 40.69(euro) 21.96(euro) 154.34(euro)
                       per         per           per        per          per         per
                     thousand   thousand      thousand    thousand     thousand    thousand
-----------------   ---------- ------------- ----------- ----------- ----------- ------------
   AD VALOREM         54.26%     46.84%        20.51%       23%         39.2%       22%
     EXCISE
-----------------   ---------- ------------- ----------- ----------- ----------- ------------
  CUSTOMS DUTY        57.6%      57.6%         57.6%        57.6%       57.6%       57.6%
-----------------   ---------- ------------- ----------- ----------- ----------- ------------


1. Method to be used for calculation.

For purposes of Supplemental Payments under Art. 4 of the Agreement, the minimum retail sales price to the public, all taxes included, shall be calculated on any Philip Morris Cigarettes seized, and the taxes and duties owed under Art. 4 of the Agreement, if any, shall be calculated on the basis of those that would have been due had the product been sold at that minimum sales price to the public, in the Member State of seizure.

The method of calculation of customs duties, excise taxes and V.A.T., as applicable, for each Member State or the EC shall be the method normally employed by that Member State or by the EC.

The Parties may agree upon formulas or electronic spreadsheets that implement the above method.

2. Arbitration

If, on occasion of receipt by a Member State of a Supplemental Payment, disagreement arises as to the results of these calculations, the relevant Parties shall meet and confer within 5 days of receipt of the Supplemental Payment by the Member State, in a good faith attempt to resolve these differences. If agreement cannot be reached within 10 days thereafter, then the relevant Parties shall each have recourse to Arbitration under Art. 12.02 of the Agreement to determine the amounts to be paid under Art. 4 of the Agreement in that instance.

3. Amendments

The above table and markups shall be updated as modifications are made to the underlying tax rates, upon any New Member State acceding to the EC or becoming a party to the Agreement, or at any time as otherwise agreed in writing by the Parties.

                                   APPENDIX F

          FACTORS FOR ESTABLISHING COUNTERFEIT PHILIP MORRIS CIGARETTES



For the purpose of Section 4.01(j) of the Agreement, in determining whether Cigarettes bearing Philip Morris Trademarks are Counterfeit Philip Morris Cigarettes, the following factors shall be considered and compared with indicia of genuine Philip Morris Cigarettes as provided by Philip Morris International and updated from time to time:

     o    the look, shape, color, and size of the packaging;

     o    the materials used in the packaging;

     o the size, font, color, language and content of the text appearing on the packaging;

     o    the markings, codes, and stamps appearing on the packaging;

     o    the look, shape, color, and size of the Cigarettes;

     o    the markings on the Cigarettes;

     o    the materials used in the Cigarettes paper and filter;

     o    the nature and quality of the tobacco; and

     o    all the ingredients of the Cigarettes.

       *Material omitted pursuant to a request for confidential treatment Material filed separately with the Securities Exchange Commission


                                   APPENDIX G
                            List of Designated States


*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*                             *
*
*
*




                  Procedure for Amending Designated States List

OLAF may seek to amend the list of Designated States by adding a State to, or deleting a State from, the list of Designated States, based upon a reasonable belief that the addition or deletion of a State from that list is consistent with the purpose and intent of this Agreement. OLAF shall notify Philip Morris International of any proposed change to the list. If Philip Morris International objects to the proposed change, Philip Morris International shall state its objection in writing within 30 days of receiving the notice. Philip Morris International and OLAF shall meet and confer within 60 days of Philip Morris International sending its objection in an attempt to reach agreement on any changes to the list of Designated States. If Philip Morris International and OLAF cannot reach agreement, either of them may seek arbitration pursuant to article 12.02 of this Agreement.

If a State is added to the list of Designated States by agreement between Philip Morris International and OLAF, Philip Morris International shall have one year from the date a State is added to the Designated States list in which to comply with all its obligations pursuant to this Agreement and the Appendices thereto in connection with that Designated State. If a State is added to the list of Designated States by the Arbitrator, Philip Morris International shall make commercially reasonable efforts to comply with its obligations pursuant to this Agreement and the Appendices in connection with that Designated State within 30 days of the Arbitrator's order to that effect.

                                 JONES DAY
Luc G. Houben*               LOUIZALAAN 480 BUS 7        Howard M. Liebman
Thierry Buytaeri            AVENUE LOUISE 480. BTE 7     Member of the District
Bernard Amory               B-1050 BURSSELS, BELGIUM     of Columbia Bar
Alexandra Verheyden*
Mirailia Buydens**

            TELEPHONE: 32.(0)2.645.14.11 FACSIMILE: 32.(0)2.645.14.45

   Advocten-Avocats
   Members of the Bussels Bar
 * Members of the New York Bar
** Member of the Paris Bar



The Registrar
Court of Justice of the European Communities,
L-2925 Luxembourg


Subject:        Joined Cases C-131/03 P and C-146/03 P, RJ Reynolds et al
                ---------------------------------------------------------
                and Philip Morris International v. Commission
                ---------------------------------------------


Dear Sir:

     We hereby wish to inform you that our client Philip Morris International, the appellant in the Case C-146/03 P, has decided to withdraw from the present proceedings.

     We look forward to receiving the Order by the President of the Court that this case has been removed from the Register.


Repectfully submitted,



Eric Morgen de Rivery





 ATLANTA  BRUSSELS  CHICAGO  CLEVELAND  COLUMBUS  DALLAS  FRANKFURT  HONG KONG
                    HOUSTON  IRVINE  LONDON  LOS ANGELES  MADRID
  MENLO PARK  MILAN  MUMBAI  MUNICH  NEW DELHI  NEW YORK  PARIS  PITSBURGH
               SHANGHAI  SINGAPORE  SYDNEY  TAPPEI  TOKYO  WASHINGTON
                                *ASSOCIATE FIRM

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----
AFGHANISTAN                              BOND STREET
AFGHANISTAN                              L&M
AFGHANISTAN                              MARLBORO
AFGHANISTAN                              Parliament
ALBANIA                                  ASSOS
ALBANIA                                  BOND STREET
ALBANIA                                  L&M
ALBANIA                                  MARLBORO
ALBANIA                                  VIRGINIA SLIMS
Algeria                                  L&M
Algeria                                  MARLBORO
ANDORRA                                  CHESTERFIELD
ANDORRA                                  L&M
ANDORRA                                  LARK
ANDORRA                                  MARLBORO
ANDORRA                                  PHILIP MORRIS
ANDORRA                                  SG
ANGOLA                                   MARLBORO
ARGENTINA                                BENSON & HEDGES
ARGENTINA                                CHESTERFIELD
ARGENTINA                                COLORADO
ARGENTINA                                FREEPORT
ARGENTINA                                IMPARCIALES
ARGENTINA                                L&M
ARGENTINA                                LE MANS
ARGENTINA                                MARLBORO
ARGENTINA                                PARLIAMENT
ARGENTINA                                PARTICULARES
ARGENTINA                                PHILIP MORRIS
ARGENTINA                                VIRGINIA SLIMS
ARGENTINA                                WILTON
ARMENIA                                  ASSOS
ARMENIA                                  BOND STREET
ARMENIA                                  CHESTERFIELD
ARMENIA                                  L&M
ARMENIA                                  MARLBORO
ARMENIA                                  PARLIAMENT
ARMENIA                                  RED & WHITE
ARUBA                                    MARLBORO
ARUBA                                    NEVADA
ARUBA                                    RICHMOND
AUSTRALIA                                ALBANY
AUSTRALIA                                ALPINE
AUSTRALIA                                CHESTERFIELD
AUSTRALIA                                FORTUNE
AUSTRALIA                                LANGHAM VINTAGE
AUSTRALIA                                LONGBEACH
AUSTRALIA                                MARLBORO
AUSTRALIA                                PETER JACKSON

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----


AUSTRALIA                                SUPER
AUSTRALIA                                VISCOUNT
AUSTRIA                                  BASIC
AUSTRIA                                  CHESTERFIELD
AUSTRIA                                  EVE
AUSTRIA                                  MARLBORO
AUSTRIA                                  MURATTI
AUSTRIA                                  PHILIP MORRIS
AZERBAIJAN                               CONGRESS
AZERBAIJAN                               L&M
AZERBAIJAN                               MARLBORO
AZERBAIJAN                               PARLIAMENT
AZORES                                   L&M
AZORES                                   MARLBORO
AZORES                                   PORTUGUES
AZORES                                   RITZ
AZORES                                   SG
AZORES                                   SURF
BAHRAIN                                  L&M
BAHRAIN                                  MARLBORO
BAHRAIN                                  MERIT
BAHRAIN                                  PARLIAMENT
BAHRAIN                                  PHILIP MORRIS
BAHRAIN                                  RED & WHITE
BELARUS                                  BOND STREET
BELARUS                                  L&M
BELARUS                                  MARLBORO
BELARUS                                  PARLIAMENT
BELGIUM                                  ARMADA
BELGIUM                                  Basic
BELGIUM                                  CHESTERFIELD
BELGIUM                                  L&M
BELGIUM                                  MARLBORO
BELGIUM                                  MERIT
BELGIUM                                  MURATTI
BELGIUM                                  NORTH POLE
BELGIUM                                  PHILIP MORRIS
BELGIUM                                  VISA
BELGIUM                                  WELTA
BELGIUM                                  XXL
BENIN                                    BOND STREET
BENIN                                    MARLBORO
BENIN                                    VISA
BOLIVIA                                  BIG BEN
BOLIVIA                                  Chesterfield
BOLIVIA                                  COLORADO
BOLIVIA                                  L&M
BOLIVIA                                  MARLBORO
BOSNIA & HERZEGOVINA                     BEST
BOSNIA & HERZEGOVINA                     CLASSIC

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

BOSNIA & HERZEGOVINA                     DRINA
BOSNIA & HERZEGOVINA                     MARLBORO
BOSNIA & HERZEGOVINA                     MOND
BOSNIA & HERZEGOVINA                     MORAVA
BOSNIA & HERZEGOVINA                     VEK
BRAZIL                                   BENSON & HEDGES
BRAZIL                                   CF
BRAZIL                                   CHANCELLOR
BRAZIL                                   DALLAS
BRAZIL                                   GALAXY
BRAZIL                                   L&M
BRAZIL                                   LARK
BRAZIL                                   LUXOR
BRAZIL                                   MARLBORO
BRAZIL                                   MUSTANG
BRAZIL                                   PALACE
BRAZIL                                   PARLIAMENT
BRAZIL                                   SHELTON
BRAZIL                                   Super
BRUNEI                                   ALPINE
BRUNEI                                   L&M
BRUNEI                                   MARLBORO
BRUNEI                                   VIRGINIA SLIMS
BULGARIA                                 MARLBORO
BURKINA FASO                             BOND STREET
BURKINA FASO                             MARLBORO
CAMBODIA                                 L&M
CAMBODIA                                 LONGBEACH
CAMBODIA                                 MARLBORO
CAMEROON                                 BOND STREET
CAMEROON                                 MARLBORO
CANARY ISLANDS                           CHESTERFIELD
CANARY ISLANDS                           L&M
CANARY ISLANDS                           LARK
CANARY ISLANDS                           MARLBORO
CANARY ISLANDS                           MERIT
CANARY ISLANDS                           PHILIP MORRIS
CAPE VERDE                               MARLBORO
CAPE VERDE                               SG
CARIBBEAN                                CHESTERFIELD
CARIBBEAN                                MARLBORO
CARIBBEAN                                MERIT
CARIBBEAN                                PARLIAMENT
CARIBBEAN                                PHILIP MORRIS
CARIBBEAN                                VIRGINIA SLIMS
CHANNEL ISLANDS                          MARLBORO
CHILE                                    BOND STREET
CHILE                                    L&M
CHILE                                    MARLBORO
CHILE                                    MLB

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

CHILE                                    PHILIP MORRIS
CHRISTMAS ISLANDS                        ALPINE
CHRISTMAS ISLANDS                        LONGBEACH
CHRISTMAS ISLANDS                        MARLBORO
CHRISTMAS ISLANDS                        PETER JACKSON
COCOS (KEELING) ISLAND                   ALPINE
COCOS (KEELING) ISLAND                   LONGBEACH
COCOS (KEELING) ISLAND                   MARLBORO
COCOS (KEELING) ISLAND                   PETER JACKSON
COLOMBIA                                 L&M
COLOMBIA                                 MARLBORO
CONGO                                    BOND STREET
CONGO                                    MARLBORO
COOK ISLAND                              LONGBEACH
COOK ISLAND                              MARLBORO
CORSICA                                  CHESTERFIELD
CORSICA                                  L&M
CORSICA                                  MARLBORO
CORSICA                                  MERIT
CORSICA                                  MURATTI
CORSICA                                  PHILIP MORRIS
COSTA RICA                               Bond Street
COSTA RICA                               DERBY
COSTA RICA                               L & M
COSTA RICA                               MARLBORO
COSTA RICA                               Parliament
CROATIA                                  MARLBORO
CZECH REPUBLIC                           ARTA
CZECH REPUBLIC                           BAKARA
CZECH REPUBLIC                           BOND STREET
CZECH REPUBLIC                           Brand X
CZECH REPUBLIC                           CHESTERFIELD
CZECH REPUBLIC                           CLASSIC
CZECH REPUBLIC                           L&M
CZECH REPUBLIC                           MARLBORO
CZECH REPUBLIC                           PETRA
CZECH REPUBLIC                           PHILIP MORRIS
CZECH REPUBLIC                           RED & WHITE
CZECH REPUBLIC                           START
DEM. REP. OF CONGO DOM                   MARLBORO
DENMARK                                  CHESTERFIELD
DENMARK                                  MARLBORO
DENMARK                                  PHILIP MORRIS
DENMARK                                  SKJOL
DF Australia DF                          MARLBORO
DF Belgium DF                            ARMADA
DF Belgium DF                            WELTA
DF New Zealand DF                        MARLBORO
DF URUGUAY DF                            CASINO
DF URUGUAY DF                            FIESTA

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

DF URUGUAY DF                            MARLBORO
DF URUGUAY DF                            PHILIP MORRIS
DF VENEZUELA DUTY FREE                   ASTOR
DF VENEZUELA DUTY FREE                   MARLBORO
DJIBOUTI                                 MARLBORO
DOMINICAN REPUBLIC DOM.                  DELTA
DOMINICAN REPUBLIC DOM.                  LIDER
DOMINICAN REPUBLIC DOM.                  MARLBORO
DOMINICAN REPUBLIC DOM.                  NACIONAL
DR                                       New Brand  F.F.
EAST TIMOR                               ALPINE
EAST TIMOR                               MARLBORO
EAST TIMOR                               PETER JACKSON
ECUADOR                                  BELMONT
ECUADOR                                  L&M
ECUADOR                                  FULL EED
ECUADOR                                  LARK
ECUADOR                                  LIDER
ECUADOR                                  MARLBORO
ECUADOR                                  PARLIAMENT
EGYPT                                    L&M
EGYPT                                    BOND STREET
EGYPT                                    MARLBORO
EGYPT                                    MERIT
EL SALVADOR                              DIPLOMAT
EL SALVADOR                              LIDER
EL SALVADOR                              MARLBORO
EQUATORIAL GUINEA DOM.                   BOND STREET
EQUATORIAL GUINEA DOM.                   MARLBORO
ESTONIA                                  BOND STREET
ESTONIA                                  L&M
ESTONIA                                  MARLBORO
ESTONIA                                  NEXT
ESTONIA                                  PHILIP MORRIS
ESTONIA                                  RED & WHITE
ETHIOPIA                                 MARLBORO
FEDERAL REP YUGOSLAVIA                   L&M
FEDERAL REP YUGOSLAVIA                   MARLBORO
FIJI                                     ALPINE
FIJI                                     MARLBORO
FIJI                                     LONGBEACH
FINLAND                                  BELMONT
FINLAND                                  CHESTERFIELD
FINLAND                                  L&M
FINLAND                                  MARLBORO
FINLAND                                  MULTIFILTER
FRANCE                                   ARMADA
FRANCE                                   BASIC
FRANCE                                   CHESTERFIELD
FRANCE                                   L&M

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

FRANCE                                   MARLBORO
FRANCE                                   MERIT
FRANCE                                   MURATTI
FRANCE                                   PHILIP MORRIS
FRANCE                                   SG
FRENCH POLYNESIA                         CHESTERFIELD
FRENCH POLYNESIA                         L&M
FRENCH POLYNESIA                         MARLBORO
FRENCH POLYNESIA                         LARK
FRENCH POLYNESIA                         PHILIP MORRIS
GABON                                    MARLBORO
GAMBIA                                   BOND STREET
GAMBIA                                   MARLBORO
GEORGIA                                  BOND STREET AMERICAN
GEORGIA                                  CHESTERFIELD
GEORGIA                                  CONGRESS
GEORGIA                                  L&M
GEORGIA                                  MARLBORO
GEORGIA                                  PARLIAMENT
GERMANY                                  BASIC
GERMANY                                  CHESTERFIELD
GERMANY                                  EVE
GERMANY                                  F 6
GERMANY                                  JUWEL
GERMANY                                  KARO
GERMANY                                  L&M
GERMANY                                  MARLBORO
GERMANY                                  MERIT
GERMANY                                  MULTIFILTER
GERMANY                                  NEXT
GERMANY                                  PARLIAMENT
GERMANY                                  PHILIP MORRIS
GERMANY                                  PM Supreme
GREECE                                   ASSOS
GREECE                                   CHESTERFIELD
GREECE                                   Marlboro
GREECE                                   L&M
GREECE                                   MERIT
GREECE                                   MURATTI
GREECE                                   Old Navy
GREECE                                   PHILIP MORRIS
GREECE                                   President One
GREEK CYPRUS                             ASSOS
GREEK CYPRUS                             L&M
GREEK CYPRUS                             MARLBORO
GREEK CYPRUS                             PHILIP MORRIS
GREENLAND                                MARLBORO
GUATEMALA                                L & M
GUATEMALA                                DIPLOMAT
GUATEMALA                                LIDER

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

GUATEMALA                                MARLBORO
GUATEMALA                                RUBIOS
GUINEA                                   ASSOS
GUINEA                                   MARLBORO
GUINEA BISSAU                            MARLBORO
GUINEA BISSAU                            VISA
HONDURAS                                 Lider
HONDURAS                                 L&M
HONDURAS                                 MARLBORO
HONG KONG                                BOND STREET
HONG KONG                                GOOD COMPANION
HONG KONG                                MARLBORO
HONG KONG                                Next
HONG KONG                                PHILIP MORRIS
HONG KONG                                SARATOGA
HONG KONG                                VIRGINIA SLIMS
HONG KONG                                VSL Ultra Lts
HUNGARY                                  Bond Street
HUNGARY                                  EVE
HUNGARY                                  HELIKON
HUNGARY                                  L&M
HUNGARY                                  MARLBORO
HUNGARY                                  MULTIFILTER
HUNGARY                                  PHILIP MORRIS
ICELAND                                  L&M
ICELAND                                  MARLBORO
ICELAND                                  VIRGINIA SLIMS
INDIA                                    MARLBORO
INDONESIA                                LONGBEACH
INDONESIA                                MARLBORO
INDONESIA                                VIRGINIA SLIMS
Iraq                                     BOND STREET  AMERICAN
Iraq                                     L&M
Iraq                                     MARLBORO
IRELAND                                  MARLBORO
IRELAND                                  Marlboro
IRELAND                                  Marlboro
IRELAND                                  To be determined
ISRAEL                                   ASSOS
ISRAEL                                   BOND STREET  AMERICAN
ISRAEL                                   EVE
ISRAEL                                   L&M
ISRAEL                                   MARLBORO
ISRAEL                                   NEXT
ISRAEL                                   PARLIAMENT
ISRAEL                                   UNDEFINED  [.]
ITALY                                    CHESTERFIELD
ITALY                                    DIANA
ITALY                                    L&M
ITALY                                    LARK

ITALY                                    MARLBORO
ITALY                                    MERCEDES
ITALY                                    MERIT
ITALY                                    MULTIFILTER
ITALY                                    MURATTI
ITALY                                    NORTH POLE
ITALY                                    PHILIP MORRIS
ITALY                                    PHILIP MORRIS SIGNATURE
IVORY COAST                              BOND STREET
IVORY COAST                              MARLBORO
JAPAN                                    L&M
JAPAN                                    LARK
JAPAN                                    MARLBORO
JAPAN                                    MERIT
JAPAN                                    NEXT
JAPAN                                    OASIS
JAPAN                                    PARLIAMENT
JAPAN                                    PHILIP MORRIS
JAPAN                                    PM
JAPAN                                    VIRGINIA SLIMS
JAPAN                                    VS
JORDAN                                   L&M
JORDAN                                   MARLBORO
JORDAN                                   PARLIAMENT
KAZAKHSTAN                               APOLLO SOYUZ
KAZAKHSTAN                               ASTRA
KAZAKHSTAN                               BENSON & HEDGES
KAZAKHSTAN                               BOND STREET
KAZAKHSTAN                               CAMBRIDGE
KAZAKHSTAN                               CONGRESS
KAZAKHSTAN                               KAZAKHSTAN
KAZAKHSTAN                               L&M
KAZAKHSTAN                               MARLBORO
KAZAKHSTAN                               MEDEO
KAZAKHSTAN                               NEXT
KAZAKHSTAN                               OPTIMA
KAZAKHSTAN                               PARLIAMENT
KAZAKHSTAN                               POLYOT
KAZAKHSTAN                               PRIMA
KAZAKHSTAN                               UNDEFINED
KAZAKHSTAN                               VIRGINIA SLIMS
KIRGHIZSTAN                              APOLLO SOYUZ
KIRGHIZSTAN                              BOND STREET
KIRGHIZSTAN                              CONGRESS FULL FLAVOR
KIRGHIZSTAN                              L&M
KIRGHIZSTAN                              MARLBORO
KIRGHIZSTAN                              PARLIAMENT
KIRIBATI                                 ALPINE
KIRIBATI                                 LONGBEACH
KIRIBATI                                 MARLBORO

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

KIRIBATI                                 PETER JACKSON
KOREA                                    ELAN SS 100
KOREA                                    L&M
KOREA                                    LARK
KOREA                                    MARLBORO
KOREA                                    PARLIAMENT
KOREA                                    PHILIP MORRIS
KOREA                                    VIRGINIA SLIMS
KOSOVO                                   MARLBORO
KUWAIT                                   L&M
KUWAIT                                   MARLBORO
KUWAIT                                   MERIT
KUWAIT                                   PARLIAMENT
KUWAIT                                   PHILIP MORRIS
KUWAIT                                   RED & WHITE INTERNATIONAL 100 BOX
LAOS                                     L&M
LAOS                                     MARLBORO
LATVIA                                   BOND STREET
LATVIA                                   CHESTERFIELD
LATVIA                                   KLAIPEDA
LATVIA                                   L&M
LATVIA                                   MARLBORO
LATVIA                                   PARLIAMENT
LATVIA                                   PHILIP MORRIS
LATVIA                                   RED & WHITE
LEBANON                                  BOND STREET
LEBANON                                  CHESTERFIELD
LEBANON                                  MARLBORO
LEBANON                                  MERIT
LIBERIA                                  BOND STREET
LIBERIA                                  MARLBORO
LITHUANIA                                ASTRA
LITHUANIA                                BOND STREET
LITHUANIA                                KASTITYS
LITHUANIA                                KAUNAS
LITHUANIA                                KLAIPEDA
LITHUANIA                                L&M
LITHUANIA                                MARLBORO
LITHUANIA                                PARLIAMENT
LITHUANIA                                PHILIP MORRIS
LITHUANIA                                PRIMA
LITHUANIA                                RED & WHITE
LUXEMBOURG                               ARMADA
LUXEMBOURG                               Basic
LUXEMBOURG                               CHESTERFIELD
LUXEMBOURG                               L&M
LUXEMBOURG                               MARLBORO
LUXEMBOURG                               MERIT
LUXEMBOURG                               MURATTI
LUXEMBOURG                               PHILIP MORRIS

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

LUXEMBOURG                               VISA
MACAU                                    BOND STREET
MACAU                                    CHESTERFIELD
MACAU                                    GOOD COMPANION
MACAU                                    MARLBORO
MACAU                                    VIRGINIA SLIMS
MACAU                                    VSL
MACEDONIA                                MARLBORO
MADEIRA                                  CHESTERFIELD
MADEIRA                                  L&M
MADEIRA                                  MARLBORO
MADEIRA                                  PORTUGUES
MADEIRA                                  SG
Malagasy                                 MARLBORO
MALAYSIA                                 L&M
MALAYSIA                                 MARLBORO
MALDIVES                                 GOOD COMPANION
MALDIVES                                 MARLBORO
MALTA                                    MARLBORO
MAURITANIA                               CONGRESS
MAURITANIA                               L&M
MAURITANIA                               MARLBORO
MAYOTTE                                  CHESTERFIELD ORIGINALS
MAYOTTE                                  MARLBORO
MEXICO                                   BENSON & HEDGES
MEXICO                                   Faros
MEXICO                                   L&M
MEXICO                                   Lider
MEXICO                                   MARLBORO
MEXICO                                   PARLIAMENT
MEXICO                                   Virginia Slims
MICRONESIA OUTER ISL. DOM                BENSON & HEDGES
MICRONESIA OUTER ISL. DOM                CAMBRIDGE
MICRONESIA OUTER ISL. DOM                MARLBORO
MOLDOVA                                  BOND STREET
MOLDOVA                                  L&M
MOLDOVA                                  MARLBORO
MOLDOVA                                  PARLIAMENT
MOLDOVA                                  RED & WHITE
MONGOLIA                                 BOND STREET
MONGOLIA                                 CONGRESS
MONGOLIA                                 L&M
MONGOLIA                                 MARLBORO
MONGOLIA                                 PARLIAMENT
MOROCCO                                  MARLBORO
Namibia                                  MARLBORO
NAURU                                    ALPINE
NAURU                                    LONGBEACH
NAURU                                    MARLBORO
NAURU                                    PETER JACKSON

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

NEPAL                                    L&M
NEPAL                                    MARLBORO
NETHERLANDS                              CHESTERFIELD
NETHERLANDS                              L&M
NETHERLANDS                              MARLBORO
NETHERLANDS                              OTHER BRANDS
NETHERLANDS                              PHILIP MORRIS
NETHERLANDS                              RUNNER
NEW CALEDONIA                            MARLBORO
NEW CALEDONIA                            LONGBEACH
NEW ZEALAND                              ALPINE
NEW ZEALAND                              MARLBORO
NEW ZEALAND                              LONGBEACH
NEW ZEALAND                              MERIT
NICARAGUA                                L&M
NICARAGUA                                LIDER
NICARAGUA                                MARLBORO
NIGER                                    BOND STREET
NIGER                                    MARLBORO
NIGER                                    VISA
Nigeria                                  BOND STREET
Nigeria                                  MARLBORO
NORFOLK ISLANDS                          ALPINE
NORFOLK ISLANDS                          LONGBEACH
NORFOLK ISLANDS                          MARLBORO
NORFOLK ISLANDS                          PETER JACKSON
NORWAY                                   L&M
NORWAY                                   MARLBORO
NORWAY                                   MERIT
OMAN                                     L&M
OMAN                                     MARLBORO
OMAN                                     MERIT
OMAN                                     NEXT
OMAN                                     RED & WHITE
PAA                                      BOND STREET AMERICAN
PALESTINE                                L&M
PALESTINE                                MARLBORO
PALESTINE                                PARLIAMENT
PANAMA                                   Bond Street
PANAMA                                   L&M
PANAMA                                   MARLBORO
PANAMA                                   MENTOLADOS
PARAGUAY                                 BENSON & HEDGES
PARAGUAY                                 CHESTERFIELD
PARAGUAY                                 MARLBORO
PARAGUAY                                 PHILIP MORRIS
PERU                                     L&M
PERU                                     MARLBORO
PERU                                     PARLIAMENT
PHILIPPINES                              BOWLING GOLD

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

PHILIPPINES                              MARLBORO
PHILIPPINES                              L&M
PHILIPPINES                              MILLER
PHILIPPINES                              PHILIP MORRIS
PHILIPPINES                              STORK INTERNATIONAL
PHILIPPINES                              STORK
POLAND                                   BOND STREET
POLAND                                   CARMEN
POLAND                                   CARO
POLAND                                   CHESTERFIELD
POLAND                                   FAJRANT
POLAND                                   KLUBOWE
POLAND                                   L&M
POLAND                                   Parliament
POLAND                                   MARLBORO
POLAND                                   VIRGINIA SLIMS
POLAND                                   ZEFIR
PORTUGAL                                 AGUIA
PORTUGAL                                 CHESTERFIELD
PORTUGAL                                 DETRO
PORTUGAL                                 DETROIT
PORTUGAL                                 KENTUCKY
PORTUGAL                                 L&M
PORTUGAL                                 MARLBORO
PORTUGAL                                 PM Signature
PORTUGAL                                 PORTUGUES
PORTUGAL                                 RITZ
PORTUGAL                                 SG
PORTUGAL                                 SURF
PRC                                      MARLBORO
QATAR                                    L&M
QATAR                                    MARLBORO
QATAR                                    MERIT
QATAR                                    NEXT
QATAR                                    RED & WHITE
REUNION                                  BASIC
REUNION                                  BOND STREET
REUNION                                  CHESTERFIELD
REUNION                                  MARLBORO
REUNION                                  PHILIP MORRIS
ROMANIA                                  ASSOS
ROMANIA                                  BOND STREET
ROMANIA                                  CALLATIS
ROMANIA                                  CHESTERFIELD
ROMANIA                                  L&M
ROMANIA                                  Mid Price Brand
ROMANIA                                  MARLBORO
ROMANIA                                  PARLIAMENT
ROMANIA                                  PRESIDENT
ROMANIA                                  Virginia Super Slims

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

ROMANIA                                  RED & WHITE
ROMANIA                                  ZET
RUSSIA                                   APOLLO SOYUZ
RUSSIA                                   BOND STREET
RUSSIA                                   CHESTERFIELD
RUSSIA                                   L&M
RUSSIA                                   MARLBORO
RUSSIA                                   MURATTI
RUSSIA                                   NEXT
RUSSIA                                   OPTIMA
RUSSIA                                   PARLIAMENT
RUSSIA                                   VIRGINIA SLIMS
Salvador                                 L&M
SAN MARINO                               CHESTERFIELD
SAN MARINO                               DIANA
SAN MARINO                               MARLBORO
SAN MARINO                               MERIT
SAN MARINO                               MULTIFILTER
SAN MARINO                               MURATTI
SAN MARINO                               PHILIP MORRIS
SAUDI ARABIA                             L&M
SAUDI ARABIA                             MARLBORO
SAUDI ARABIA                             MERIT
SAUDI ARABIA                             PHILIP MORRIS
SAUDI ARABIA                             RED & WHITE
SAUDI ARABIA                             VISA
SENEGAL                                  MARLBORO
SERBIA & MONTENEGRO                      ASSOS
SERBIA & MONTENEGRO                      BEST
SERBIA & MONTENEGRO                      CLASSIC
SERBIA & MONTENEGRO                      DRINA
SERBIA & MONTENEGRO                      EVE
SERBIA & MONTENEGRO                      L&M
SERBIA & MONTENEGRO                      MARLBORO
SERBIA & MONTENEGRO                      MOND
SERBIA & MONTENEGRO                      MORAVA
SERBIA & MONTENEGRO                      VEK
SIERRA LEONE                             ASSOS
SIERRA LEONE                             BOND STREET
SIERRA LEONE                             MARLBORO
SINGAPORE                                L&M
SINGAPORE                                MARLBORO
SINGAPORE                                RAFFLES
SINGAPORE                                VIRGINIA SLIMS
SINGAPORE                                VSL
SLOVAK REPUBLIC                          ARTA
SLOVAK REPUBLIC                          BOND STREET
SLOVAK REPUBLIC                          CHESTERFIELD
SLOVAK REPUBLIC                          L&M
SLOVAK REPUBLIC                          Petra

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

SLOVAK REPUBLIC                          MARLBORO
SLOVAK REPUBLIC                          RED & WHITE
SLOVAK REPUBLIC                          START
SLOVENIA                                 BOND STREET
SLOVENIA                                 CHESTERFIELD
SLOVENIA                                 DIANA
SLOVENIA                                 EVE
SLOVENIA                                 L&M
SLOVENIA                                 MARLBORO
SLOVENIA                                 MERIT
SLOVENIA                                 MULTIFILTER
SLOVENIA                                 MURATTI
SLOVENIA                                 PHILIP MORRIS
SOUTH AFRICA                             CHESTERFIELD
SOUTH AFRICA                             MARLBORO
SOUTH AFRICA                             MERIT
Spain                                    L&M
Spain                                    Next
SPAIN MAINLAND                           CHESTERFIELD
SPAIN MAINLAND                           L&M
SPAIN MAINLAND                           LARK
SPAIN MAINLAND                           MARLBORO
SPAIN MAINLAND                           MERIT
SPAIN MAINLAND                           PHILIP MORRIS
SWEDEN                                   BASIC
SWEDEN                                   BOND
SWEDEN                                   CHESTERFIELD
SWEDEN                                   L&M
SWEDEN                                   MARLBORO
SWITZERLAND                              Brunette
SWITZERLAND                              ARLETTE
SWITZERLAND                              CHESTERFIELD
SWITZERLAND                              L&M
SWITZERLAND                              FLINT
SWITZERLAND                              MARLBORO
SWITZERLAND                              MERIT
SWITZERLAND                              MURATTI
SWITZERLAND                              MULTIFILTER
SWITZERLAND                              NORTH POLE
SWITZERLAND                              OTHER BRANDS
SWITZERLAND                              PHILIP MORRIS
SYRIA                                    MARLBORO
SYRIA                                    MERIT
TADJIKISTAN                              BOND STREET
TADJIKISTAN                              L&M
TADJIKISTAN                              MARLBORO
TAIWAN                                   L&M
TAIWAN                                   MARLBORO
TAIWAN                                   LARK
TAIWAN                                   PARLIAMENT

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

TAIWAN                                   SARATOGA
TAIWAN                                   VIRGINIA SLIMS
THAILAND                                 MARLBORO
THAILAND                                 L&M
The Netherlands                          BLEND
The Netherlands                          L&M
TOGO                                     BOND STREET
TOGO                                     MARLBORO
TOGO                                     VISA
TONGA                                    ALPINE
TONGA                                    MARLBORO
TUNISIA                                  MARLBORO
TUNISIA                                  MERIT
TURKEY                                   BOGAZICI
TURKEY                                   CHESTERFIELD
TURKEY                                   L&M
TURKEY                                   LARK
TURKEY                                   MARLBORO
TURKEY                                   MURATTI
TURKEY                                   PARLIAMENT
TURKEY                                   TURKU
TURKISH CYPRUS                           CHESTERFIELD
TURKISH CYPRUS                           EVE
TURKISH CYPRUS                           L&M
TURKISH CYPRUS                           MARLBORO
TURKISH CYPRUS                           MURATTI
TURKISH CYPRUS                           PARLIAMENT
TURKISH CYPRUS                           PHILIP MORRIS
TURKISH CYPRUS                           RED & WHITE
TURKMENISTAN                             BOND STREET
TURKMENISTAN                             CONGRESS
TURKMENISTAN                             L&M
TURKMENISTAN                             MARLBORO
TURKMENISTAN                             PARLIAMENT
UAE                                      PARLIAMENT
UAE                                      NEXT
UK                                       BASIC
UKRAINE                                  APOLLO SOYUZ
UKRAINE                                  ASTRA
UKRAINE                                  BOND STREET
UKRAINE                                  CHESTERFIELD
UKRAINE                                  KOSMOS
UKRAINE                                  L&M
UKRAINE                                  MARLBORO
UKRAINE                                  NEXT
UKRAINE                                  OPTIMA
UKRAINE                                  PARLIAMENT
UKRAINE                                  VATRA
UKRAINE                                  VIRGINIA SLIMS
UNITED ARAB EMIRATES                     L&M

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

UNITED ARAB EMIRATES                     MARLBORO
UNITED ARAB EMIRATES                     MERIT
UNITED ARAB EMIRATES                     PHILIP MORRIS
UNITED ARAB EMIRATES                     RED & WHITE
UNITED KINGDOM                           CHESTERFIELD
UNITED KINGDOM                           MARLBORO
UNITED KINGDOM                           RAFFLES
URUGUAY                                  CASINO
URUGUAY                                  FIESTA
URUGUAY                                  L&M
URUGUAY                                  GALAXY
URUGUAY                                  MARLBORO
URUGUAY                                  MASTER
URUGUAY                                  PHILIP MORRIS
URUGUAY                                  PREMIER
VANUATU                                  ALPINE
VANUATU                                  LONGBEACH
VANUATU                                  MARLBORO
VANUATU                                  PETER JACKSON
VENEZUELA                                ASTOR
VENEZUELA                                Bond
VENEZUELA                                FORTUNA
VENEZUELA                                L&M
VENEZUELA                                LIDO
VENEZUELA                                MARLBORO
VIETNAM                                  MARLBORO
WEST SAMOA                               MARLBORO
WWDF                                     ALPINE
WWDF                                     ARLETTE
WWDF                                     ASSOS
WWDF                                     BELMONT
WWDF                                     BENSON & HEDGES
WWDF                                     BOND STREET
WWDF                                     BRUNETTE
WWDF                                     CHESTERFIELD
WWDF                                     DIANA
WWDF                                     EVE
WWDF                                     F 6
WWDF                                     FLINT
WWDF                                     L&M
WWDF                                     LARK
WWDF                                     LONGBEACH
WWDF                                     MARLBORO
WWDF                                     MERCEDES
WWDF                                     MERIT
WWDF                                     MULTIFILTER
WWDF                                     MURATTI
WWDF                                     NEXT
WWDF                                     NORTH POLE
WWDF                                     PARLIAMENT

                                   APPENDIX I

Country (Market)                            Brand
----------------                            -----

WWDF                                     PETER JACKSON
WWDF                                     PHILIP MORRIS
WWDF                                     PLAYER'S
WWDF                                     ROTHMANS
WWDF                                     SG
WWDF                                     VIRGINIA SLIMS
YEMEN                                    MARLBORO

                        APPENDIX J - LIST OF ARBITRATORS





1.       Walter van Gerven
         Cermarsinstraat 42
         B-3012 Wilsele
         Belgium

2.       Hans Van Houtte
         Institute for International Trade Law
         Faculty of Law
         B-3000 Leuven
         Belgium

                                   APPENDIX K
                                   ----------

Amending the Baseline Amount
----------------------------

     The Parties established the Baseline Amount as a reasonable estimate of the annual quantity of seizures of Contraband Philip Morris Cigarettes they might expect in the Territory of the Member States as of January 1, 2004. The Parties recognize, however, that as New Member States join the European Union, as Non-Participating Member States wish to become Participating Member States, and as circumstances change with respect to the movement and pricing of Cigarettes in the Member States, the Baseline Amount may require adjustment so that it continues to comport with the reasonable expectations of the Parties. In determining whether to adjust the Baseline Amount, and if so, by what amount, the following shall be considered:

1) The size of the Philip Morris Cigarette market(s) in the New Member States whose seizures of Contraband Philip Morris Cigarettes are likely to result in Supplemental Payments in the following calendar year but whose incidence of Contraband Philip Morris Cigarettes is not already factored into the Baseline Amount, as well as the incidence of Contraband Philip Morris Cigarettes in such New Member States. In determining the size of the market for Philip Morris Cigarettes and the incidence of Contraband Philip Morris Cigarettes in the New Member States, the Parties shall take account of and rely on:

     a)   Historical seizure data;

     b)   Available studies and reports of the industry;

     c)   Philip Morris International data and reports;

     d)   Reliable published information;

     e) Joint studies, if any, conducted by the European Community and Philip Morris International concerning contraband and counterfeit volumes, contraband and counterfeit flows, cigarette sales, cigarette seizures, or other matters reasonably relevant to this Agreement;

     f) Reports generated by independent third-party companies retained by Philip Morris International, in accordance with methodology agreed to by the Parties, whose business involves in whole or in part the monitoring of Cigarette sales and distribution; and

     g)   Available data published by the European Community and the Member
          States;

2) The incidence of Contraband Cigarettes and Counterfeit Cigarettes in the New Member State(s) and the incidence of Contraband and Counterfeit Cigarettes manufactured by entities other than Philip Morris International, as measured by one or more independent companies retained by Philip Morris International; and

3) The situation concerning the maintenance and protection of the European Community's Customs border as published in official reports and other reliable sources.

Amending Supplemental Payment Obligations
-----------------------------------------

     The Supplemental Payment regime set forth in Article 4 of the Agreement reinforces Philip Morris International's commitment to take commercially reasonable steps as a manufacturer of Cigarettes to promote the Parties' joint objective that Philip Morris Cigarettes be sold, distributed, stored, and shipped in accordance with all applicable fiscal and legal requirements, and, in particular, sold at retail in accordance with all applicable tax and duty laws in the intended retail market, and in quantities consistent with legitimate Retail Demand in such intended market. The Parties recognize that there are factors within the control and factors outside the control of Philip Morris International and that the Supplemental Payment regime was designed with reference to a reasonable estimate of the annual quantity of seizures of Contraband Philip Morris Cigarettes they might expect in the Territory of the Member States as of January 1, 2004, in light of the substantial efforts of the Parties in their ongoing fight against the illegal trade in Cigarettes.

     The Parties also recognize, however, that as New Member States join the European Union, as Non-Participating Member States wish to become Participating Member States, and as circumstances change with respect to the movement and pricing of Cigarettes in the Member States, problems could arise that might bring about serious imbalances in the application of the obligations of Philip Morris International under Article 4 of the Agreement, requiring their possible amendment so that they continue to comport with the reasonable expectations of the Parties that the provisions of Article 4 will serve as an incentive for Philip Morris International to address factors within its control and to comply with its obligations under this Agreement, but not as a mechanism to increase Philip Morris International's obligations by virtue of factors outside the control of Philip Morris International.

     In determining whether to amend the provisions of, and the obligations of Philip Morris International under, Article 4, the Parties shall consider whether there has been a significant increase in the incidence of Contraband Philip Morris Cigarettes in any Member State whose seizures of Contraband Philip Morris Cigarettes are likely to result in Supplemental Payments in the following calendar year. If there has been a significant increase in such incidence substantially caused by external factors, as evidenced by the fact that a substantial portion of the seizures of Philip Morris Contraband Cigarettes are Cigarettes for which applicable taxes on the retail price have been paid in a non-Member State, the Parties shall either amend, or provide Philip Morris International with appropriate relief from the obligations under Article 4. However, amendment of, or relief from, Supplemental Payment obligations is only appropriate where (i) the significant increase in the incidence of Contraband Philip Morris Cigarettes in that Member State is not substantially attributable to a failure on the part of Philip Morris International to adhere to the terms of this Agreement, and (ii) Philip Morris International can reasonably demonstrate that its sales to a pertinent Intended Market of Retail Sale are consistent with reasonable estimates of legitimate Retail Demand in such Intended Market of Retail Sale, and such market seems to account for a meaningful proportion of the increase in such incidence as described above.


                                       2